AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1999
                                                              FILE NO. 333-77055

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 --------------
                                 AMENDMENT NO. 1
                                 ---------------
                                       TO
                                       --
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               APPLE SUITES, INC.
        (Exact name of registrant as specified in governing instruments)

                 306 East Main Street, Richmond, Virginia 23219
                    (Address of principal executive offices)

                                Glade M. Knight
                              306 East Main Street
                            Richmond, Virginia 23219
                    (Name and address of agent for service)

                                    Copy to:
                               Martin B. Richards
                      McGuire, Woods, Battle & Boothe LLP
        One James Center, 901 East Cary Street, Richmond, Virginia 23219

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                               APPLE SUITES, INC.
                            CROSS REFERENCE SHEET TO
                  PART I (INFORMATION REQUIRED IN PROSPECTUS)

ITEM NUMBER AND CAPTION                                LOCATION IN PROSPECTUS
-----------------------                                ----------------------
1.   Forepart of Registration  Statement
     and  Outside  Front  Cover  Page of
     Prospectus.........................     Forepart of  Registration  Statement and
                                             Outside Front Cover Page

2.   Inside Front and Outside Back Cover
     Pages of Prospectus................     Inside  Front  and  Outside  Back  Cover
                                             Pages

3.   Summary  Information,  Risk Factors
     and  Ratio  of  Earnings  to  Fixed
     Charges............................     Summary;   Risk   Factors;   Summary  of
                                             Organizational  Documents -  Shareholder
                                             Liability

4.   Determination of Offering Price....     Risk  Factors - The  Per-Share  Offering
                                             Prices Have Been Established Arbitrarily


5.   Dilution...........................     Risk   Factors   -   Our   Shareholders'
                                             Interests  May Be  Diluted;  Summary  of
                                             Organizational  Documents  - Issuance of
                                             Securities

6.   Selling    Security   Holders......     Not Applicable

7.   Plan   of   Distribution...........     Plan of  Distribution

8.   Use of Proceeds....................     Use of Proceeds

9.   Selected Financial Data............     Index to Balance  Sheet;  Supplement No.
                                             2; Supplement No. 3

10.  Management's     Discussion     and
     Analysis of Financial Condition and
     Results of Operations..............     Management's  Discussion and Analysis of
                                             Financial Condition; Supplement No. 3

11.  General     Information    as    to
     Registrant.........................     Summary; Business; Management

12.  Policy  with   Respect  to  Certain
     Activities.........................     Summary;   Investment   Objectives   and
                                             Policies;   Summary  of   Organizational
                                             Documents; Reports to Shareholders

13.  Investment Policies of Registrant..     Summary;  Investment Objectives and Policies

14.  Description of Real Estate.........     Business; Supplement No. 2; Supplement No. 3


15.  Operating Data......................    Business

16.  Tax Treatment of Registrant and its
     Security Holders...................     Summary; Federal Income Tax Considerations

17.  Market  Price of and  Dividends  on
     the Registrant's  Common Equity and
     Related Stockholder Matters........     Distribution Policy

18.  Description     of     Registrant's
     Securities.........................     Summary;  Description of Capital Stock

19.  Legal Proceedings..................     Business - Legal Proceedings

20.  Security   Ownership   of   Certain
     Beneficial Owners and Management...     Principal and  Management  Shareholders;
                                             Supplement No. 2; Supplement No. 3

21.  Directors  and  Executive  Officers.    Management

22.  Executive Compensation.............     Compensation; Management

23.  Certain  Relationships  and Related
     Transactions.......................     Summary;   Compensation;   Conflicts  of
                                             Interests;   Management;   Apple  Suites
                                             Advisors, Inc. and Affiliates

24.  Selection,  Management  and Custody
     of Registrant's Investments........     Summary;   Compensation;   Conflicts  of
                                             Interests;   Investment  Objectives  and
                                             Policies;   Management;   Apple   Suites
                                             Advisors, Inc. and Affiliates

25.  Policies  with  Respect  to Certain
     Transactions.......................     Investment   Objectives   and  Policies;
                                             Conflicts of Interests

26.  Limitation of Liability.............    Risk Factors;  Summary of Organizational
                                             Documents

27.  Financial Statements and Information    Indexto Balance Sheet; Supplement No. 2;
                                             Supplement No. 3

28.  Interests  of  Named   Experts  and
     Counsel............................     Legal Matters

29.  Disclosure of  Commission  Position
     on  Indemnification  for Securities
     Act Liabilities....................     Risk Factors;  Summary of Organizational
                                             Documents

        STICKER SUPPLEMENT TO SUPPLEMENT NO. 3 DATED DECEMBER 17, 1999
           SUPPLEMENT NO. 3 DATED DECEMBER 17, 1999 TO BE USED WITH
                  SUPPLEMENT NO. 2 DATED OCTOBER 5, 1999, AND
                        PROSPECTUS DATED AUGUST 3, 1999

Supplement No. 2 dated October 5, 1999 (incorporating and replacing Supplement No. 1):
    (1) Reports on our purchase, either directly or through a subsidiary, of five Homewood Suites(Reg. TM) extended-stay hotels for an aggregate purchase price of $45,300,000
    (2) Reports on the short-term financing of 75% of the aggregate purchase price, or $33,975,000, secured by the properties and having a maturity date of October 1, 2000
    (3) Reports on the manner in which the hotels will be operated and managed, including a summary of the material contracts affecting these matters
    (4) Reports on the election of our Senior Vice President and Chief Operating Officer
    (5) Provides certain other information about us and the hotels we have purchased

Supplement No. 3 dated December 17, 1999:

    (1) Reports on our purchase, either directly or through a subsidiary, of five additional Homewood Suites(Reg. TM) extended-stay hotels for an aggregate purchase price of $40,280,000
    (2) Reports on the short-term financing of 75% of the aggregate purchase price, or $30,210,000, secured by the properties and having a maturity date of December 1, 2000
    (3) Reports on the manner in which the hotels will be operated and managed, including a summary of the material contracts affecting these matters
    (4) Provides certain other information about us and the hotels we have purchased
     As of August 23, 1999, we had closed on the sale of 1,666,666.67 of our common shares at a price of $9 per share, representing completion of the minimum offering. As of November 19, 1999, we had closed on the sale of 1,485,245 of our common shares at a price of $10 per share. These sales, when combined, represent gross proceeds of $29,852,450 and proceeds net of selling commissions and marketing expenses of $26,867,205. We are continuing the offering at $10 per share in accordance with the prospectus.

     We have paid a total real estate commission of $1,711,600, representing 2% of the aggregate purchase price for the hotels, to Apple Suites Realty Group, Inc., which is our real estate broker and is owned by our Chairman and Chief Executive Officer.

PROSPECTUS

                               [APPLE SUITES LOGO]


                           1,666,666.67 COMMON SHARES

     We plan to own extended-stay hotel properties and qualify as a real estate investment trust. We are offering up to 30,166,666.67 of our common shares. Purchasers must purchase a minimum of $5,000 in common shares. If a minimum of 1,666,666.67 common shares are not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors with interest. The common shares are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS. THIS OFFERING INVOLVES MATERIAL RISKS AND INVESTMENT CONSIDERATIONS INCLUDING:

     o    There is no public trading market for the common shares.

     o We will pay substantial compensation for advisory, acquisition, disposition and other services which will reduce our return.

     o There are conflicts of interest between us and our chairman and president because he is the sole shareholder of companies with which we will enter into contracts for services.

     o    We own no properties at this time.

     o    We may be unable to generate sufficient cash for distributions.

     o Shareholders' interests will be diluted upon conversion of the Class B Convertible shares.

     o Seven partnerships previously organized by Glade M. Knight filed for bankruptcy.

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                                                                               PROCEEDS TO
                                       PRICE TO           COMMISSIONS &       APPLE SUITES,
                                        PUBLIC         MARKETING EXPENSES         INC.
--------------------------------------------------------------------------------------------
Per Share(1) ...................    $       9.00       $       .90            $       8.10
--------------------------------------------------------------------------------------------
Total Minimum Offering .........    $ 15,000,000       $ 1,500,000            $ 13,500,000
--------------------------------------------------------------------------------------------
Total Maximum Offering .........    $300,000,000       $30,000,000            $270,000,000

============================================================================================

(1) Once the minimum offering of 1,666,666.67 common shares is achieved, the per share offering price will rise to $10, the selling commission and marketing expenses per share will become $1.00, and the proceeds per share to Apple Suites, Inc. will be $9.00.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE  ATTORNEY  GENERAL  OF  THE  STATE  OF  NEW  YORK  HAS NOT PASSED ON OR
ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ----------------
                 THE DATE OF THIS PROSPECTUS IS AUGUST 3, 1999.

     EXCEPT FOR THE STATES SPECIFICALLY DESCRIBED BELOW, EACH PURCHASER OF COMMON SHARES MUST CERTIFY THAT HE HAS EITHER (1) A MAXIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (EXCLUSIVE OF EQUITY IN A HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES) OF AT LEAST $50,000, OR (2) A NET WORTH (SIMILARY DEFINED) OF AT LEAST $100,000.

     EACH NEW HAMPSHIRE PURCHASER MUST CERTIFY THAT HE HAS EITHER (1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $125,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $250,000.

     EACH  KENTUCKY  OR NORTH CAROLINA PURCHASER MUST CERTIFY THAT HE HAS EITHER
(1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $50,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $150,000.

     EACH MAINE PURCHASER MUST CERTIFY THAT HE HAS EITHER (1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $125,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $200,000.

     NO PURCHASER OF COMMON SHARES MAY PURCHASE COMMON SHARES COSTING MORE THAN 10% OF THE PURCHASER'S NET WORTH (SIMILARLY DEFINED).

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, ANY OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON, THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH AN OFFER MAY NOT LEGALLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED IN THIS PROSPECTUS HAS NOT CHANGED AS OF ANY TIME AFTER ITS DATE.

                               TABLE OF CONTENTS





                                                                                        PAGE
                                                                                       -----
SUMMARY ............................................................................     1
  Apple Suites, Inc. ...............................................................     1
  Apple Suites Advisors, Inc. and Affiliates .......................................     1
  Risk Factors .....................................................................     2
  The Offering .....................................................................     2
  Use of Proceeds ..................................................................     3
  Liquidity ........................................................................     3
  Borrowing Policy .................................................................     4
  Investment Policy ................................................................     5
  Distributions Policy .............................................................     5
  Capital Stock ....................................................................     5
  Compensation .....................................................................     5
RISK FACTORS .......................................................................     7
  There is no public market for our common shares, so investors may be unable
   to dispose of their investment ..................................................     7
  The board of directors may decide in its sole discretion to list our common
   shares or dissolve us ...........................................................     7
  The compensation to Apple Suites Advisors and Apple Suites Realty is
   payable before distributions and will reduce investors'return ...................     7
  There were no arms-length negotiations for our agreements with Apple
   Suites Advisors, Apple Suites Realty and Apple Suites Management ................     7
  Commissions, acquisition, advisory and other fees and expenses will limit our
   ability to make distributions to investors ......................................     8
  The Compensation to Apple Suites Realty and Apple Suites Advisors is
   indeterminable and cannot be stated with certainty ..............................     8
  There are conflicts of interest with our president and chairman of the board.          8
  There are conflicts of interest with our advisor and broker ......................     8
  There are conflicts of interest with our lessee ..................................     9
  Our management will spend time on other activities ...............................     9
  We own no properties at this time ................................................     9
  We are not diversified and are dependent on our investment in a single
   industry ........................................................................     9
  We will be dependent upon Apple Suites Management for our revenues ...............    10
  There may be operational limitations associated with franchise agreements
   affecting our properties ........................................................    10
  We have no operating history and we have no assurance of success .................    10
  There is a possible lack of diversification and lower return due to the
   minimum size of our offering ....................................................    10

                                                                                        PAGE
                                                                                       -----
  There may be delays in investment in real property, and this delay may
   decrease the return to shareholders .............................................    11
  The actual amount of proceeds available for investment in properties is
   uncertain .......................................................................    11
  The per-share offering prices have been established arbitrarily by us and may
   not reflect the true value of the common shares .................................    11
  We may be unable to make distributions ...........................................    11
  We will face competition in the hotel industry ...................................    12
  Investors may wait up to one year before receiving their common shares or
   a refund of their money if the minimum offering is not achieved .................    12
  There would be significant adverse consequences of our failure to qualify as
   a REIT ..........................................................................    12
  Our real estate investments will be relatively illiquid ..........................    12
  Our board may in its sole discretion determine the amount of our aggregate
   debt ............................................................................    13
  We have no restriction on changes in our investment and financing policies.           13
  There will be dilution of shareholder's interests upon conversion of the Class
   B Shares ........................................................................    13
  Our shareholders'interests may be diluted in various ways ........................    14
  Seven partnerships previously organized by Glade M. Knight filed for
   bankruptcy ......................................................................    14
  Our articles and bylaws contain antitakeover provisions and ownership limits.         15
  We may become subject to environmental liabilities ...............................    15
  We may incur significant costs complying with the Americans with
   Disabilities Act and similar laws ...............................................    16
  Our computer systems may not be Year 2000 compliant, which would lead to
   operational difficulties and increased costs ....................................    16
  We make forward-looking statements in this prospectus which may prove
   to be inaccurate ................................................................    16
USE OF PROCEEDS ....................................................................    17
COMPENSATION .......................................................................    19
  Acquisition Phase ................................................................    19
  Operational Phase ................................................................    19
  Disposition Phase ................................................................    20
  All Phases .......................................................................    20
CONFLICTS OF INTERESTS .............................................................    21
  General ..........................................................................    21
  Conflicts with respect to fees paid by us to Apple Suites Advisors
   and Apple Suites Realty .........................................................    22
   Conflicts with Respect to Commissions ...........................................    22

                                                                      PAGE
                                                                     -----
   Conflicts with Respect to Asset Management Fees ...............    22
  Policies to Address Conflicts ..................................    22
  Transactions with Affiliates and Related Parties ...............    23
  Competition Between Us and Mr. Knight ..........................    23
  Competition for Management Services ............................    24
INVESTMENT OBJECTIVES AND POLICIES ...............................    25
  Investments in Real Estate or Interests in Real Estate .........    25
  Borrowing Policies .............................................    25
  Reserves .......................................................    26
  Sale Policies ..................................................    27
  Changes in Objectives and Policies .............................    27
DISTRIBUTIONS POLICY .............................................    29
BUSINESS .........................................................    30
  General ........................................................    30
  Business Strategies ............................................    30
  Homewood Suites(Reg. TM) .......................................    30
  Description of Leases ..........................................    31
   Term ..........................................................    31
   Base Rent; Participating Rent .................................    31
  Other Real Estate Investments ..................................    32
  Legal Proceedings ..............................................    32
  Regulation .....................................................    32
   General .......................................................    32
   Americans With Disabilities Act ...............................    32
  Environmental Matters ..........................................    33
  Insurance ......................................................    34
  Available Information ..........................................    34
MANAGEMENT .......................................................    36
  Classification of the Board ....................................    37
  Committees of the Board ........................................    37
  Director Compensation ..........................................    37
  Indemnification and Insurance ..................................    38
  Officer Compensation ...........................................    38
  Stock Incentive Plans ..........................................    38
  The Incentive Plan .............................................    38
  Directors' Plan ................................................    40

                                                                                PAGE
                                                                               -----
Stock Option Grants ........................................................    41
APPLE SUITES ADVISORS, INC. AND AFFILIATES .................................    42
  General ..................................................................    42
  The Advisory Agreement ...................................................    42
  Apple Suites Realty Group, Inc ...........................................    44
  Prior Performance of Programs Sponsored by Glade M. Knight ...............    45
  Prior REITS - Cornerstone and Apple Residential ..........................    45
  Additional Information on Cornerstone and Apple Residential Acquisitions.     46
  Prior Partnerships .......................................................    46
  Publicly-Offered Partnerships ............................................    47
  Privately-Offered Partnerships ...........................................    47
  Additional Information on Prior Programs .................................    49
PRINCIPAL AND MANAGEMENT SHAREHOLDERS ......................................    50
FEDERAL INCOME TAX CONSIDERATIONS ..........................................    51
  General ..................................................................    51
  REIT Qualification .......................................................    52
   Sources of Gross Income .................................................    52
   75% Gross Income Test ...................................................    53
   95% Gross Income Test ...................................................    54
   Failing the 75% or 95% Tests; Reasonable Cause ..........................    54
   Character of Assets Owned ...............................................    55
   Annual Distributions to Shareholders ....................................    55
  Taxation as a REIT .......................................................    56
  Failure to Qualify as a REIT .............................................    57
  Taxation of Shareholders .................................................    57
  Backup Withholding .......................................................    58
  Taxation of Tax Exempt Entities ..........................................    59
  Taxation of Foreign Investors ............................................    60
  State and Local Taxes ....................................................    60
ERISA CONSIDERATIONS .......................................................    61
CAPITALIZATION .............................................................    62
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS ......................................    63
  Overview .................................................................    63
  Year 2000 Compliance .....................................................    63
PLAN OF DISTRIBUTION .......................................................    65
DESCRIPTION OF CAPITAL STOCK ...............................................    70

                                                                                 PAGE
                                                                                -----
 Common Shares ..............................................................    70
   Dividend and Distribution Rights .........................................    70
   Voting Rights ............................................................    70
  Class B Convertible Shares ................................................    71
  Preferred Shares ..........................................................    72
  Restrictions on Transfer ..................................................    72
  Facilities for Transferring Common Shares .................................    74
  Warrants ..................................................................    74
SUMMARY OF ORGANIZATIONAL DOCUMENTS .........................................    75
  Board of Directors ........................................................    75
  Responsibility of Board of Directors, Apple Suites Advisors, Inc., Officers
   and Employees ............................................................    76
  Issuance of Securities ....................................................    77
  Redemption and Restrictions on Transfer ...................................    77
  Amendment .................................................................    77
  Shareholder Liability .....................................................    78
SALES LITERATURE ............................................................    78
REPORTS TO SHAREHOLDERS .....................................................    78
LEGAL MATTERS ...............................................................    79
EXPERTS .....................................................................    79
EXPERIENCE OF PRIOR PROGRAMS ................................................    80
INDEX TO BALANCE SHEET ......................................................    F-1

                                    SUMMARY

     The following information is not complete and should be read together with the information contained in this prospectus.


APPLE SUITES, INC.

     We will focus on purchasing and owning extended-stay hotel properties located in selected metropolitan areas. However, we own no properties at this time. We may but have no obligation to purchase extended-stay hotel properties from Promus Hotels, Inc. if a minimum of 1,666,666.67 common shares are sold within one year after the date of this prospectus. We may purchase additional extended-stay hotel properties from Promus Hotels, Inc. if additional common shares are sold. We are not affiliated with Promus Hotels, Inc.

     We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 1999. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations.

     We are located at 306 East Main Street, Richmond, Virginia and our telephone number is (804) 643-1761.


APPLE SUITES ADVISORS, INC. AND AFFILIATES

     Apple Suites Advisors, Inc. will provide us with our day-to-day management. Apple Suites Advisors does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. Apple Suites Realty has no significant assets.

     Because we are prohibited under federal tax laws from operating our extended-stay hotel properties, we will enter into leases for each of our hotel properties. We anticipate that substantially all our hotel properties will be leased to Apple Suites Management, Inc. Apple Suites Management has no significant assets.

     All of the common shares of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management are owned by Glade M. Knight, who is our president and chairman of the board.

     The following chart illustrates the relationships among Apple Suites, Inc., Apple Suites Advisors, Apple Suites Realty and Apple Suites Management.

                               [GRAPHIC OMITTED]



-----------
*  Wholly-owned by Glade M. Knight, chairman and president of Apple Suites, Inc.



RISK FACTORS

     We urge you to consider carefully the matters discussed under "Risk Factors" beginning on page 7 before you decide to purchase our common shares. An investment in our securities involves a number of risks including:

     o There will be no public trading market for the common shares for an indefinite period of time, if ever.

     o We will pay substantial compensation established without the benefit of arm's length negotiation for advisory, property acquisition, disposition and other services.

     o There are conflicts of interest between us and our chairman and president because he is the sole shareholder of companies with which we will enter into contracts for services.

     o    We own no properties at this time.

     o    We may be unable to generate sufficient cash for distributions.

     o Shareholders' interests will be diluted upon conversion of the Class B convertible shares.

     o Seven partnerships previously organized by Glade M. Knight, our president and chairman, filed for bankruptcy.

     o    We  will  primarily  acquire   extended-stay   hotel  properties  and,
          therefore, are subject to the risks inherent in investing in a single industry.

     o Due to federal income tax restrictions, we cannot operate our properties directly.

     o We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

THE OFFERING

     We are offering common shares at $9 per common share until a minimum of 1,666,666.67 common shares have been sold. Thereafter, the common shares will be offered at $10 per common share until a maximum of 30,166,666.67 common shares have been sold. Purchasers must purchase a minimum of $5,000 in common shares except that certain benefit plans may purchase a minimum of $2,000 in common shares. The common shares are being offered through David Lerner Associates, Inc.

     If at least 1,666,666.67 common shares have not been sold within one year after the date of this prospectus, we will terminate this offering of common shares and all moneys received will be promptly refunded to investors with interest. Our officers and directors and those of apple suites advisors, apple suites realty and apple suites management will not be permitted to purchase common shares in order to reach the minimum offering of 1,666,666.67 common shares.

     This offering of common shares will continue until all the common shares offered under this prospectus have been sold or until one year from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 30,166,666.67 common shares. In some states, extension of the offering may not be allowed or may be allowed only upon the filing of a new application with the appropriate state administrator.

     This is a best efforts offering. Purchasers will be sold common shares at one or more closings. An initial closing will occur after the minimum offering of 1,666,666.67 common shares is achieved. Thereafter, additional closings are expected to occur on a monthly basis as shares are sold during the offering period.


USE OF PROCEEDS

     The proceeds of the offering will be used

     o  to pay expenses and fees of selling the common shares;

     o  to invest in properties;

     o  to pay expenses and fees associated with acquiring properties; and

     o  to establish a working capital reserve.

     On April 20, 1999, we obtained a line of credit in a principal amount of up to $1 million to fund our start-up costs. The lender is First Union National Bank. This line of credit bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight, our president and chairman of the board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.


LIQUIDITY

     Before this offering there has been no public market for the common shares and initially we do not expect a market to develop. Prospective shareholders should view the common shares as illiquid and must be prepared to hold their investment for an indefinite length of time.

     We do not plan to cause the common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. In order to provide liquidity to our shareholders, we expect that within approximately three years from the initial closing, we intend either:

       (1) to cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

       (2) with shareholder approval, to dispose of all of our properties in a manner which will permit distributions to shareholders of cash.

     However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after three years from the initial closing.


BORROWING POLICY

     We intend to purchase our properties either on an all-cash basis or using interim borrowings. Any interim borrowings may come from Apple Suites Advisors or its affiliates or from third-party, non-affiliated lenders. We will endeavor to repay any interim borrowing with proceeds from the sale of common shares and to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we may, subject to the approval of the board of directors, borrow.

     After the initial closing of common shares, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception Described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the independent directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

     Assuming the independent directors approve, we may initially borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of extended-stay hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire extended-stay hotel properties in the future as proceeds from the sale of common shares are received and provide us with economies of scale from the outset. We would endeavor to use only interim borrowing for these acquisitions in order to maintain our long-term policy of purchasing our properties on an all cash basis. We would repay any interim borrowings with proceeds from the sale of common shares.


INVESTMENT POLICY

     The  investment  return to shareholders from ownership of our common shares
will   likely  be  less  than  could  be  obtained  by  a  shareholder's  direct acquisition and ownership of the same properties because:

       (1) we will pay to David Lerner Associates, Inc. substantial fees to sell the common shares which will reduce the net proceeds available for investment in properties;

       (2) we will pay to Apple Suites Realty substantial fees to acquire properties which will reduce the net proceeds available for investment in properties; and

       (3) we will pay to Apple Suites Advisors substantial advisory and related compensation which will reduce funds available for distribution to shareholders.


DISTRIBUTIONS POLICY

     We intend to make distributions in accordance with federal income tax rules applicable to real estate investment trusts. We intend to pay regular quarterly distributions to our shareholders.


CAPITAL STOCK

     Our authorized capital stock consists of 200,000,000 common shares, no par value, 240,000 Class B convertible shares, no par value, and 15,000,000 preferred shares, no par value. As of the date of this prospectus, there were 10 common shares of our company issued and outstanding.


COMPENSATION

     We do not pay our officers salaries. Mr. Knight is currently our sole executive officer. In addition, he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty which are entitled to receive fees for services rendered by them to us. Mr. Knight will not receive a salary from those entities but will receive dividend income due to his ownership of those entities. The compensation and reimbursements payable to Apple Suites Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

     Apple Suites Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering. The percentage used to calculate the asset management fee is based on the ratio of funds from operations to the amount raised in this offering. This ratio is referred to as the "return ratio." Funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.


     The percentage used to determine the asset management fee will be:

     o 0.1% if the return ratio for the preceding calendar quarter is 6% or less,

     o 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%, or

     o 0.25% if the return ratio for the preceding calendar quarter is more than 8%.

     Assuming the minimum offering amount of $15,000,000 in common shares is sold, the annual asset management fee would be:

     o    $15,000 if the return ratio is 6% or less,

     o    $22,500 if the return ratio is more than 6% but no more than 8%, or

     o    $37,500 if the return ratio is more than 8%.

     Assuming the maximum offering amount of $300,000,000 in common shares is sold, the annual asset management fee would be:

     o    $300,000 if the return ratio is 6% or less,

     o    $450,000 if the return ratio is more than 6% but no more than 8%, or

     o    $750,000 if the return ratio is more than 8%.

     Apple Suites Realty will serve as the real estate advisor in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price , up to a maximum of $5,400,000, and up to 2% of the gross sale price of each property.

     If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. Apple Suites Realty will not be entitled to any disposition fee in connection with a sale of a property by us to any affiliate of Apple Suites Realty, but will be reimbursed for its costs in marketing the property.

     We may request that Apple Suites Advisors and Apple Suites Realty provide other services or property to us in exchange for fees. In order to do so, our bylaws require that the transaction be approved by a majority of the directors who are not affiliated with either Apple Suites Advisors or Apple Suites Realty. We currently have no plans to request services or property of the type described in this paragraph and, therefore, do not expect to incur any additional fees.

                                 RISK FACTORS

     An investment in our common shares involves various risks. You should carefully consider the following information before making a decision to purchase our common shares.

THERE IS NO PUBLIC MARKET FOR OUR COMMON SHARES, SO INVESTORS MAY BE UNABLE TO DISPOSE OF THEIR INVESTMENT.

     Prospective shareholders should view the common shares as illiquid and must be prepared to hold their shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We do not plan to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only later at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment.

THE BOARD OF DIRECTORS MAY DECIDE IN ITS SOLE DISCRETION TO LIST OUR COMMON SHARES OR DISSOLVE US.

     Currently, we expect that within approximately three years from the initial closing of the minimum offering of 1,666,666.67 common shares we intend either:

       (1) to cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

       (2) with shareholder approval, to dispose of all of our properties in a manner which will permit distributions to our shareholders of cash.

Either type of action will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the three-year period mentioned above.

THE COMPENSATION TO APPLE SUITES ADVISORS AND APPLE SUITES REALTY IS PAYABLE BEFORE DISTRIBUTIONS AND WILL REDUCE INVESTORS' RETURN.

     The payment of compensation to Apple Suites Advisors and Apple Suites Realty from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders' investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to, and without regard to whether we have sufficient cash for distributions.

THERE WERE NO ARMS-LENGTH NEGOTIATIONS FOR OUR AGREEMENTS WITH APPLE SUITES ADVISORS, APPLE SUITES REALTY AND APPLE SUITES MANAGEMENT.

     Apple Suites Advisors and Apple Suites Realty will receive substantial compensation from us in exchange for various services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation. Apple Suites Management will enter into leases for our properties and has agreed to pay us rent. This rent WILL BE established without the benefit of arms-length negotiation.


COMMISSIONS, ACQUISITION, ADVISORY AND OTHER FEES AND EXPENSES WILL LIMIT OUR ABILITY TO MAKE DISTRIBUTIONS TO INVESTORS.

     The investment return to our shareholders likely will be less than could be obtained by a shareholder's direct acquisition and ownership of the same properties. We will pay to David Lerner Associates, Inc. substantial fees to sell our common shares which will reduce the net proceeds available for investment in properties. We will pay to Apple Suites Realty substantial acquisition fees to acquire properties which will reduce the net proceeds available for investment in properties. In addition, we will pay, principally to Apple Suites Advisors, substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Thus, for example, if only 87% of the gross proceeds of the offering are available for investment in properties, revenues may be reduced by 13% compared to revenues in the absence of these fees.


THE   COMPENSATION   TO  APPLE  SUITES  REALTY  AND  APPLE  SUITES  ADVISORS  IS
INDETERMINABLE AND CANNOT BE STATED WITH CERTAINTY.

     Apple Suites Realty and Apple Suites Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Suites Advisors will receive an asset management fee that may range from $15,000 to $750,000 per year. The asset management fee will be based upon the ratio of funds from operations to the amount raised in this offering. Apple Suites Realty will receive a commission for each property purchased based upon the purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase and (2) the cost of each property purchased. In addition, Apple Suites Advisors and Apple Suites Realty will be reimbursed for their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined.


THERE ARE CONFLICTS OF INTEREST WITH OUR PRESIDENT AND CHAIRMAN OF THE BOARD.

     Generally, conflicts of interest between us and Glade M. Knight arise because he is the sole shareholder of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management. These companies will enter into contracts with us to lease our properties or provide us with asset management and property acquisition and disposition services. In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs which may compete with us.


THERE ARE CONFLICTS OF INTEREST WITH OUR ADVISOR AND BROKER.

     We will pay Apple Suites Realty an acquisition fee in connection with each acquisition of a property, and a disposition fee in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a fee. Apple Suites Advisors will receive a fee which is a percentage of the total consideration we receive from sale of common shares and, therefore, it could have an incentive to close the sales of shares as rapidly as possible.


THERE ARE CONFLICTS OF INTEREST WITH OUR LESSEE.

     We will lease our extended-stay hotel properties to Apple Suites Management. We may be less willing to enforce provisions of the lease contract against Apple Suites Management than against a third-party non-affiliated lessee. Our lessee may not be able to make its lease payments under the lease. Although failure on the part of Apple Suites Management to materially comply with the terms of a lease including failure to pay rent when due will give us the right to terminate the lease, repossess the property and enforce the payment obligations under the lease, we would then be required to find another lessee to lease the property since we cannot operate extended-stay hotel properties directly. In addition, it is possible that we would be unable to enforce the payment obligations under the leases following any termination. There can be no assurance that we would be able to find another lessee or that we would be able to enter into a new lease on terms as favorable to us if another lessee were found.


OUR MANAGEMENT WILL SPEND TIME ON OTHER ACTIVITIES.

     The officers and directors of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management also serve as officers and directors of entities which engage in the brokerage, sale, operation or management of real estate. The officers and directors of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management may disproportionately allocate their time and resources between us and these other entities.


WE OWN NO PROPERTIES AT THIS TIME.

     We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties which are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment.


WE  ARE  NOT  DIVERSIFIED  AND  ARE  DEPENDENT  ON  OUR  INVESTMENT  IN A SINGLE
INDUSTRY.

     Our current strategy is to acquire interests primarily in extended-stay hotel properties. As a result, we are subject to the risks inherent in investing in a single industry. A downturn in the extended-stay hotel industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. We will also be subject to any downturns in the business, commercial and tourism travel industry as a whole.

WE WILL BE DEPENDENT UPON APPLE SUITES MANAGEMENT FOR OUR REVENUES.

     Due to federal income tax restrictions, we cannot operate our properties directly. Therefore, we intend to lease our extended-stay hotel properties to Apple Suites Management who will manage the properties. Our revenues and our ability to make distributions to our shareholders will depend solely upon the ability of Apple Suites Management to make rent payments under its leases. Apple Suites Management has no significant assets. Any failure by Apple Suites Management to make rent payments would adversely affect our ability to make distributions to our shareholders.


THERE MAY BE OPERATIONAL LIMITATIONS ASSOCIATED WITH FRANCHISE AGREEMENTS AFFECTING OUR PROPERTIES.

     Apple   Suites   Management  will  operate  a  substantial  number  of  our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchisor system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

     The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Suites Management's ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Suites Management, as franchisees, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Suites Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

     In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.


WE HAVE NO OPERATING HISTORY AND WE HAVE NO ASSURANCE OF SUCCESS.

     We do not have an operating history. There is no assurance that we will operate successfully or achieve our objectives.


THERE IS A POSSIBLE LACK OF DIVERSIFICATION AND LOWER RETURN DUE TO THE MINIMUM SIZE OF OUR OFFERING.

     We initially will be funded with contributions of not less than $15,000,000. Our profitability could be affected if we do not sell more than the  minimum  offering.  In  the  event  we receive only the minimum offering of
1,666,666.67 common shares, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the common shares sold will be reduced as a result of allocating our expenses among the smaller number of shares.


THERE MAY BE DELAYS IN INVESTMENT IN REAL PROPERTY, AND THIS DELAY MAY DECREASE THE RETURN TO SHAREHOLDERS.

     We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and may be less than the return obtainable from real property.


THE  ACTUAL  AMOUNT OF  PROCEEDS  AVAILABLE  FOR  INVESTMENT  IN  PROPERTIES  IS
UNCERTAIN.

     Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties.


THE PER-SHARE OFFERING PRICES HAVE BEEN ESTABLISHED ARBITRARILY BY US AND MAY NOT REFLECT THE TRUE VALUE OF THE COMMON SHARES.

     If we were to list the common shares on a national securities exchange, the common share price might drop below our shareholder's original investment. Neither prospective investors nor shareholders should assume that the per-share prices reflect the intrinsic or realizable value of the common shares or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-share offering price from $9 to $10 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value.


WE MAY BE UNABLE TO MAKE DISTRIBUTIONS.

     If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. Our properties are subject to all operating risks common to hotel properties. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. In addition, a percentage of our rents will be based on the gross income of Apple Suites Management from food and beverage, telephone and other revenue of each property. If the gross income from these sources decreases, our rental income will also decrease.

WE WILL FACE COMPETITION IN THE HOTEL INDUSTRY.

     The extended-stay hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

     We will also face competition for investment opportunities. these competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other hotel real estate investment trusts and real estate entities.


INVESTORS MAY WAIT UP TO ONE YEAR BEFORE RECEIVING THEIR COMMON SHARES OR A REFUND OF THEIR MONEY IF THE MINIMUM OFFERING IS NOT ACHIEVED.

     Until the minimum offering of 1,666,666.67 common shares is achieved, investors will not receive their common shares. If at least 1,666,666.67 common shares have not been sold within one year after the date of this prospectus, we will terminate this offering of common shares. If the minimum offering is sold within one year, investors will receive their common shares plus interest on their subscription monies at the time of closing. If the offering is terminated, investor will have their money promptly refunded with interest.


THERE WOULD BE SIGNIFICANT ADVERSE CONSEQUENCES OF OUR FAILURE TO QUALIFY AS A REIT.

     Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax.


OUR REAL ESTATE INVESTMENTS WILL BE RELATIVELY ILLIQUID.

     Real estate investments are, in general, relatively difficult to sell. Our illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders.


OUR BOARD MAY IN ITS SOLE DISCRETION DETERMINE THE AMOUNT OF OUR AGGREGATE DEBT.

     Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors.


WE HAVE NO RESTRICTION ON CHANGES IN OUR INVESTMENT AND FINANCING POLICIES.

     Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholder's approval that it is in the best interests of the shareholders to cease all investments in extended-stay hotel properties, to make investments in other types of assets or to dissolve the business.


THERE WILL BE DILUTION OF SHAREHOLDER'S INTERESTS UPON CONVERSION OF THE CLASS B SHARES.

     Glade M. Knight, who is our director, chairman of the board and president, and others will hold Class B convertible shares which are convertible into common shares, as described under "principal and management shareholders." The number of common shares into which the Class B convertible shares are convertible depends on the gross proceeds of the offering. The conversion ratio is one-to-one for gross proceeds of $50 million (5,166,666 common shares). The conversion ratio increases to eight-to-one for gross proceeds of $300 million. The conversion of Class B convertible shares into common shares will result in dilution of the shareholders' interests.

     o Assuming 5,166,666 common shares offered by this prospectus were sold, and all of the Class B convertible shares were converted into common shares, the holders of the Class B convertible shares would own approximately 240,000 common shares or 4.44% of the total number of common shares then outstanding in exchange for an aggregate payment of 24,000.

     o If half of the offering is sold, this would represent the sale of 15,166,666 common shares. Assuming 15,166,666 common shares were sold, and all of the Class B convertible shares were converted into common shares, the holders of the Class B convertible shares would own approximately 840,000 common shares or 5.25% of the total number of common shares then outstanding in exchange for an aggregate payment of $24,000.

     o Assuming all common shares offered by this prospectus were sold, and all of the authorized Class B convertible shares were converted into common shares, the holders of the Class B convertible shares would own approximately 1,920,000 common shares or 5.98% of the total number of common shares outstanding in exchange for an aggregate payment of $24,000.


OUR SHAREHOLDERS' INTERESTS MAY BE DILUTED IN VARIOUS WAYS.

     The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, (1) to persons from whom we purchase property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors or Apple Suites Realty in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

     We have agreed to sell to David Lerner Associates, Inc. warrants to purchase 10% of the shares sold, up to 3,000,000 common shares, at an exercise price of $16.50 per share. To the extent that the warrants are exercised, dilution will occur if the warrant exercise price is less than the value of the common shares at the time of exercise.

     We have adopted two stock incentive plans for the benefit of our directors and a limited number of our employees and employees of Apple Suites Advisors and Apple Suites Realty. The effect of the exercise of those options could be to dilute the value of the shareholders' investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

     In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.


SEVEN PARTNERSHIPS PREVIOUSLY ORGANIZED BY GLADE M. KNIGHT FILED FOR BANKRUPTCY.

     Several  private  partnerships  previously  organized  by  Glade  M. Knight experienced operating difficulties and adverse business developments. A prospective investor may deem this relevant in evaluating the risk that we will experience operating difficulties and adverse business developments. Seven private partnerships previously organized by Mr. Knight filed for reorganization under Chapter 11 of the

United States Bankruptcy Code. These partnerships ceased all cash distributions to their investors. In addition, the properties owned by other partnerships organized by Mr. Knight were lost through foreclosure.


OUR ARTICLES AND BYLAWS CONTAIN ANTITAKEOVER PROVISIONS AND OWNERSHIP LIMITS.

     Ownership Limits. Our bylaws contain restrictions on stock ownership which may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders' ability to change our management.

     In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the common shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board's approval, no person may acquire more than 9.8% of our outstanding common shares, limiting a third-party's ability to acquire control of us.

     Preferred Shares. Our articles of incorporation authorize the board to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders' best interest.


WE MAY BECOME SUBJECT TO ENVIRONMENTAL LIABILITIES.

     Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to remediate properly a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

     Various    federal,    state    and   local   environmental   laws   impose
responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

     -- Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

     -- Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

     -- Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

WE MAY INCUR SIGNIFICANT COSTS COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT AND SIMILAR LAWS.

     Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected.

OUR COMPUTER SYSTEMS MAY NOT BE YEAR 2000 COMPLIANT, WHICH WOULD LEAD TO OPERATIONAL DIFFICULTIES AND INCREASED COSTS.

     Many of the world's computer systems currently record years in a two-digit format. Those computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to disruptions in our operations commonly referred to as the "Year 2000" issue. We and Apple Suites Advisors, Apple Suites Realty and Apple Suites Management do not have any computer systems and are in the process of developing initiatives to address the Year 2000 issue. We cannot guarantee that our systems and those of Apple Suites
Advisors, Apple Suites Realty or Apple Suites Management will be Year 2000 compliant or that other companies on which we may rely will be timely converted. As a result, our operations could be adversely affected.


WE MAKE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS WHICH MAY PROVE TO BE INACCURATE.

     This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                                USE OF PROCEEDS

     We intend to invest the net proceeds of this offering in equity ownership interests in extended-stay hotel properties located in selected metropolitan areas of the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit, or commercial paper. All proceeds of this offering received by us must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors within 30 days after the expiration of the period. We may elect to return the proceeds earlier if required by applicable law, including to the extent necessary to avoid characterization as an "investment company". The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

     Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the common shares, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Suites Advisors to us immediately upon our demand.

     On April 20, 1999, we obtained a line of credit in a principal amount of up to $1 million to fund our start-up costs. The lender is First Union National Bank. This line of credit bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight, our president and chairman of the board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

     As indicated below, we expect, that once the minimum offering of 1,666,666.67 common shares is completed, that 84.5% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 30,166,666.67 common shares.

     The following table reflects the intended application of the proceeds from the sale of the common shares.



                                            MINIMUM OFFERING                 MAXIMUM OFFERING
                                      -----------------------------   ------------------------------
                                                           % OF                             % OF
                                                           GROSS                            GROSS
                                          AMOUNT         PROCEEDS          AMOUNT         PROCEEDS
                                      --------------   ------------   ---------------   ------------
Gross Proceeds (1) ................   $15,000,000          100.00%    $300,000,000          100.00%
Less
  Offering Expenses (2) ...........       450,000            3.00%       1,500,000            0.50%
  Selling Commissions (3) .........     1,125,000            7.50%      22,500,000            7.50%
  Marketing Expense Allowance
   (3) ............................       375,000            2.50%       7,500,000            2.50%
                                      -----------          ------     ------------          ------
Net Proceeds after Offering Costs     $13,050,000           87.00%    $268,500,000           89.50%
Less Acquisition Fees and
  Expenses (4) ....................       300,000            2.00%       6,000,000            2.00%
                                      -----------          ------     ------------          ------
Proceeds Available for
  Investment and Working
  Capital .........................   $12,750,000           85.00%    $262,500,000           87.50%
Less Working Capital Reserve
  (5) .............................        75,000            0.50%       1,500,000            0.50%
                                      -----------          ------     ------------          ------
Net Amount Available for
  Investment in
  Properties (6) ..................   $12,675,000           84.50%    $261,000,000           87.00%
                                      -----------          ------     ------------          ------

----------
(1) The Shares are being offered on a "best-efforts" basis.

(2) These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, Inc. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase.

(3) Payable to David Lerner Associates, Inc.

(4) These amounts include a real estate commission payable to Apple Suites Realty in an amount equal to 2% of the proceeds of the offering used to pay the purchase price of each property acquired not including amounts budgeted for repairs and improvements plus our estimates of other expenses and fees which will be incurred in connection with property acquisitions.

(5) Until used, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(6) We expect the investment properties to be extended-stay hotel properties located in selected metropolitan areas of the United States.

                                 COMPENSATION

     The table below describes all the compensation , fees, reimbursement and other benefits which we will pay to Apple Suites Advisors and Apple Suites Realty. Mr. Knight is the sole shareholder of Apple Suites Advisors and Apple Suites Realty. Mr. Knight is also our sole executive officer. He will receive no compensation from us. He will, however, receive dividend income from Apple Suites Advisors and Apple Suites Realty.

     We will pay David Lerner Associates, Inc. selling commissions equal to 7.5% of the purchase price of the common shares and a marketing expense allowance equal to 2.5% of the purchase price of the common shares. If the minimum offering of $15,000,000 is sold, the selling commissions would be $1,125,000 and the marketing expense allowance would be $375,000. If the maximum offering of $300,000,000 is sold, the selling commissions would be $22,500,000 and the marketing expense allowance would be $7,500,000. David Lerner Associates, Inc. is not related to nor an affiliate of either Apple Suites Advisors or Apple Suites Realty.



   PERSON RECEIVING
   COMPENSATION (1)          TYPE OF COMPENSATION          AMOUNT OF COMPENSATION (2)
----------------------   ----------------------------   -------------------------------
                                                       ACQUISITION PHASE
Apple Suites Realty      Real estate commission         2% of the proceeds of the
 Group, Inc.             for acquiring our              offering used to pay the
                         properties                     purchase prices of the
                                                        properties purchased by us for
                                                        a maximum of $5,400,000. (3)
                                                       OPERATIONAL PHASE
Apple Suites             Asset management fee for       Annual fee payable quarterly
 Advisors, Inc           managing a day-to-day          based upon our ratio of funds
                         operations                     from operations to the
                                                        amount raised in this offering
                                                        ranging from 0.1% to 0.25%
                                                        of the amount raised in this
                                                        offering -- a maximum of
                                                        $37,500 per year if the
                                                        minimum offering is sold; a
                                                        maximum of $750,000 per
                                                        year if the maximum offering
                                                        is sold. (4)
Apple Suites             Reimbursement for costs        Amount is indeterminate (6)
 Advisors, Inc. and      and expenses incurred on
 Apple Suites Realty     our behalf, as described in
 Group, Inc.             Note (5)

                                   DISPOSITION PHASE
Apple Suites Realty     Real estate commission for     Up to 2% of the gross sales
 Group, Inc.            selling our properties         prices of the properties sold by
                                                       us. (7)
                                     ALL PHASES
Apple Suites            Payment for services and       Amount is indeterminate (9)
 Advisors, Inc. and     property (8)
 Apple Suites Realty
 Group, Inc.

----------
(1) Apple Suites Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under "Conflicts of Interest," the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.

(2) Except as otherwise indicated in this table, the specific amounts of compensation or reimbursement payable to Apple Suites Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

(3) Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased by us not including amounts budgeted for repairs and improvements. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty.

(4) Under an Advisory Agreement with Apple Suites Advisors we are obligated to pay an asset management fee which is a percentage of the gross offering proceeds which have been received from time to time from the sale of the common shares. The percentage used to calculate the asset management fee is based on the "return ratio." The return ratio is the ratio of funds from operations to the amount raised in this offering for the preceding calendar quarter. The per annum asset management fee is equal to the following with respect to each calendar quarter: 0.1% of the amount raised in this offering if the return ratio for the preceding calendar quarter is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the preceding calendar quarter is above 8%. Assuming the minimum offering of $15,000,000 is sold, the annual asset management fee would be between $15,000 and $37,500. Assuming the maximum offering of $300,000,000 is sold, the annual asset management fee would be between $300,000 and $750,000.

(5) Apple  Suites  Advisors  and  Apple Suites Realty will be reimbursed for all direct costs of acquiring and operating our properties and of goods and materials used for or by us and obtained from entities that are not affiliated with Apple Suites Advisors. These costs and expenses include, but are not limited to, legal fees and expenses, travel and communication expenses, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and all other fees, costs and expenses directly attributable to the acquisition and ownership of our properties. Operating expenses reimbursable to Apple Suites Advisors and Apple Suites Realty are subject to the overall limitation on operating expenses discussed under "Apple Suites Advisors and Affiliates -- The
    Advisory Agreement," but the amount of reimbursement is not otherwise limited.

(6) While we cannot determine with any certainty the future reimbursements for costs and expenses that will be incurred on our behalf by Apple Suites Advisors and Apple Suites Realty, we estimate based on the experience of management in the organization and management of two other real estate investment trusts that if that if the maximum offering is achieved the total amount of reimbursements will equal $500,000 over the next three calendar years. This amount is our best estimate of what those future costs and expenses may be. We have no way of knowing at this time whether this estimate will be accurate.

(7) Under the Property Acquisition/Disposition Agreement described in note (3), Apple Suites Realty also will be entitled to a fee from us in connection with our sale of each property equal to 2% of the gross sales price of the property if, and only if, the sales price exceeds the sum of (1) our cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

  The compensation to Apple Suites Realty for dispositions of properties is subject to multiple factors, including (a) whether any properties are ever sold, (b) the price at which those future sales, if any, occur, (c) whether the purchaser is an affiliate and (d) whether the purchaser paid a fee to Apple Suites Realty. While we cannot determine with an certainty the future compensation to Apple Suites Realty for disposition services, we can estimate the fees on the assumptions that after three years all our properties are sold to non-affiliates, at prices equal to our cost basis plus 10% and the purchaser does not pay a fee to Apple Suites Realty. Based on those assumptions, if (1) the minimum offering were achieved and $12,675,000 were invested in properties, the fee payable to Apple Suites Realty would be $278,850 and (2) if the maximum offering were achieved and $261,000,000 were invested in properties, the fee payable to Apple Suites Realty would be $5,742,000. We currently have no plan or intention to sell any properties we may purchase.

(8) Apple Suites Advisors and Apple Suites Realty may provide other services or property to us, and will be entitled under certain conditions to compensation or payment for those services or property. Those conditions, which are summarized under "Conflicts of Interest -- Transactions with Affiliates and Related Parties," include the requirement that each transaction be approved by the affirmative vote of a majority of the independent directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services or property to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including common shares.

(9) We currently have no, and do not anticipate entering into any, arrangements or proposed arrangements to pay compensation or reimbursements for other services or properties.



                            CONFLICTS OF INTERESTS


GENERAL

     We may be subject to various conflicts of interest arising from our relationship with Apple Suites Advisors, Apple Suites Realty, Apple Suites Management and Glade M. Knight, our chairman of the board. Mr. Knight is the sole shareholder of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management.

     Apple Suites Advisors, Apple Suites Realty, Apple Suites Management and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Suites Advisors, Apple Suites Realty and Apple Suites Management. Apple Suites Advisors, Apple Suites Realty, Apple Suites Management and Mr. Knight are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

     Apple  Suites  Advisors,  Apple  Suites  Realty and Apple Suites Management
will assist us in acquisition, organization, servicing, management and disposition of investments. At this time, Apple Suites Advisors, Apple Suites Realty and Apple Suites Management will provide services exclusively to us, but THEY may perform similar services for other parties, both affiliated and unaffiliated, in the future.

CONFLICTS WITH RESPECT TO FEES PAID BY US TO APPLE SUITES ADVISORS AND APPLE SUITES REALTY

     The receipt of various fees from us by Apple Suites Advisors and Apple Suites Realty may result in potential conflicts of interest for persons, particularly Mr. Knight who participate in decision making on behalf of both us and these other entities.

     CONFLICTS  WITH  RESPECT TO COMMISSIONS. Apple Suites Realty will receive a
2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties' purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us.

     CONFLICTS WITH RESPECT TO ASSET MANAGEMENT FEES. Apple Suites Advisors asset management fee is a percentage of total proceeds received from time to time by us from the sales of our common shares. Accordingly, it has an incentive to see that sales of common shares are closed as quickly as possible by us.

     Apple Suites Advisors and Apple Suites Realty do not intend to take any action or make any decision on our behalf which is based, wholly or in part, upon a consideration of the compensation payable to them as a consequence of the action or decision. In addition, the presence on our board of directors of independent directors is intended to ameliorate the potential impact of conflicts of interest for persons such as Mr. Knight who participate in decision making on behalf of both us and Apple Suites Advisors or Apple Suites Realty.

POLICIES TO ADDRESS CONFLICTS

     The board of directors, Apple Suites Advisors, Apple Suites Realty and Apple Suites Management will also be subject to the various conflicts of interest described below. Policies and procedures will be implemented to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Suites Advisors, Apple Suites Realty or Apple Suites Management designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

     Prospective shareholders are entitled to rely on the general fiduciary duties of the directors, Apple Suites Advisors, Apple Suites Realty and Apple Suites Management as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Apple Suites Advisors, Apple Suites Realty and Apple Suites Management believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Suites Advisors, Apple Suites Realty and Apple Suites Management on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described above will have a material adverse effect upon our ability to realize our investment objectives.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     At the time of initial closing, the board of directors will consist of five members, all of whom, other than Mr. Knight, will be independent directors. Our bylaws define an independent director as a director who is not affiliated, directly or indirectly, with apple suites advisors, Apple Suites Realty, and Apple Suites Management or an affiliate of any of these entities. An affiliate of a company generally means a person who controls the company, who owns 10% or more of the voting stock of the company, or who is an officer or director of the company. Generally, our independent directors may perform no other services for us, except as directors. However, any director who performs legal services for us or Apple Suites Advisors, Apple Suites Realty or an affiliate may qualify as an independent director. At all times on and after initial closing, a majority of the board of directors must be independent directors. Under our bylaws, any transaction between us, on the one hand, and Apple Suites Advisors, Apple Suites Realty or Apple Suites Management on the other hand is permitted only if the transaction has been approved by a majority of all of the independent directors. However, the previous sentence does not apply to the entering into, and the initial term under, the Advisory Agreement and the Property Acquisition/Disposition Agreement, each of which is described in this prospectus. In addition, under the bylaws, transactions between us and Apple Suites Advisors, Apple Suites Realty, or Apple Suites Management must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arm's-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the independent directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

     Apple Suites Advisors and Apple Suites Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Suites Advisors or Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies.

COMPETITION BETWEEN US AND MR. KNIGHT

     We have obtained a $1 million loan to cover our start-up costs. This loan is guaranteed by Glade M. Knight, our president and chairman of the board. We expect to repay this loan with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this loan, he has an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

     Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. Mr.

Knight has no present intention of organizing any additional REITs. However, until the time as more than 95% of the proceeds of this offering are invested, Mr. Knight and Apple Suites Advisors, Apple Suites Realty and Apple Suites Management shall present to us any suitable investment opportunity before offering it to any other affiliated entity.

     The competing activities of Apple Suites Advisors, Apple Suites Realty, Apple Suites Management and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Conflicts of interest would also exist if properties acquired by us compete with properties owned or managed by Mr. Knight or affiliates of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management. Conflicts of interest may also arise in the future if we sell, finance or refinance properties at the same time as ventures developed by Mr. Knight or affiliates of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management.


COMPETITION FOR MANAGEMENT SERVICES

     Mr. Knight is and in the future will be an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and other entities.

                      INVESTMENT OBJECTIVES AND POLICIES

     The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.


INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE.

     Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring extended-stay hotel properties for
long-term   ownership.   We  intend  to  acquire  fee  ownership  of  our  hotel
properties. We intend to lease these properties to hotel operating companies for their management. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

     We expect to pursue our objectives primarily through the direct ownership of extended-stay hotel properties located in selected metropolitan areas. However, future investment activities will not be limited to any geographic area or product type or to a specified percentage of our assets.

     Although we are not currently doing so, we may also participate with other entities in property ownership, through joint ventures or other types of common ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests.

     We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.


BORROWING POLICIES

     To maximize our potential cash flow and minimize our risk, we intend to purchase our properties on an "all-cash" basis. However, we may initially use limited interim borrowings in order to purchase properties. We will endeavor to repay any interim borrowings with proceeds from the sale of common shares and thereafter to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we will have the right, subject to the approval of the board of directors, to borrow.

     One purpose of borrowing could be to permit our acquisition of additional properties through the "leveraging" of shareholders' equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, although not anticipated, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders' after-tax cash return on invested capital.

     Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

     Subject to the approval of the board of directors, we may borrow from Apple Suites Advisors or Apple Suites Realty or establish a line of credit with a bank or other lender. Those entities are under no obligation to make any loans, however. After the initial closing of $15,000,000, any loans made by them must be approved by a majority of the independent directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

     After the initial closing of $15,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of "Net Assets," defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our "Adjusted Net Asset Value," defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

     Assuming the independent directors approve, we may initially borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of extended-stay hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire extended-stay hotel properties in the future as proceeds from the sale of common shares are received and provide us with economies of scale from the outset. We would endeavor to use only interim borrowing for these acquisitions in order to maintain our long-term policy of purchasing our properties on an all cash basis. We would repay any interim borrowings with proceeds from the sale of common shares.


RESERVES

     A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate to our working capital reserve not less than 0.5% of the proceeds of the offering. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our properties on an all cash basis. We would repay any interim borrowings with investment in one or more properties.


SALE POLICIES

     We are under no obligation to sell our investment properties, and currently anticipate that we will hold our investment properties for an indefinite length of time. However, a sale of one or more properties may occur at any time if Apple Suites Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Suites Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

     Currently, we expect that within approximately three years from the initial closing, we will either:

       (1) cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

       (2) with shareholder approval, dispose of all of our properties in a manner which will permit distributions to our shareholders of cash.

     The taking of either type of action would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders, and would be intended to provide shareholders with liquidity either by initiating the development of a market for the common shares or by disposing of properties and distributing to shareholders cash. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the three-year period.


CHANGES IN OBJECTIVES AND POLICIES

     Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor the procedures, investment operations and performance of our company.

     In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

     o correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles;

     o make changes that are not materially adverse to the rights of shareholders; or

     o allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

     Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire residential apartment communities, or to acquire one or more commercial properties in addition to extended-stay hotel properties.

     Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of our company and the shareholders.

                             DISTRIBUTIONS POLICY

     Distributions will be at the discretion of our board of directors and will depend upon factors including:

     -- the gross revenues we receive from our properties,

     -- our operating expenses,

     -- our interest expense incurred in borrowing,

     -- capital expenditures, and

     -- our need for cash reserves.

     While we intend to make quarterly distributions, there can be no assurance that we will be able to make distributions at any particular rate, or at all.

     In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

     We   anticipate   distributions   will  exceed  net  income  determined  in
accordance with generally accepted accounting principles due to non-cash expenses, primarily depreciation and amortization.

                                   BUSINESS


GENERAL

     We are a Richmond, Virginia-based company. We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 1999. We plan to purchase and own extended-stay hotel properties located in selected metropolitan areas. However, we currently own no properties.


BUSINESS STRATEGIES

     Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential. We intend to pursue this objective by acquiring extended-stay hotel properties for long-term ownership by purchasing properties in fee simple. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our extended stay hotel properties, we will lease each of our hotel properties to Apple Suites Management or another lessee for their management. We anticipate that substantially all of our hotel properties will be leased to Apple Suites Management, a Virginia corporation, the sole shareholder and chief executive officer of which is Glade M. Knight.

     We will seek associations with distinctive brands in the extended-stay hotel market. We are currently negotiating a license agreement and management agreement with Promus Hotels, Inc. with respect to extended-stay hotel properties we may purchase from Promus Hotels, Inc. These agreements would permit us to have our properties identified as Homewood Suites(Reg. TM) properties.


HOMEWOOD SUITES(Reg. TM)

     Consistent with our strategy to invest in extended-stay hotel properties, we are in the process of negotiating an agreement to purchase a number of Homewood Suites(Reg. TM) properties from Promus Hotels, Inc. No agreement presently exists. If we are successful in negotiating an agreement with Promus Hotels, Inc., any such agreement would have a number of conditions to each party's obligations thereunder, including our achieving the minimum offering of 1,666,666.67 common shares. Accordingly, there can be no assurance we will purchase any Homewood Suites(Reg. TM) properties.

     If we are successful in negotiating an agreement with Promus Hotels, Inc. and are able to sell the minimum offering of 1,666,666.67 common shares, we expect that we would purchase five Homewood Suites(Reg. TM) properties for approximately $50,000,000. Since the net proceeds of the minimum offering would be approximately $12,675,000, our ability to purchase five Homewood Suites(Reg.
TM) properties would depend on our ability to arrange financing for the balance of the purchase price either from Promus Hotels, Inc. or a bank.

     We have no commitments from either Promus Hotels, Inc. or a bank to provide such financing and there can be no assurance that financing on acceptable terms will be available. Furthermore, such financing, if available, would require the approval of a majority of the independent directors if it would exceed the limit on debt allowed in the bylaws in the absence of such approval.

     There are currently more than 70 Homewood Suites(Reg. TM) properties in the United States. Homewood Suites(Reg. TM) offers upscale, all-suites, high-quality, residential-style lodging with a comprehensive package of guest services and amenities, for extended-stay business and leisure travelers. Homewood Suites(Reg. TM) properties are designed to meet the needs of the business and leisure traveler whose stay is typically five nights or more. Homewood Suites(Reg. TM) was designed for people working on field assignments, relocating to a new community, attending seminars and conventions, participating in corporate training programs, taking an extended vacation or attending a family event.

     Homewood Suites(Reg. TM) properties consist of suites built around a central hospitality center or lodge. Homewood Suites(Reg. TM) provides spacious residential-style quarters with separate living and sleeping areas large enough for work, study, entertaining or relaxation. Each suite features a fully equipped kitchen and worksite with two telephones featuring data ports and voice mail. Each lodge or hospitality center features a complete executive center with fax machine and photocopier in addition to an exercise center, swimming pool and other recreational facilities.

     Homewood Suites(Reg. TM) is a service mark owned by Promus Hotels, Inc. Promus Hotels, Inc., its subsidiaries or affiliates also own the following trademarks and service marks: Doubletree(Reg. TM), Doubletree Guests
Suites(Reg. TM), Club Hotel by Doubletree(Reg. TM) Hampton Inn(Reg. TM), Hampton Inn & Suites(Reg. TM), Embassy Vacation Resorts(Reg. TM) and Hampton Vacation Resorts. SM Promus Hotels, Inc., its subsidiaries or affiliates serve guests in more than 1,275 hotels and more than 186,000 rooms and suites. We are not affiliated with Promus Hotels, Inc. or any of its affiliates.


DESCRIPTION OF LEASES

     We expect to lease our properties to an operator under long-term leases. We anticipate that substantially all of our properties will be leased to and operated by Apple Suites Management on the following anticipated terms and conditions.

     TERM. We anticipate that each lease will provide for an initial term of five years commencing on the date on which the property is acquired. Each lease will provides the lessee with renewal options, provided that (a) the lessee will not have the right to a renewal if there shall have occurred a change in the tax law that would permit us to operate the hotel properties directly and
(b) the rent for each renewal term will be adjusted to reflect the then fair market rental value of the property. If we are unable to agree upon the then fair market rental value of a property, the lease will terminate upon the expiration of the then current term and Apple Suites Management will have a right of first refusal to lease the property from us on terms as we may have agreed upon with a third-party lessee.

     BASE RENT; PARTICIPATING RENT. Our rents will be based on a base amount and a percentage of gross income. We anticipate that each lease will require the lessee to pay  (1)  fixed  monthly  base  rent,  (2)  on  a  monthly  basis, the excess of
"participating rent" over base rent, with participating rent based on percentages of room revenue, food and beverage revenue and telephone and other revenue at each property, and (3) other amounts, including interest accrued on any late payments or charges. Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property's revenue.

     In addition to rent, the leases may require the lessee to pay many of the following items: liability insurance; real estate and personal property taxes and assessments; casualty insurance, including loss of income insurance; and all costs and expenses and all utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property.


OTHER REAL ESTATE INVESTMENTS.

     Although we anticipate that our focus will be on extended-stay hotel properties our bylaws and articles of incorporation do not preclude us from acquiring other residential properties. Although we currently own no properties we may acquire other real estate assets including, but not limited to, multi-family residential properties and other income producing properties in addition to extended-stay hotel properties. The purchase of any property will be based upon our perceived best interests and those of our shareholders. Regardless of the mix of properties we may own, our primary business objective is to maximize shareholder value by acquiring properties that have strong cash flow growth potential.


LEGAL PROCEEDINGS

     We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.


REGULATION

     GENERAL. Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

     AMERICANS WITH DISABILITIES ACT. Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent they are "public accommodations" and/or "commercial facilities" under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable.

ENVIRONMENTAL MATTERS

     Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner's ability to sell or rent the real estate or to borrow using the real estate as collateral.

     In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

     Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties.

     These assessments will generally include:

     --   a historical review,

     --   a public records review,

     --   a  preliminary   site   investigation  of  the  site  and  surrounding
          properties,

     --   examining for the presence of asbestos,

     --   examining for equipment containing polychlorinated biphenyls,

     --   examining for underground storage tanks, and

     --   the preparation of a written report.

     These assessments generally will not include soil sampling or subsurface investigations.

     Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that

     -- future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties,

     -- the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties, or

     -- prior owners of any property we purchase will not have created unknown environmental problems.

     We will endeavor to ensure our properties will be in compliance in all material respects with all Federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.


INSURANCE

     We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.


AVAILABLE INFORMATION

     We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the "Commission") relating to this offering of common shares. This prospectus does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description.

     You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

     We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the offices of the Commission in Washington, D.C. and at the Commission's regional offices in Chicago, Illinois and New York, New York. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission's web site is: http://www.sec.gov.

     We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors.

                                  MANAGEMENT

     We are managed by our board of directors, elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board and are chosen annually by the board at its first meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole director and executive officer. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors at the time of initial closing of the minimum 1,666,666.67 common shares. All of the directors set forth in the following table, other than Mr. Knight, will be independent directors.





            NAME                AGE                  POSITION
----------------------------   -----   -----------------------------------
Glade M. Knight ............    55     Chairman, Chief Executive Officer,
                                       President  and Secretary
Lisa B. Kern ...............    38     Director*
Bruce H. Matson ............    41     Director*
Michael S. Waters ..........    44     Director*
Robert M. Wily .............    49     Director*

----------
* To be elected at initial closing.

     GLADE M. KNIGHT. Mr. Knight is our chairman of the board, chief executive officer and President. He is also the chief executive officer and sole shareholder of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management.

     Mr. Knight founded and serves as chairman of the board and president of Apple Residential Income Trust, Inc. and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts. Cornerstone Realty Income Trust, Inc., a publicly traded company, which began operations in 1993, acquires, owns and operates apartment complexes in the mid-Atlantic and southeastern regions of the United States. Apple Residential Income Trust, Inc., which began operations in 1996, acquires, owns and operates apartment complexes in Texas.

     Mr. Knight is chairman of the board of trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university's Entrepreneurial Department of the Graduate School of Business Management.

     LISA B. KERN. Ms. Kern is a portfolio manager and vice president of Davenport & Co., LLC, an investment banking firm, in Richmond, Virginia. Previously, Ms. Kern was a Vice president with Crestar Bank's Trust and Investment Management Group from 1989 to 1996. Ms. Kern was also a director of Apple Residential Income Trust, Inc.

     BRUCE H. MATSON. Mr. Matson is a vice president and director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. He has been with LeClair Ryan since 1994. Mr. Matson has practiced law since 1983. He was also a director of Apple Residential Income Trust, Inc.

     MICHAEL S. WATERS. Mr. Waters is president and co-founder of Partnership Marketing, Inc. From 1995 through 1998, Mr. Waters served as a vice president and general manager of GT Foods, a division of GoodTimes Home Video. From 1987 to 1995, he served as a vice president and general manager for two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer.

     ROBERT M. WILY. Mr. Wily is the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts. He has served as the Clerk of Court for both the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to those positions, Mr. Wily was in the private practice of law.

CLASSIFICATION OF THE BOARD

     The board is divided into three classes. The terms of the first, second and third classes expire in 2000, 2001, and 2002, respectively. Directors of each class are elected for three year terms upon the expiration of the current class' term. The staggered terms for directors may affect our shareholders' ability to effect a change in control even if a change in control were in our shareholders' best interest. Mr. Knight's term expires in 2002; Mr. Water and Ms Kern's terms will expire in 2001 and Mr. Matson and Mr. Wily's terms will expire in 2000.

COMMITTEES OF THE BOARD

     The   board   has   an  Executive  Committee,  an  Audit  Committee  and  a
Compensation Committee.

     The Executive Committee has all powers of the board except for those which require action by all directors under our Articles or Bylaws or under applicable law. The Executive Committee will consist of Messrs. Knight, Matson and Wily.

     The Audit Committee's function is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Ms. Kern and Mr. Waters.

     The Compensation Committee will administer our stock incentive plans. The Compensation Committee will consist of Messrs. Matson and Wily.

DIRECTOR COMPENSATION

     We will pay to each director who is not an affiliate of Apple Suites Advisors an annual fee of $5,000 plus $500 for each meeting of the full board of directors attended by each director in person ($100 if any are attended by telephonic means).

There will be no additional compensation for serving on a committee or attending a committee meeting. We will, however, reimburse all directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the board of directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets. Directors who are affiliates of Apple Suites Advisors receive no compensation from us for their service as directors. These directors, however, are remunerated indirectly by their relationship to Apple Suites Advisors and its affiliated companies and are reimbursed by us for their expenses in attending meetings of the board of directors or a committee and in carrying on our business.


INDEMNIFICATION AND INSURANCE

     We intend to obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and
(2) us to the extent that we have indemnified the directors and officers for loss.


OFFICER COMPENSATION

     Our officers are not paid salaries by us. Mr. Knight is currently our sole executive officer. In addition, he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty which are entitled to fees for services rendered by them to us. Mr. Knight will not receive any compensation from Apple Suites Advisors and Apple Suites Realty but will receive dividend income due to his ownership of those entities. See "Compensation" for a description of the fees payable to Apple Suites Advisors and Apple Suites Realty.


STOCK INCENTIVE PLANS

     We plan to adopt two stock incentive plans which are described below. For purposes of the description below, the term "Offering" means the Initial Offering plus all additional offerings and sales of common shares which may occur during the five-year period beginning July 1, 1999 and ending June 30, 2004. The term "Initial Offering" means the offering of common shares made pursuant to this prospectus.

     The aggregate number of common shares reserved for issuance under the two stock incentive plans is (1) 80,000 shares, plus (2) 6.425% of the number of shares sold in the Initial Offering in excess of the minimum offering, plus (3) 6.2% of the number of shares sold in the Offering above the Initial Offering.


THE INCENTIVE PLAN

     Under one plan (the "Incentive Plan"), incentive awards may be granted to employees (including officers and directors who are employees) of us, or of Apple Suites Advisors or Apple Suites Realty (the latter two companies being sometimes referred to herein as "Apple Suites Companies"). Of the directors, initially Mr. Knight will be a participant in the Incentive Plan. Incentive awards may be in the form of stock options or restricted stock. Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 common shares, plus (2) 4.625% of the number of Shares sold in the Initial Offering in excess of the minimum offering, plus (3) 4.4% of the number of the shares sold in the Offering above the Initial Offering. If an option is canceled, terminates or lapses unexercised, any unissued common shares allocable to the option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, either directly or through the Apple Suites Companies, in a way that enhances the identification of the employees' interests with those of the shareholders.

     The Incentive Plan will be administered by a Compensation Committee of the board of directors (the "Committee"). Notwithstanding anything to the contrary in this prospectus, the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors' Plan (described below).

     Subject to the provisions of the Incentive Plan, the Committee has authority to determine (1) when to grant incentive awards, (2) which eligible employees will receive incentive awards, and (3) whether the award will be an option or restricted stock, and the number of common shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Plan, and may impose other restrictions and requirements as it may deem appropriate.


 Stock Options

     An option granted under the Incentive Plan will not be transferable by the option holder except by will or under the intestacy laws, and will be exercisable only at the times specified by the Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in our employ or in the employ of one of the Apple Suites Companies, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

     The exercise price of the options will be not less than 100% of the fair market value of the common shares as of the date of grant of the option. Unless the common shares are listed, the fair market value will be determined by the Committee using any reasonable method in good faith.

     The Committee has discretion to take action as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of our stock or assets, a merger of the Apple Suites Companies in which an option holder is employed, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of common shares which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares.

     Options granted under the Incentive Plan are non-qualified stock options. Non-qualified stock options are options that are not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.



 Restricted Stock

     Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (1) none of those shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (2) if a holder of restricted stock ceases to be employed by us or one of the Apple Suites Companies, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

     The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all restrictions.


 Amendment of the Incentive Plan and Incentive Awards

     The board of directors may amend the Incentive Plan as it deems advisable; provided that our shareholders must approve any amendment that would (1) materially increase the benefits accruing to participants under the Incentive Plan, (2) materially increase the number of common shares that may be issued under the Incentive Plan, or (3) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.


DIRECTORS' PLAN

     We also plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of the Apple Suites Companies (the "Directors' Plan"). Under the Directors' Plan, the number of shares reserved for issuance is equal to 45,000 shares plus 1.8% of the number of Shares sold in the Offering in excess of the minimum offering of 1,666,666.67 common shares.

     A director is eligible to receive an option under the Directors' Plan if the director is not otherwise our employee or an employee of any of the Apple Suites Companies or any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. Four members of the board (all of the directors except Mr. Knight) are expected initially to qualify to receive options under the Directors' Plan.

     The Directors' Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors' Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

     The Directors' Plan provides for the following automatic option awards:

       (1) As of the initial closing of the common shares, each eligible director will receive an option to purchase 5,500 shares plus 0.0125% of the number of shares in excess of the minimum offering sold by the initial closing.

       (2) As of each June 1 during the years 2000 through 2004 (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of common shares issued and outstanding on that date.

       (3) As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,000 Shares.

     The purpose of the Directors' Plan is to enhance the identification of the participating directors' interests with those of the shareholders.

     The exercise price for each option granted under the Directors' Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors' Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

     Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors' Plan may be made in cash or with our common shares of equivalent value.

     The board of directors may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of common shares subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or ERISA.

STOCK OPTION GRANTS

     As of the date of this prospectus, there have been no grants under the Incentive Plan or the Directors' Plan.

                  APPLE SUITES ADVISORS, INC. AND AFFILIATES


GENERAL

     On or before the initial closing of the minimum offering of $15,000,000, we will enter into an advisory agreement with Apple Suites Advisors, who will, among other things, seek to obtain, investigate, evaluate and recommend property investment opportunities for us, serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors and, subject to its direction, supervise our day-to-day operations. Apple Suites Advisors is a Virginia corporation all of the common shares of which are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Suites Advisors and also its sole officer.

     The term "affiliate" as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Affiliates of Apple Suites Advisors include Apple Suites Realty and Glade M. Knight.


THE ADVISORY AGREEMENT

     The advisory agreement will have a five-year term and will be renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of the independent directors or Apple Suites Advisors upon 60 days' written notice. Under the advisory agreement, Apple Suites Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Suites Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

     Pursuant to the advisory agreement, Apple Suites Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of funds from operations to the amount raised in this offering for the preceding calendar quarter. This ratio is referred to as the "return ratio." The per annum asset management fee is initially equal to the following with respect to each calendar quarter:

     o 0.1% if the return ratio for the preceding calendar quarter is 6% or less;

     o 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and

     o    0.25% if the return ratio for the preceding  calendar quarter is above
          8%.

     Funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real
property,   after   adjustments   for   significant   non-recurring   items  and
unconsolidated partnerships and joint ventures, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT) in 1995. Although we have adopted the NAREIT definition of funds from operations, we caution that the calculation of funds from operations may vary from entity to entity and as such the presentation of funds from operations by us may not be comparable to other similarly titled measures of other reporting companies.

     We believe that "funds from operations" is an appropriate measure to use in determining the fees to be paid to Apple Suites Advisors because it ties compensation to an important and widely accepted measure of operating performance of REITs which provides a relevant basis for comparison to other REITs. Funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

     The bylaws require our independent directors to monitor Apple Suites Advisors' performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Suites Advisors is reasonable, based on factors as they deem appropriate, including:

     o the amount of the asset management fee in relation to the size, composition and profitability of our investments;

     o the success of Apple Suites Advisors in selecting opportunities that meet our investment objectives;

     o the rates charged by other investment advisors performing comparable services;

     o the amount of additional revenues realized by it for other services performed for us;

     o    the quality and extent of service and advice furnished by it;

     o    the performance of our investments; and

     o the quality of our investments in relation to any investments generated by it for its own account.

     Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total "Average Invested Assets" or 25% of our "Net Income" for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

     Unless the independent directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Suites Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Suites Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the independent directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Suites Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

     Our bylaws further prohibit the total organizational and offering expenses, including selling commissions from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the "contract price for the property" means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Suites Advisors immediately upon our demand.

     This discussion is only a summary of the Advisory Agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.


APPLE SUITES REALTY GROUP, INC.

     Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole officer.

     We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a real estate commission equal to 2%
of the gross purchase prices of our properties, payable by us in connection with each purchase; provided that during the course of this offering, the total real estate commission payable to Apple Suites Realty cannot exceed $5,400,000. Under the agreement, Apple Suites Realty is also entitled to a real estate commission equal to 2% of the gross sales prices of our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of (1) our cost basis in the property plus
(2) 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable, but Apple Suites Realty is still entitled to payment from us of its "direct costs" incurred in marketing the property. "Direct costs" refers to a reasonable allocation of all costs, including salaries of personnel, overhead and utilities, allocable to services in marketing a property. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

     This discussion is only a summary of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

     Subject to the conditions applicable generally to transactions between us and affiliates of Apple Suites Advisors, Apple Suites Realty or an affiliate may render services to us in connection with our financings or refinancings, and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.


PRIOR PERFORMANCE OF PROGRAMS SPONSORED BY GLADE M. KNIGHT

     The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight's experience with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of June 15, 1999. This information should not be considered to be indicative of our capitalization or operations. Purchasers of our common shares will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.


PRIOR REITS - CORNERSTONE AND APPLE RESIDENTIAL

     Mr. Knight was responsible for the organization of Cornerstone Realty Income Trust, Inc. ("Cornerstone"), a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight is the chairman, chief executive officer and president of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. Since that initial offering, Cornerstone has completed additional firm-commitment offerings. Cornerstone currently has approximately 20,000 investors and its common shares are traded on the New York Stock Exchange under the symbol "TCR." The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire apartment communities in Virginia, North and South Carolina, and Georgia. Cornerstone currently owns 58 apartment communities. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable charge, We will also provide copies of the exhibits to the Report on Form 10-K.

     In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. ("Apple Residential"), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight is the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-effort offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 apartment communities in Texas. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on
Form   10-K  filed  by  Apple  Residential  with  the  Securities  and  Exchange
Commission. For a reasonable charge, We will also provide copies of the exhibits to the Report on Form 10-K.

     Merger of Cornerstone and Apple Residential. On March 30, 1999, Cornerstone and Apple Residential announced that they had entered into a definitive merger agreement. Under this agreement, Apple Residential would merge into a subsidiary of Cornerstone. Cornerstone would survive as a corporation and Apple Residential would cease to exist. The merger was closed on July 23, 1999.

ADDITIONAL INFORMATION ON CORNERSTONE AND APPLE RESIDENTIAL ACQUISITIONS

     Part II of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the 58 property acquisitions by Cornerstone and 25 property acquisitions by Apple Residential which occurred on or before December 31, 1998. Neither Cornerstone nor Apple Residential has sold any properties. We will provide a copy of the summary without charge upon request of any investor or prospective investor.

PRIOR PARTNERSHIPS

     Mr. Knight, between 1981 and 1987, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

PUBLICLY-OFFERED PARTNERSHIPS

     Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. One publicly-offered partnership, Southeastern Income Properties Limited Partnership ("Southeastern I"), was organized in 1987 and raised $25,000,000 from 2,714 investors. Southeastern I acquired four apartment complexes comprising 833 apartment units. The other publicly-offered partnership, Southeastern Income Properties II Limited Partnership ("Southeastern II"), was also organized in 1987 and raised $17,883,780 from 1,710 investors. Southeastern II acquired four apartment complexes comprising 794 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II, including capital improvements thereto, was approximately $41,178,606. The affiliates of Mr. Knight which originally served as the general partners for these two partnerships transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, affiliates of Mr. Knight ceased to serve as the general partners.


PRIVATELY-OFFERED PARTNERSHIPS

     The 38 privately-offered partnerships were all organized in the 1980's, and a majority of them were organized before 1985. The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately-offered partnerships was approximately $129,088,000. All of the privately-offered partnerships were formed before and had investment objectives dissimilar to those of Apple Suites, Inc. The dissimilar nature of the investment objectives is described below in this section.

     The privately-offered partnerships used borrowing which varied from substantial to 100% of required funds in the acquisition of their properties. In addition, a significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors' other sources of income. The investment objectives of these partnerships were dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distribution to shareholders with no or low levels of debt.

     Certain Bankruptcy Reorganizations. Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

     Certain Foreclosures. Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

     Causes and Effects of Bankruptcies and Foreclosures. Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. Mr. Knight believes the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnership was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

     Mr. Knight does not expect that the combination of factors applicable to the privately-offered partnerships will be applicable to our operations. The privately-offered partnerships that experienced adverse business developments were "tax-shelter" investments, a principal objective of which was to generate tax losses for investors. A large portion of the tax losses resulted from interest deductions on mortgage debt on the properties. Since more mortgage debt resulted in higher tax losses to investors, there was an incentive to place a large amount of debt on the properties. We do not have as an objective to, and as a real estate investment trust we cannot, generate tax losses for shareholders. Our policy is to own properties on an all-cash basis, or use limited interim borrowing to be repaid with proceeds from this offering.

     The properties owned by the privately-offered partnerships were purchased by those partnerships when federal income tax laws permitted partnership investors to use partnership losses to offset their income from other sources. When this law was changed in 1986 to, in effect, prohibit the use of such losses, the value of such real estate decreased, making sale or refinancing of the properties at an amount sufficient to pay off the high mortgage debt difficult or impossible. Again, since our objectives do not include the generation of tax losses to shareholders, we do not expect this to be a risk for us.

     In the private partnerships, the generation of tax losses was in general a much more important investment objective than the making of cash distributions to partners, either from operations or property dispositions. Our principal business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders, and we do not plan to generate tax losses for investors. The fact that our investment objectives are radically different from those of the privately-offered partnerships means that we expect key operating policies (such as the amount of debt) to be substantially different and that the basic causes of the operating difficulties of the privately-offered partnerships should not be present in our operations.

     Finally, the privately-offered partnerships, which incurred much debt, had little equity investment (some had no equity investment while the equity investment in others was less than $1 million). The privately-offered partnerships had no property diversification and small, if any, reserves to fund operational difficulties. Even if only our minimum offering is raised, we expect to have some property diversification and a reasonable reserve fund. To the extent more than our minimum offering is raised, property diversification and reserve amounts will increase.

     As of June 15, 1999, Mr. Knight had ceased to hold an interest in all but one of the 40 partnerships sponsored by him. That one partnership is Liberty West Apartments Limited Partnership, which owns a single residential apartment complex. Mr. Knight has entered into a contract for the sale of his interest in that partnership.


ADDITIONAL INFORMATION ON PRIOR PROGRAMS

     Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading "Experience of Prior Programs" in this prospectus.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     Beneficial ownership of our common shares, and options to purchase our common shares, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.



                                  NUMBER OF SHARES        PERCENT OF AGGREGATE
             NAME                BENEFICIALLY OWNED     OUTSTANDING SHARES OWNED
-----------------------------   --------------------   -------------------------
Apple Suites Advisors, Inc.             10                       100%

     Mr. Knight is the sole shareholder of Apple Suites Advisors In addition to the foregoing, Glade M. Knight, who is our director, chairman of the board and president, will own 202,500 Class B convertible shares. In addition, Mr. Stanley J. Olander, Jr. and Ms. Debra A. Jones, business associates of Mr. Knight, will each own 18,750 Class B convertible shares. The Class B convertible shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We plan to issue the Class B convertible shares to Mr. Knight and others on or before the initial closing of the minimum offering of $15,000,000, in exchange for the payment by them of $0.10 per Class B convertible share, or an aggregate of $24,000.

     There are no dividends payable on the Class B convertible shares. Upon our liquidation, the holder of the Class B convertible shares is entitled to a liquidation payment of $0.10 per Class B convertible share before any distribution of liquidation proceeds to the holders of the common shares. Holders of more than two-thirds of the Class B convertible shares must approve any proposed amendment to the Articles of incorporation that would adversely affect the Class B convertible shares. The Class B convertible shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events: (1) substantially all of our assets, stock or business is sold or otherwise transferred, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed. Upon the occurrence of either triggering event, each Class B convertible share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:




    GROSS PROCEEDS RAISED FROM      NUMBER OF COMMON SHARES
  SALES OF COMMON SHARES THROUGH   THROUGH CONVERSION OF ONE
        DATE OF CONVERSION         CLASS B CONVERTIBLE SHARE
--------------------------------- --------------------------
  $50 million ...................              1.0
  $100 million ..................              2.0
  $150 million ..................              3.5
  $200 million ..................              5.3
  $250 million. .................              6.7
  $300 million ..................              8.0


No  additional  consideration  is  due  upon  the  conversion  of  the  Class  B
convertible   shares.   The  conversion  into  common  shares  of  the  Class  B
convertible shares will result in dilution of the shareholders' interests.


                       FEDERAL INCOME TAX CONSIDERATIONS


GENERAL

     The following summary of material federal income tax considerations that may be relevant to a holder of common shares is based on current law and is not intended as tax advice. The statements of law and legal conclusions set forth in this summary represents the opinion of McGuire, Woods, Battle & Boothe LLP, special tax counsel to Apple Suites, Inc. The following discussion, which is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Internal Revenue Code, existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of the changes.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF COMMON SHARES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     We will elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 1999. Based on assumptions and representations summarized below, McGuire, Woods, Battle & Boothe LLP, our legal counsel, is of the opinion that beginning with our taxable year ended December 31, 1999:

     -- we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and

     -- our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT.

     The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. McGuire, Woods, Battle & Boothe LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders:


REIT QUALIFICATION

     In order to maintain our REIT qualification, we must meet the following criteria:

     -- We must be organized as an entity that would, if we did not maintain our REIT status, be taxable as a regular corporation;

     --   We must be managed by one or more directors;

     --   Our taxable year must be the calendar year;

     --   Our beneficial ownership must be evidenced by transferable shares;

     -- Our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

     -- Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each our taxable years.

     To protect against violations of these requirements, our bylaws provide restrictions on transfers of our common shares, as well as provisions that automatically convert shares of stock into nonvoting, non-dividend paying excess stock to the extent that the ownership otherwise might jeopardize our REIT status.

     To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

     We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

     SOURCES OF GROSS INCOME. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

     75% GROSS INCOME TEST. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

     --   rents from real property;

     --   interest on loans secured by real property;

     -- gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company's trade or business, referred to below as "dealer property");

     -- income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property");

     -- distributions on, or gain from the sale of, shares of other qualifying REITs;

     --   abatements and refunds of real property taxes; and

     --   "qualified temporary investment income" (described below).

     In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and dealer property held by us for at least four years.

     We expect that substantially all of our operating gross income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property and we will have leases where rent is based on a percentage of gross income.

     Also excluded from "rents from real property" is rent received from a person or corporation in which we (or any of its 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, owns
a 10% or greater interest. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property.

     Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     95% GROSS INCOME TEST. In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

     FAILING THE 75% OR 95% TESTS; REASONABLE CAUSE. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may in the future establish subsidiaries in which we will hold less than 10% of the voting stock. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

     If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

   -- we report the source and nature of each item of our gross income in our federal income tax return for that year;

   -- the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

   -- the failure to meet the tests is due to reasonable cause and not to willful neglect.

     However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests for the year, multiplied by a fraction intended to reflect our profitability.

     CHARACTER OF ASSETS OWNED. On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

     Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (1) securities of any one non-governmental issuer that represent more than 5% of the value of our total assets or (2) more than 10% of the outstanding voting securities of any single issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership. We expect to satisfy these asset tests.

     ANNUAL  DISTRIBUTIONS TO SHAREHOLDERS To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 95% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 95% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess noncash income (including, cancellation of indebtedness and original issue discount income).

     REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the 95% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

     -- Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.

     -- Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment.

     Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company's "ordinary income" plus (b) 95% of a company's capital gain net income plus (c) any undistributed income from prior periods.

     Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January described above will be taxable to our shareholders in the year paid, even though we may be able to take them into account for a prior year. We will incur a nondeductible excise tax equal to 4% will for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of our "ordinary income" plus (b) 95% of our capital gain net income plus (c) any undistributed income from prior periods.

     We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 95% distribution requirement.

     If we fail to meet the 95% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.


TAXATION AS A REIT

     As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

     Even as a REIT, we will be subject to tax in the following circumstances:

     -- any income or gain from foreclosure property will be taxed at the highest corporate rate;

     -- a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

     -- if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying
          (1) the greater of the amount, if any, by which we failed either the 75% income test or the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

     -- items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

     -- if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

     -- under regulations that are to be promulgated, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.


FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

     As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.


TAXATION OF SHAREHOLDERS

     In general, distributions will be taxable to shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

     -- Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

     -- Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder who is subject to the passive activity rules.

     -- Distributions we designate as capital gains dividends generally will be taxed as long term capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income.

     -- If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our shareholders would receive a credit for the shareholder's proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

     -- Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

     --   Shareholders   are  not   permitted  to  deduct  our  losses  or  loss
          carry-forwards.

     We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

     Generally, gain or loss realized by a shareholder upon the sale of common shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

     In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

BACKUP WITHHOLDING

     We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply in the following circumstances:

     -- when a shareholder fails to supply a correct taxpayer identification number,

     -- when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or

     -- in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

     A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

     The United States Treasury has recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations are generally effective for payments made on or after January 1, 2001, subject to transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of common shares.



TAXATION OF TAX EXEMPT ENTITIES

     In general, a tax exempt entity that is a shareholder will not be subject to tax on distributions with respect to our shares or gain realized on the sale of our shares. In Revenue Ruling 66-106, the IRS confirmed that a REIT's distributions to a tax exempt employees' pension trust did not constitute unrelated business taxable income ("UBTI"). A tax exempt entity may be subject to UBTI, however, to the extent that it has financed the acquisition of its shares with acquisition indebtedness within the meaning of the Code. The Revenue Reconciliation Act of 1993 has modified the rules for tax exempt employees' pension and profit sharing trusts which qualify under section 401(a) of the Code and are exempt from tax under section 501(a) of the Code for tax years beginning after December 31, 1993. In determining the number of shareholders a REIT has for purposes of the "50% test" described above, any stock held by a qualified trust will be treated as held directly by its beneficiaries in proportion to their actuarial interests in the trust and will not be treated as held by the trust.

     A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income, less direct expenses related thereto, derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the change in the 50% test discussed above and if the trust is predominantly held by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and
(c)(20) of the Code, respectively, income from an investment our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment our securities. These prospective investors should consult their own tax advisors concerning the set aside and reserve requirements.


TAXATION OF FOREIGN INVESTORS

     The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of an investment under the laws of their home country.


STATE AND LOCAL TAXES

     We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

                             ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account ("IRA"), or Keogh Plan (each, a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of a Plan's assets in common shares. In particular, the fiduciary should consider:

     --   whether the investment  satisfies the diversification  requirements of
          Section 404(a)(1)(c) of ERISA,

     -- whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA,

     -- whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan, and

     --   whether the investment is prudent under ERISA.

     In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Internal Revenue Code of 1986 (the "Code") prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the
Plan. These persons are referred to as "parties in interest" in ERISA and as "disqualified persons" in the Code. Thus, a fiduciary of a Plan considering an investment in common shares should also consider whether acquiring or continuing to hold common shares, either directly or indirectly, might constitute a prohibited transaction.

     The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under these Regulations, if a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of fiduciary and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity's underlying assets, unless an exemption applies.

     The Regulations define a publicly-offered security as a security that is:

     --   "widely held"

     --   "freely transferable," and

     -- either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

     The Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" if the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Regulations further provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

     We believe that the restrictions imposed under our bylaws on the transfer common shares are limited to the restrictions on transfer generally permitted under the Regulations, and are not likely to result in the failure of the common shares to be "freely transferable." We also believe that the restrictions that apply to the common shares held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with common shares are unlikely to result in the failure of the common shares to be "freely transferable." Nonetheless, no assurance can be given that the DOL and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act.

     Assuming that the common shares satisfy the definition of publicly-offered securities, described above, the underlying assets will not be deemed to be "plan assets" of any Plan that invests in the securities offered in this prospectus.

     Notwithstanding the above, the Regulations provide that even if a security offered hereunder were not a publicly-traded security, investment by a Plan would not include the underlying assets if equity participation by benefit plan investors will not be significant. Under the Regulations, equity participation is significant if 25 percent or more in the security is held by benefit plan investors. The term "benefit plan investors" generally includes the plans described above.


                                CAPITALIZATION

     Our capitalization as of March 31, 1999, and as adjusted to reflect the issuance and sale of the common shares offered assuming the minimum offering and maximum offering and after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is as follows:





                                                    AS ADJUSTED
                                    -------------------------------------------
                                                   MINIMUM          MAXIMUM
                                     ACTUAL       OFFERING          OFFERING
                                    --------   --------------   ---------------
Common Shares; no par value; 10
 shares issued, 1,666,666.67 and
 30,166,666.67 shares issued as
 adjusted, respectively .........     $100     $13,050,100      $268,500,100

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OVERVIEW

     We were organized on March 5, 1999 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

     The proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

     On April 20, 1999, we obtained a line of credit in a principal amount of up to $1 million to fund our start-up costs. The lender is First Union National Bank. This line of credit bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight, our president and Chairman of the Board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

     We anticipate that our cash flow will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. Inflation may increase our operating costs, including our costs on bank borrowings, if any.

     We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.


YEAR 2000 COMPLIANCE

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. We will evaluate systems we may employ to determine if any of the computer programs or hardware that may be purchased have date-sensitive software or embedded chips that recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     We will undertake several initiatives to address the Year 2000 issue after we commence operations. As part of our hotel acquisition due diligence process, we will perform assessments of the information technology ("IT") and non-IT systems of potential acquisitions for Year 2000 compliance. We will perform similar assessments for any IT and non-IT systems that will be acquired for internal use. In situations where these assessments indicate non-compliance with Year 2000 issues a program of remediation, testing and implementation will be developed and performed. We will request assurances from Apple Suites Advisors, Apple Suites Realty and Apple Suites Management that, as they implement IT and non-IT systems. They also implement appropriate steps to ensure that they address the Year 2000 issue.

     We will also assess the Year 2000 compliance of vendors and other external relationships to determine the extent to which we may be vulnerable to these parties' failure to resolve their own Year 2000 issues. We cannot ensure timely compliance of third parties and; therefore, could be adversely affected by failure of a significant third party to become Year 2000 compliant. We cannot estimate the effect, if any, on us from the failure of third parties to be Year 2000 compliant.

     These initiatives may not detect all Year 2000 issues. We will along with Apple Suites Advisors, Apples Suites Realty and Apple Suites Management, Inc. develop contingency plans intended to mitigate the possible disruption in business operations that may result from the Year 2000 issue. We believe a worst case scenario may be a lack of readiness by electrical and water utilities, financial institutions, governmental agencies or other providers of general infrastructure which could pose significant impediments to our ability to carry on our normal operations. We have not incurred any cost to date implementing the Year 2000 initiatives and do not believe the cost of implementation will be material.

                             PLAN OF DISTRIBUTION

     We are offering to sell the common shares using the service of David Lerner Associates, Inc. as the managing dealer, and other broker-dealers selected by the managing dealer. The common shares are being offered on a "best efforts" basis, meaning that the managing dealer and other broker-dealers are not obligated to purchase any common shares. No common shares will be sold unless at least a minimum of 1,666,666.67 shares has been sold no later than one year after the date of this prospectus. Our officers and directors and those of Apple Suites Advisors, Apple Suites Realty and Apple Suites Management will not be permitted to purchase common shares in order to reach the minimum offering of 1,666,666.67 common shares. If the minimum offering of shares is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. First Union National Bank will act as escrow agent for the escrow account until the minimum offering of shares is sold.

     The common shares are offered at $9 per share until the minimum offering of $15,000,000 in shares is achieved and the minimum 1,666,666.67 common shares have been sold. Thereafter, the common shares will be offered at $10 per share.


     The offering of common shares is expected to terminate when all shares offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 30,166,666.67 common shares. In some states, extension of the offering may not be allowed, or may be allowed only upon the filing of a new application with the appropriate state administrator.

     Purchasers will be sold common shares at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the common shares. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold common shares no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in escrow for the benefit of purchasers until the next closing, and then disbursed to us.

     In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative. We will either accept or reject each subscription within four business days from the receipt of the subscription by David Lerner Associates, Inc. or other broker-dealer.

     We intend to hold investors' funds in escrow in an interest-bearing account with First Union National Bank until the minimum offering of 1,666,666.67 common shares is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investor's funds are received until the date of the initial closing. First Union National Bank will remit the aggregate interest on escrowed funds to David Lerner Associates, Inc., and David Lerner Associates, Inc.

will pay the individual investors their interest. After the initial closing, investors' funds will be held in an interest-bearing account with David Lerner Associates, Inc. or other broker-dealers pending each applicable closing. That account will provide the investor with interest based on a then current money market fund rate. We and David Lerner Associates, Inc. reserve the right to formulate and adopt reasonable simplifying conventions in determining each investor's share of interest earned pending each closing. For example, we and David Lerner Associates, Inc. may average interest rates on escrowed funds over a given period of time or treat all investors subscribing during a given period of time (such as during a particular month or other period) as having subscribed on the same day during such period. These simplifying conventions would be designed to avoid costs necessary to compute interest amounts precisely where the costs are not commensurate with the amount of interest involved. Investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing. An investor's subscription funds may remain in escrow for an indefinite period of time.

     Each investor who desires to purchase common shares will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Exhibit A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of common shares subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated "(a)" through "(h)."

     We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

     Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

     (a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

     (b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the common shares.

     (c) You represent that you have adequate financial resources, understand the financial risks of an investment in common shares, and understand that there is no ready ability to sell or otherwise dispose of your investment in common shares.

     (d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $50,000 (higher in certain states) and gross income of $50,000, or a net worth (with the same exclusions) of at least $100,000 (higher in certain states).

     You further represent that your investment in common shares is 10% or less of your net worth (with the indicated exclusions). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

     (e) If you are acting on behalf on an entity, you represent that you have authority to bind the entity.

     (f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

     (g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for common shares.

     (h)  You  agree  to  settle  by arbitration any controversy between you and
your   broker   concerning   the   Subscription  Agreement  and  the  investment
represented by the Subscription Agreement.

     It is expected that shareholders will be able to elect to reinvest any distributions from us in additional common shares available in this offering, for as long as this offering continues. This option is referred to as the "Additional Share Option." Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 500,000 common shares offered through this prospectus will be purchased through shareholders' reinvestment of distributions in common shares pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

     Subject  to  the  Additional  Share  Option  being  available  through  the broker-dealer which initially sells a shareholder its common shares, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional shares.
Distributions attributable to any calendar quarter will then be used to purchase common shares in this offering. As described under "Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders," a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions which are used to purchase additional shares. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased shares. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of that calendar quarter.

     Funds not invested in real properties may only be invested by us in United States government securities, certificates of deposit of banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the United States Government or United States governmental agencies issued by banks located in the United States having a new worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments, such as money market funds selected by us, or evidences of indebtedness.

     We will pay to David Lerner Associates, Inc. selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the common shares or $0.675 per share purchased at $9 per share and $0.75 per share purchased at $10 per share. We will also pay to David Lerner Associates, Inc. a marketing expense allowance equal to 2.5% of the purchase price of the shares, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the common shares. The marketing expense allowance will equal $0.225 per share purchased at $9 per share and $0.25 per share purchased at $10 per share. The maximum selling commission payable to David Lerner Associates, Inc. is $22,500,000. The maximum marketing expense allowance payable to David Lerner Associates, Inc. is $7,500,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates, Inc. at the times of the issuance of common shares to purchasers.

     The following table reflects the compensation payable to David Lerner Associates, Inc.




                                                             MARKETING EXPENSE
                       PRICE TO PUBLIC      COMMISSIONS          ALLOWANCE
                      -----------------   ---------------   ------------------
Per Share Minimum
 Offering .........    $       9.00        $     0.675          $    0.225
Per Share Maximum
 Offering .........    $      10.00        $     0.75           $    0.25
Total Minimum
 Offering .........    $ 15,000,000        $ 1,125,000          $  375,000
Total Maximum
 Offering .........    $300,000,000        $22,500,000          $7,500,000

     Prospective investors are advised that David Lerner Associates, Inc., reserves the right to purchase common shares, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. However, it is not expected that the managing dealer or other broker-dealers will purchase common shares.

     The Agency Agreement between us and David Lerner Associates, Inc. permits David Lerner Associates, Inc. to use the services of other broker-dealers in offering and selling the common shares, subject to our approval. David Lerner Associates, Inc. will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates, Inc. may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 in connection with this offering. Until the minimum offering is achieved, investors must provide their subscription payment either by authorizing the liquidation of funds in their money market account with the managing dealer or by providing a check made payable to "First Union National

Bank, Escrow Agent." Following the initial closing, investors will provide their subscription payment as directed by the managing dealer.

     Purchasers are required to purchase a minimum of $5,000 in common shares or $2,000 in common shares for plans. After the minimum offering is achieved, Apple Suites Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of shares sold in the offering, on the same terms and conditions as the public. If Apple Suites Advisors and Apple Suites Realty purchase any common shares, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of shares in this offering by Apple Suites Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The shares described in this paragraph are exclusive of the shares which may be issued under our stock incentive plans.

     There has been no previous market for any of our common shares. The initial offering price for the common shares is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

     We have agreed to indemnify David Lerner Associates, Inc. and other broker-dealers against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates, Inc. for losses from a breach of any warranties made by us in the agency agreement.

     As part of the compensation negotiated between us and the managing dealer we have agreed to sell to David Lerner Associates, Inc. for an aggregate of $100, warrants to purchase 10% of the shares sold up to 3,000,000 common shares at an exercise price of $16.50 per common share or 165% of the public offering price per common share. The warrants may not be sold, transferred, assigned or hypothecated for one year from the date of their issuance, except to the officers of David Lerner Associates, Inc. and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of this offering (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the common shares. To the extent that the warrants are exercised, dilution to the interests of the shareholders will occur if the warrant exercise price is less than the value of the common shares at the time of exercise. Further, the terms upon which we may be able to obtain additional equity capital may be adversely affected since the holders of the warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the warrants. Any profit realized by David Lerner Associates on the sale of the warrants may be deemed additional underwriting compensation. We have agreed, at the request of the holders of a majority of the warrants, at our expense, to register the warrants under the Securities Act of 1933 on one occasion during the Warrant Exercise Term and to include the warrants in any appropriate registration statement which is filed by us during the seven years following the date of this prospectus.

                         DESCRIPTION OF CAPITAL STOCK

     The information set forth below is only a summary of our terms of our common shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares.

     Our authorized capital stock consists of 200,000,000 common shares, no par value, 240,000 Class B convertible shares, no par value and 15,000,000 preferred shares. Each common share will be fully paid and nonassessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares issued and outstanding. All 240,000 authorized Class B convertible shares will initially be held by Glade M. Knight, Stanley J. Olander, Jr., and Debra A. Jones.


COMMON SHARES

     DIVIDEND AND DISTRIBUTION RIGHTS

     Our common shares have equal rights in connection with:

     -- dividends

     -- distributions, and

     -- liquidations.

     If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

    -- the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares, and

    -- the amount of the dividend may be limited by law.

     If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets.

     Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

     VOTING RIGHTS

     Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

     Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

     -- dissolve,

     -- amend our charter or articles of incorporation,

     -- merge,

     -- sell all or substantially all of our assets, or

     -- engage in a share exchange or similar transactions;

     except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

     The transfer agent and registrar for the common shares is First Union National Bank.


CLASS B CONVERTIBLE SHARES

     Our authorized capital stock includes 240,000 Class B convertible shares. There are no dividends payable on the Class B convertible shares. Upon our liquidation,  the  holder  of  the  Class  B convertible shares is entitled to a liquidation payment of $0.10 per Class B convertible share before any distribution of liquidation proceeds to the holders of the common shares. Holders of more than two-thirds of the Class B convertible shares must approve any proposed amendment to the Articles of incorporation that would adversely affect the Class B convertible shares.

     The Class B convertible shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

       (1)  substantially  all  of  our  assets,  stock  or  business is sold or
   otherwise    transferred,    whether    through   sale,   exchange,   merger,
   consolidation, lease, share exchange or otherwise, or

       (2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed.

     Upon the occurrence of either triggering event, each Class B convertible share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:



 GROSS PROCEEDS RAISED FROM SALES      NUMBER OF COMMON SHARES
 OF COMMON SHARES THROUGH DATE OF     THROUGH CONVERSION OF ONE
            CONVERSION                CLASS B CONVERTIBLE SHARE
----------------------------------   --------------------------
   $50 million....................                1.0
   $100 million...................                2.0
   $150 million...................                3.5
   $200 million...................                5.3
   $250 million...................                6.7
   $300 million...................                8.0


No  additional  consideration  is  due  upon  the  conversion  of  the  Class  B
convertible   shares.   The  conversion  into  common  shares  of  the  Class  B
convertible shares will result in dilution of the shareholders' interests.

PREFERRED SHARES

     Our articles of incorporation authorize our issuance of up to 15 million preferred shares. No preferred shares have been issued.

     We believe that the authorization to issue preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders' meeting.

     At present, we have no specific financing or acquisition plans involving the issuance of preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, preferred shares will be used or if so used what the characteristics of a particular series may be.

     The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration  as  may  be  determined  by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

RESTRICTIONS ON TRANSFER

     To qualify as a REIT under the Code, our common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding common shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

     Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares of any class or series. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

     Any acquisition or transfer of common shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being "closely-held" within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the common shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

     Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be "excess shares." Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

     Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

     -- the price paid for the excess shares by the intended transferee, or

     -- if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

     Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

     In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.


     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

FACILITIES FOR TRANSFERRING COMMON SHARES

     David Lerner Associates may, but is not obligated to, assist shareholders who desire to transfer their common shares. In the event David Lerner Associates provides assistance, it will be entitled to receive compensation as specified by it. Any assistance offered by David Lerner Associates may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. David Lerner Associates currently has no plans for rendering the type of assistance referred to in this paragraph. This assistance, if offered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any "market" for the common shares.

     No public market for the common shares currently exists. We do not plan to cause the common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the common shares to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. Prospective shareholders should view the common shares as illiquid and must be prepared to hold their investment for an indefinite length of time.


WARRANTS

     We have agreed to sell to David Lerner Associates, Inc. for an aggregate of $100, warrants to purchase 10% of the shares sold in this offering, up to 3,000,000 common shares at an exercise price of $16.50 per common share or 165% of the public offering price per common share. The warrants may not be sold, transferred, assigned or hypothecated for one year from the date of this prospectus, except to the officers of David Lerner Associates, Inc. and are exercisable at any time and from time to time, in whole or in part, during the Warrant Exercise Term. During the Warrant Exercise Term, the holders of the warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the common shares. To the extent that the warrants are exercised, dilution to the interests of the shareholders will occur if the warrant exercise price is less than the value of the common shares at the time of exercise. We have agreed, at the request of the holders of a majority of the Warrants, at our expense, to register the Warrants under the Securities Act of 1933 on one occasion during the Warrant Exercise Term and to include the Warrants in any appropriate registration statement which is filed by us during the seven years following the date of this prospectus.

                      SUMMARY OF ORGANIZATIONAL DOCUMENTS

     The following is a summary of the principal provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof, and this summary and all the descriptions are qualified in their entirety by reference to, and the provisions of, the articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. Our articles of incorporation have been reviewed and approved unanimously by the board of directors.

BOARD OF DIRECTORS

     The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

     A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. "For cause" is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director's duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor's term. The number of directors shall not be less than three nor more than 15. At the time of initial closing, there will be five directors, a majority of whom are independent directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

     The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least three directors, the majority of whom are independent directors. At all times a majority of the directors and a majority of the members of any board committee shall be independent directors, except that upon the death, removal, or resignation of an independent director this requirement shall not be applicable for 60 days.

RESPONSIBILITY OF BOARD OF DIRECTORS, APPLE SUITES ADVISORS, INC., OFFICERS AND EMPLOYEES

     Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Suites Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent and Apple Suites Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent or Apple Suites Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the common shares unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity, or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnity. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

     The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or the behalf of Apple Suites Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Suites Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Suites Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Suites Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Suites Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.


ISSUANCE OF SECURITIES

     The board of directors may in its discretion issue additional common shares or other equity or debt securities, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we purchases property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while shares are offered by us to the public, the public offering price of the common shares shall be deemed their value.

     We have adopted two stock incentive plans for the benefit of our directors and employees and for the benefit of employees of Apple Suites Advisors and Apple Suites Realty.


REDEMPTION AND RESTRICTIONS ON TRANSFER

     For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares of any class or series.


AMENDMENT

     The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.


SHAREHOLDER LIABILITY

     The holders of our shares shall not be liable personally on account of any of our obligations.


                               SALES LITERATURE

     We may use sales or marketing literature in connection with the offering of the common shares. Sales or marketing materials which may be used include sales brochures highlighting our company, our properties or other aspects of our business. The literature may also include a brochure describing Apple Suites Advisors, Apple Suites Realty or affiliates and a "tombstone" advertisement, mailer and introductory letter. We may, from time to time, also utilize brochures describing completed or proposed property acquisitions, summaries of our company or of the offering of the common shares, and discussions of REIT investments generally.

     The offering is, however, made only by means of this prospectus. Except as described, we have not authorized the use of other supplemental literature in connection with the offering other than marketing bulletins to be used internally by broker-dealers. Although the information contained in the literature does not conflict with any of the information contained in this prospectus, the material does not purport to be complete, and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering of the common shares.


                            REPORTS TO SHAREHOLDERS

     Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Suites Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to Apple Suites Advisors and Apple Suites Realty and a reasonable summary of our activities during the quarter. The shareholders also have the right under applicable law to obtain other information about us.

     We will file a report meeting the requirements of Form 8-K under the Securities Exchange Act of 1934 if, after the termination of the offering, a commitment is made involving the use of 10 percent or more of the net proceeds of the offering and will provide the information contained in the report to the shareholders at least once each quarter after the termination of this offering.



                                 LEGAL MATTERS

     Certain legal matters in connection with the common shares will be passed upon for us by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia.


                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our balance sheet at March 26, 1999, as set forth in their report. We've included our balance sheet in the prospectus and in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                         EXPERIENCE OF PRIOR PROGRAMS


     The tables following this introduction set forth information with respect to prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the "prior program sponsor." These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 30, 1998. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone Realty Income Trust, Inc. ("Cornerstone") and Apple Residential Income Trust, Inc. ("Apple Residential") will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition,
Part II of our Registration Statement contains detailed information on the property acquisitions of Cornerstone and Apple Residential and is available without charge upon request of any investor or prospective investor. Please send all requests to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, VA 23219; telephone: 804-643-1761.

     In the five years ending December 30, 1998, Glade M. Knight sponsored only Cornerstone and Apple Residential, which have investment objectives similar to ours. Cornerstone and Apple Residential were formed to invest in existing residential properties on a substantially debt-free basis for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

     The information in the following tables should not be considered as indicative of our capitalization or operations. Purchasers of shares offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of shares in us.

     See "Apple Suites Advisors, Inc., and Affiliates -- Prior Performance of Programs Sponsored by Glade M. Knight" in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

     The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

     o "Acquisition Costs" means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

     o "Cash Generated From Operations" means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

     o    "GAAP" refers to "Generally Accepted Accounting Principles."

     o "Recapture" means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

     o "Reserves" refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

     o "Return of Capital" refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Cornerstone and Apple Residential, whose investment objectives are similar to those of Apple Suites and whose offerings closed within three years ending December 31, 1998.




                                                    CORNERSTONE            APPLE
                                                 -----------------   -----------------
Dollar Amount Offered ........................   $409,409,897        $300,000,000
Dollar Amount Raised .........................   $409,409,897        $281,228,183
LESS OFFERING EXPENSES:
  Selling Commissions and Discounts ..........          6.79%              10.00%
  Organizational Expenses ....................          2.82%               1.00%
  Other ......................................          0.00%               0.00%
Reserves .....................................          3.00%               0.50%
Percent Available from Investment ............         87.39%              88.50%
ACQUISITION COSTS:
  Prepaid items and fees to purchase
   property ..................................         86.27%              86.50%
  Cash down payment ..........................          0.00%               0.00%
  Acquisition fees ...........................          1.12%               2.00%
  Other ......................................          0.00%               0.00%
Total Acquisition Costs ......................         87.39%              88.50%
Date offering began ..........................   May 1993            January 1997
Length of offering (in months) ...............            54                  24
Months to invest amount available for
  investment .................................            54                  24

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the prior program sponsor and its affiliates (i) by programs organized by it and closed within three years ended December 31, 1998, and (ii) by all other programs during the three years ended December 31, 1998.




                                                                                      OTHER
                                                CORNERSTONE          APPLE           PROGRAMS
                                             ----------------   ---------------   -------------
Date offering commenced ..................      May 1993        January 1997        Various
Dollar amount raised .....................   $ 409,409,897      $281,228,183      $9,868,220
AMOUNTS PAID TO PRIOR PROGRAM SPONSOR
 FROM PROCEEDS OF OFFERING:
  Acquisition fees
   Real estate commission ................   $   4,075,337      $  4,320,548      $       --
   Advisory fees .........................   $     515,689      $    718,248      $       --
   Other .................................   $          --      $         --      $       --
Cash generated from operations before
  deducting payments to prior program
  sponsor ................................   $ 111,550,382      $ 21,265,581      $5,293,228
AGGREGATE COMPENSATION TO PRIOR
  PROGRAM SPONSOR
  Management and accounting fees .........   $   3,088,348      $  2,388,954      $2,828,330
  Reimbursements .........................   $   2,717,655      $         --      $       --
  Leasing fees ...........................   $          --      $         --      $       --
  Other fees .............................   $          --      $         --      $       --


There have been no fees from property sales or refinancings

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents a summary of the annual operating results for Cornerstone and Apple Residential, the offerings closed in the five years ending December
31, 1998. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.




                                                 1998                             1997
                                             CORNERSTONE         APPLE        CORNERSTONE
                                          ----------------- --------------- ---------------
Capital contributions by year ...........   $  38,905,636   $142,800,094     $ 63,485,868
Gross revenue ...........................   $  93,637,948   $ 30,764,904     $ 71,970,624
Operating expenses ......................   $  33,797,439   $ 14,958,699     $ 27,339,955
Interest income (expense) ...............   $ (12,175,940)  $    900,669     $ (7,230,205)
Depreciation ............................   $  20,741,130   $  5,788,476     $ 15,163,593
Net income (loss) GAAP basis ............   $  23,210,642   $ 10,079,908     $ 19,225,553
Taxable income ..........................   $          --   $         --     $         --
Cash generated from operations ..........   $  45,027,655   $ 17,122,276     $ 34,973,533
Less cash distributions to investors.....   $  38,317,602   $ 13,040,936     $ 31,324,870
Cash generated after cash distribution      $   6,710,053   $  4,081,340     $  3,648,663
Special items ...........................
 Capital contributions, net .............   $  38,905,636   $142,800,094     $ 63,485,868
 Fixed asset additions ..................   $  97,863,162   $125,017,627     $157,859,343
 Line of credit .........................   $  50,323,852   $         --     $ 96,166,147
Cash generated ..........................   $  (1,923,622)  $ 15,910,626     $  1,331,335
End of period cash ......................   $   2,590,364   $ 40,073,198     $  4,513,986
Tax and distribution data per $1,000
 invested




                                                                 1996             1995           1994
                                               APPLE         CORNERSTONE      CORNERSTONE     CORNERSTONE
                                          --------------- ----------------- --------------- --------------
Capital contributions by year ...........  $109,090,359     $ 144,798,035     $71,771,027   $23,496,784
Gross revenue ...........................  $ 12,005,968     $  40,261,674     $16,266,610   $ 8,177,576
Operating expenses ......................  $  5,993,492     $  17,198,882     $ 7,457,574   $ 3,894,657
Interest income (expense) ...............  $   (235,708)    $  (1,140,667)    $   (68,061)  $   110,486
Depreciation ............................  $  1,898,003     $   8,068,063     $ 2,788,818   $ 1,210,818
Net income (loss) GAAP basis ............  $  3,499,194     $  (4,169,849)    $ 5,229,715   $ 2,386,303
Taxable income ..........................  $         --     $          --     $        --   $        --
Cash generated from operations ..........  $  7,075,025     $  20,162,776     $ 9,618,956   $ 3,718,086
Less cash distributions to investors.....  $  3,249,098     $  15,934,901     $ 6,316,185   $ 2,977,136
Cash generated after cash distribution     $  3,825,927     $   4,227,875     $ 3,302,771   $   740,950
Special items ...........................
 Capital contributions, net .............  $109,090,359     $ 144,798,035     $71,771,027   $23,496,784
 Fixed asset additions ..................  $ 88,753,814     $ 194,519,406     $75,589,089   $28,557,568
 Line of credit .........................  $         --     $  41,603,000     $ 3,300,000   $ 5,000,000
Cash generated ..........................  $ 24,162,472     $  (3,890,496)    $ 2,784,709   $   680,166
End of period cash ......................  $ 24,162,572     $   3,182,651     $ 7,073,147   $ 4,288,438
Tax and distribution data per $1,000
 invested


                                       1998                  1997                  1996          1995         1994
                                   CORNERSTONE   APPLE   CORNERSTONE   APPLE   CORNERSTONE   CORNERSTONE   CORNERSTONE
                                  ------------- ------- ------------- ------- ------------- ------------- ------------
Federal income tax results
 Cornerstone and Apple are REITs
  and thus are not taxed at the
  corporate level
Cash distributions to investors
 Source (on GAAP basis)
  Investment income .............      $ 82       $--        $ 77       $--        $85           $80           $70
  Return of capital .............      $ 21       $82        $ 23       $60        $14           $16           $19
 Source (on Cash basis) .........
  Sales .........................      $ --       $--        $ --       $--        $--           $--           $--
  Refinancings ..................                 $--        $ --       $--        $--           $--           $--
  Operations ....................      $103       $82        $100       $60        $99           $96           $89
  Other .........................      $ --       $--        $ --       $--        $--           $--           $--


TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the results of programs sponsored by Mr. Knight which completed operations in the five years ending December 31, 1998. All of these programs had investment objectives dissimilar to those of Apple Suites.




                                         MOUNTAIN                                    TEAL
             PROGRAM NAME                  VIEW       WESTFIELD      SUNSTONE       POINT
------------------------------------- ------------- ------------- ------------- -------------
Dollar amount raised ................ $2,605,800    $1,825,600    $1,890,000    $3,310,620
Number of properties ................          1             1             1            1
Date of closing of offering .........  OCT 1984      NOV 1984      JULY 1984     DEC 1989
Date of sale of property ............  AUG 1995      APR 1996       NOV 1995     DEC 1997
Tax and Distribution data per $1,000
 investment through-
 Federal income tax results:
  Ordinary income
   From operations .................. $       68    $       80    $      122    $      (4)
   From recapture ................... $    1,200    $    1,302    $      526    $      --
  Capital gain ...................... $       --    $       --    $       --    $   2,126
  Deferred gain .....................
   Capital .......................... $       --    $       --    $       --    $      --
   Ordinary ......................... $       --    $       --    $       --    $      --
Cash distributions to investors
  Source(On GAAP basis)
   Investment income ................ $       68    $       80    $      122    $      (4)
   Return of capital ................ $       38    $      233    $       --    $      --
  Source (On cash basis)
   Sales ............................ $       38    $      233    $      122    $   2,126
   Refinancing ...................... $       --    $       --    $       --    $      --
   Operations ....................... $       68    $       80    $       --    $      (4)
   Other ............................ $       --    $       --    $       --    $      --
Receivable on net purchase money
  financing ......................... $       --    $       --    $       --    $      --

TABLE V: SALES OR DISPOSALS OF PROPERTIES

Table V is not applicable. Cornerstone and Apple Residential (the sole prior programs with investment objectives similar to our investment objectives) have not sold or disposed of any properties as required for inclusion in the Table (sale or disposals of properties by programs with similar investment objectives within the most recent three years).

                              APPLE SUITES, INC.
                            INDEX TO BALANCE SHEET
                                MARCH 26, 1999





                                              PAGE
                                             -----
Report of Independent Auditors ...........    F-2
Balance Sheet at March 26, 1999 ..........    F-3
Notes to Balance Sheet ...................    F-4

                        REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholder of
Apple Suites, Inc.


     We have audited the accompanying balance sheet of Apple Suites, Inc. as of March 26, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Apple Suites, Inc. at March 26, 1999, in conformity with generally accepted accounting principles.



                                        /s/ Ernst & Young LLP



Richmond, Virginia
April 21, 1999

                              APPLE SUITES, INC.
                                 BALANCE SHEET
                                MARCH 26, 1999



     ASSETS
       Cash .........................................................    $100
                                                                         ====
     STOCKHOLDER'S EQUITY
       Preferred stock, authorized 15,000,000 shares; none issued and
         outstanding ................................................      --
       Class B convertible stock, no par value, authorized 240,000
         shares; none issued and outstanding ........................      --
       Common stock, no par value authorized 200,000,000 shares;
         issued and outstanding 10 shares ...........................    $100
                                                                         ----
                                                                         $100
                                                                         ====


See accompanying notes to balance sheet.

                               APPLE SUITES, INC.

                            NOTES TO BALANCE SHEET


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Organization

     Apple Suites, Inc. (the "Company") is a Virginia corporation that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes. The Company, which has no operating history, was formed to invest primarily in extended stay hotels in the southeastern and southwestern United States. Initial capitalization occurred on March 5, 1999, when 10 shares of common stock were purchased by Apple Suites Advisors, Inc. (see Note 3).


SIGNIFICANT ACCOUNTING POLICIES


     Income Taxes

     The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the
Company to taxation only at the shareholder level. The Company's continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.


     Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


     Start Up Costs

     Start up costs incurred other than offering costs will be expensed upon the successful completion of the minimum offering (see Note 3).


2. OFFERING OF SHARES

     The Company intends to raise capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

     A minimum offering of 1,666,666 shares ($15,000,000) must be sold within one year from the beginning of this offering or the offering will terminate and investors' subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors' subscription payments will be placed in an escrow account.

                              APPLE SUITES, INC.

3. RELATED PARTIES

     The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with Apple Suites Realty Group, Inc. ("ASRG"), to acquire and dispose of real estate assets for the Company. A fee of 2% of the purchase price or sale price in addition to certain reimbursable expenses will be payable for these services.

     The Company has negotiated, but not signed, an Advisory Agreement with Apple Suites Advisors, Inc. ("ASA") to provide management of the Company and its assets. An annual fee ranging from .1% to .25% of total contributions received by the Company in addition to certain reimbursable expenses will be payable for these services.

     ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares sold in the offering.

     Affiliates of the Company have incurred certain organization and offering costs on behalf of the Company. Upon successful completion of the minimum offering (see Note 2), the Company will reimburse the affiliates for these organizational and offering costs. The Company is not responsible for these costs in the event that the offering is not successfully completed.

     On April 20, 1999, the Company obtained a line of credit in a principal amount of up to $1 million to fund certain offering costs. The loan bears interest at LIBOR plus 1.50%. Interest is payable monthly and the principal balance and all accrued interest are due in full on October 20, 1999. Glade M. Knight has guaranteed repayment of the loan.


4. STOCK INCENTIVE PLANS

     The Company intends to adopt two stock incentive plans (the "Incentive Plan" and "Directors' Plan") to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock ("Options") or grants of restricted shares of common stock ("Restricted Stock") to selected employees and directors of the Company and certain affiliates. Following consummation of the offering, a Compensation Committee ("Committee") will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.


5. CLASS B CONVERTIBLE STOCK

     The Company has authorized 240,000 shares of Class B Convertible Stock. The Company will issue 202,500 Class B Convertible Shares to Glade M. Knight, Chairman and President of the Company, and a combined 37,500 Class B

                              APPLE SUITES, INC.

5. CLASS B CONVERTIBLE STOCK - (CONTINUED)

Convertible Shares to two other individuals. The Class B Convertible Shares will be issued by the Company on or before the initial closing of the minimum offering of $15,000,000, in exchange for payment of $.10 per Class B Convertible Share, or an aggregate of $24,000. There will be no dividends payable on the Class B Convertible Shares. On liquidation of the Company, the holders of the Class B Convertible Shares will be entitled to a liquidation payment of $.10 per share before any distribution of liquidation proceeds to holders of the Common Shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to, or on a parity with, the Class B Convertible Shares. The Class B Convertible Shares may not be redeemed by the Company.

     Each holder of outstanding Class B Convertible Shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of either of the following conversion events:


       (1) the  sale  or  transfer of substantially all of the Company's assets,
           stock   or   business,   whether   through  sale,  exchange,  merger,
           consolidation, lease, share exchange or otherwise, or

       (2) the termination or expiration without renewal of the Advisory Agreement with ASA, and if the Company ceases to use ASRG to provide substantially all of its property acquisition and disposition services.

     Upon the occurrence of either conversion event, each Class B Convertible Share may be converted into a number of Common Shares based upon the gross proceeds raised through the date of conversion in the public offering or offerings of the Company's Common Shares made by the Company's prospectus according to the following formula:



                                      NUMBER OF COMMON SHARES
   GROSS PROCEEDS RAISED FROM        THROUGH CONVERSION OF ONE
 SALES OF COMMON SHARES THROUGH      CLASS B CONVERTIBLE SHARE
       DATE OF CONVERSION         (THE INITIAL "CONVERSION RATIO")
-------------------------------- ---------------------------------
 $ 50 million...................                 1.0
 $100 million...................                 2.0
 $150 million...................                 3.5
 $200 million...................                 5.3
 $250 million...................                 6.7
 $300 million...................                 8.0


                              APPLE SUITES, INC.

5. CLASS B CONVERTIBLE STOCK - (CONTINUED)

     No additional consideration is due upon the conversion of the Class B Convertible Shares. Upon the probable occurrence of a conversion event, the Company will record expense for the difference between the market value of the Company's Common Stock and issue price of the Class B Convertible Shares.


6. WARRANTS

     The Company has agreed to sell to the Managing Dealer for an aggregate of $100, warrants (the "Warrants") to purchase 10% of the shares sold in this offering, up to 3,000,000 common shares at an exercise price of $16.50 per common share (165% of the public offering price per common share). The Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of the "best-efforts" offering prospectus, except to the officers and employees of the Managing Dealer and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of the offering (the "Warrant Exercise Term"). At the Company's expense, the Company intends to register the Warrants under the Securities Act on one occasion during the Warrant Exercise Term and to include the Warrants in any appropriate registration statement which is filed by the Company during the seven years following the date of the "best efforts" offering prospectus.

                                                                       EXHIBIT A


                            SUBSCRIPTION AGREEMENT

To:  Apple Suites, Inc.
    306 East Main Street
    Richmond, VA 23219

Gentlemen:


     By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Suites, Inc. ("REIT") at a purchase price of and 00/100 Dollars ($ ) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:


     (a) acknowledge receipt of a copy of the Prospectus of Apple Suites, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;


     (b) represent that I am (we are) of majority age;


     (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;


     (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($125,000 in the case of Maine and New Hampshire purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky and North Carolina purchasers, $200,000 in the case of Maine purchasers, and $250,000 in the case of New Hampshire purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;



     (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;


     (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or
(b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me
(us) that I am (we are) no longer subject to backup withholding; and


     (g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.


     To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.


     (H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:


     1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.


     2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.


     3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.


     4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.


     5. THE   PANEL   OF  ARBITRATORS  WILL  TYPICALLY  INCLUDE  A  MINORITY  OF
        ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.


     6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.


     THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                              APPLE SUITES, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1. Social Security Number(s) ---------------------------------------------------

Tax ID Number(s)----------------------------------------------------------------
Account # (If applicable)

2. Name(s) in which shares are to be registered:
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
3. Manner in which title is to be held (Please check one).

[  ] Individual  [  ] Joint Tenants WROS  [  ] Corporation  [ ] Community
                                                                Property
[  ] Tenants in Common [ ] Partnership  [ ] Trust

[  ] As Custodian for ----------------------------------------------------------


[  ] For Estate of -------------------------------------------------------------

[  ] Other ---------------------------------------------------------------------

4. Address for correspondence --------------------------------------------------

--------------------------------------------------------------------------------
 5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

 6. Amount  of  Investment  $---------------   for  -------------------   Shares
    (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). [ ] Liquidate funds from money market [ ] Check enclosed

 7. Instructions  for  cash  distributions   [  ] Deposit  to  money  market
    [  ] Reinvest in additional Shares

 8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

 9. Signature(s)  of Investor(s) (Please sign in same manner in which Shares are
    to   be   registered.   Read  Subscription  Agreement,  an  important  legal
    document, before signing.)

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

 x -----------------------------------------------------------------------------
      Signature                                                    Date

 x -----------------------------------------------------------------------------
     Signature                                                    Date

10. Broker/Dealer Information:

x ----------------------------------    ----------------------------------------
  Registered Representative's Name      Second Registered Representative's Name

x ----------------------------------  ------------------------------------------
  Broker/Dealer Firm                  Registered Representative's Office Address

x ----------------------------------  ------------------------------------------
  City/State/Zip                      Telephone Number


11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.
--------------------------------------------------------------------------------
  Registered Representative                                          Date
--------------------------------------------------------------------------------
  General Securities Principal                                       Date
--------------------------------------------------------------------------------
  Apple Use Only

This  Subscription  Agreement  and  Signature
page will not be an effective agreement until
it is  signed by a duly  authorized  agent of    Agreed and accepted by:
Apple Suites, Inc.                               Apple Suites, Inc.
                                                 By ----------------------------
                                                 Date --------------------------

                            SUBSCRIPTION AGREEMENT

To:  Apple Suites, Inc.
    306 East Main Street
    Richmond, VA 23219

Gentlemen:


     By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Suites, Inc. ("REIT") at a purchase price of and 00/100 Dollars ($ ) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:


     (a) acknowledge receipt of a copy of the Prospectus of Apple Suites, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;


     (b) represent that I am (we are) of majority age;


     (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

     (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($125,000 in the case of Maine and New Hampshire purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky and North Carolina purchasers, $200,000 in the case of Maine purchasers, and $250,000 in the case of New Hampshire purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

     (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

     (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or
(b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me
(us) that I am (we are) no longer subject to backup withholding; and


     (g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.


     To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.


     (H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:


     1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.


     2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.


     3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.


     4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.


     5. THE   PANEL   OF  ARBITRATORS  WILL  TYPICALLY  INCLUDE  A  MINORITY  OF
        ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.


     6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.


     THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                              APPLE SUITES, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

                              APPLE SUITES, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1. Social Security Number(s) ---------------------------------------------------

Tax ID Number(s)----------------------------------------------------------------
Account # (If applicable)

2. Name(s) in which shares are to be registered:
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
3. Manner in which title is to be held (Please check one).

[  ] Individual  [  ] Joint Tenants WROS  [  ] Corporation  [ ] Community
                                                                Property
[  ] Tenants in Common [ ] Partnership  [ ] Trust

[  ] As Custodian for ----------------------------------------------------------


[  ] For Estate of -------------------------------------------------------------

[  ] Other ---------------------------------------------------------------------

4. Address for correspondence --------------------------------------------------

--------------------------------------------------------------------------------
 5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

 6. Amount  of  Investment  $---------------   for  -------------------   Shares
    (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). [ ] Liquidate funds from money market [ ] Check enclosed

 7. Instructions  for  cash  distributions   [  ] Deposit  to  money  market
    [  ] Reinvest in additional Shares

 8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

 9. Signature(s)  of Investor(s) (Please sign in same manner in which Shares are
    to   be   registered.   Read  Subscription  Agreement,  an  important  legal
    document, before signing.)

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

 x -----------------------------------------------------------------------------
      Signature                                                    Date

 x -----------------------------------------------------------------------------
     Signature                                                    Date

10. Broker/Dealer Information:

x ----------------------------------    ----------------------------------------
  Registered Representative's Name      Second Registered Representative's Name

x ----------------------------------  ------------------------------------------
  Broker/Dealer Firm                  Registered Representative's Office Address

x ----------------------------------  ------------------------------------------
  City/State/Zip                      Telephone Number


11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.
--------------------------------------------------------------------------------
  Registered Representative                                          Date
--------------------------------------------------------------------------------
  General Securities Principal                                       Date
--------------------------------------------------------------------------------
  Apple Use Only

This  Subscription  Agreement  and  Signature
page will not be an effective agreement until
it is  signed by a duly  authorized  agent of    Agreed and accepted by:
Apple Suites, Inc.                               Apple Suites, Inc.
                                                 By ----------------------------
                                                 Date --------------------------




=======================================                      =========================================
NO DEALER,  SALESMAN  OR OTHER  PERSON
HAS  BEEN   AUTHORIZED   TO  GIVE  ANY
INFORMATION    OR    TO    MAKE    ANY
REPRESENTATIONS   OTHER   THAN   THOSE
CONTAINED   IN  THIS   PROSPECTUS   IN                                    APPLE SUITES LOGO
CONNECTION  WITH THE OFFERING  MADE BY
THIS  PROSPECTUS,  AND,  IF  GIVEN  OR
MADE,   ANY   OTHER   INFORMATION   OR
REPRESENTATIONS  MUST  NOT  BE  RELIED
UPON.   THIS   PROSPECTUS   DOES   NOT
CONSTITUTE  AN OFFER  IN ANY  STATE IN
WHICH  AN  OFFER  MAY NOT  LEGALLY  BE
MADE. THE DELIVERY OF THIS  PROSPECTUS
AT  ANY  TIME  DOES  NOT  IMPLY   THAT
INFORMATION    CONTAINED    IN    THIS
PROSPECTUS  HAS NOT  CHANGED AS OF ANY
TIME AFTER ITS DATE.

  -----------------------------------




           TABLE OF CONTENTS                                            ----------------------------

                                                                                PROSPECTUS


                                                                        ----------------------------

                                         PAGE
                                       --------

Summary ...............................    1
Risk Factors ..........................    7
Use of Proceeds .......................   17
Compensation ..........................   19
Conflicts of Interests ................   21
Investment Objectives and
   Policies ...........................   25
Distribution Policy ...................   29
Business ..............................   30
Management ............................   36
Apple Suites Advisors, Inc. and
   Affiliates .........................   42
Principal and Management
   Shareholders .......................   50
Federal Income Tax
   Considerations .....................   51
ERISA Considerations ..................   61
Capitalization ........................   62
Management's Discussion and
   Analysis of Financial Condition
   and Results of Operations ..........   63
Plan of Distribution ..................   65
Description of Capital Stock ..........   70
Summary of Organizational                                        DAVID LERNER ASSOCIATES, INC.
   Documents ..........................   75                          AS MANAGING DEALER
Sales Literature ......................   78
Reports to Shareholders ...............   78
Legal Matters .........................   79
Experts ...............................   79
Experience of Prior Programs ..........   80
Index to Balance Sheet ................   F-1
Subscription Agreement ................   Exhibit A                       AUGUST 3, 1999

=======================================                      =========================================

                   STICKER SUPPLEMENT TO SUPPLEMENT NO. 2 DATED OCTOBER 5, 1999;
                                          SUPPLEMENT NO. 2 DATED OCTOBER 5, 1999
                                                      TO BE USED WITH PROSPECTUS
                                                            DATED AUGUST 3, 1999


            SUMMARY OF SUPPLEMENT TO PROSPECTUS DATED AUGUST 3, 1999
                 (SEE THE SUPPLEMENT FOR ADDITIONAL INFORMATION)

Supplement  No.  2 dated October 5, 1999 (incorporating and replacing Supplement
   No. 1):
   (1) Reports on our purchase, either directly or through a subsidiary, of five Homewood Suites(Reg. TM) extended-stay hotels for an aggregate purchase price of $45,300,000
   (2) Reports on the short-term financing of 75% of the aggregate purchase price, or $33,975,000, secured by the properties and having a maturity date of October 1, 2000
   (3) Reports on the manner in which the hotels will be operated and managed, including a summary of the material contracts affecting these matters
   (4) Reports on the election of our Senior Vice President and Chief Operating Officer
   (5) Provides certain other information about us and the hotels we have purchased

          As of August 23, 1999, we had closed on the sale of 1,666,666.67 of our common shares at a price of $9 per share, representing completion of the minimum offering. As of September 22, 1999, we had closed on the sale of 865,470 of our common shares at a price of $10 per share. These sales, when combined, represent gross proceeds of $23,654,700, and proceeds net of selling commissions and marketing expenses of $21,289,230. We are continuing the offering at $10 per share in accordance with the prospectus.
          We have paid a real estate commission of $906,000, representing 2% of the aggregate purchase price for the hotels, to Apple Suites Realty Group, Inc., which is our real estate broker and is owned by our Chairman and Chief Executive Officer.

                                          SUPPLEMENT NO. 2 DATED OCTOBER 5, 1999
                                                      TO BE USED WITH PROSPECTUS
                                                            DATED AUGUST 3, 1999


                     SUPPLEMENT NO. 2 DATED OCTOBER 5, 1999

                       TO PROSPECTUS DATED AUGUST 3, 1999


                               APPLE SUITES, INC.

     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. THIS SUPPLEMENT NO. 2
INCORPORATES AND THEREFORE REPLACES SUPPLEMENT NO. 1 DATED AUGUST 17, 1999. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW BOTH THE PROSPECTUS AND THIS SUPPLEMENT.


                     TABLE OF CONTENTS FOR SUPPLEMENT NO. 2




                                                                        PAGE
                                                                       -----
Status of the Offering .............................................    S-2
Recent Developments ................................................    S-2
Property Acquisitions. .............................................    S-2
   Overview of Hotels ..............................................    S-3
   Hotel Supplies and Franchise Fees ...............................    S-5
   Description of Financing ........................................    S-5
   Licensing and Management ........................................    S-6
   Potential Economic Risk and Benefit to Glade M. Knight ..........    S-6
Summary of Material Contracts ......................................    S-7
Description of Properties ..........................................   S-13
Experts ............................................................   S-22
Index to Financial Statements ......................................    F-1

     The prospectus and this supplement contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                             STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per share in accordance with the prospectus.

     As of September 22, 1999, we had closed on the following sales of our common shares:


                                                           PROCEEDS NET OF SELLING
   PRICE PER           NUMBER OF             GROSS        COMMISSIONS AND MARKETING
 COMMON SHARE     COMMON SHARES SOLD       PROCEEDS           EXPENSE ALLOWANCE
--------------   --------------------   --------------   --------------------------
$   9                 1,666,666.67       $15,000,000             $13,500,000
$  10                   865,470.00       $ 8,654,700             $ 7,789,230
                                         -----------             -----------
     Total                               $23,654,700             $21,289,230
                                         ===========             ===========


     We have used proceeds of the offering to acquire, either directly or through our subsidiaries, the five extended-stay hotels described below.


                              RECENT DEVELOPMENTS

     On August 16, 1999, we added four individuals to our board of directors. Those four individuals are Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily (all of whom are described in the prospectus).

     On the same date, Glade M. Knight, who is our Chairman, Chief Executive Officer and President, was authorized by the board of directors (1) to close the purchase of any Homewood Suites(Reg. TM) properties on our behalf as he deems in our best interests, and (2) to cause us to borrow, on either a secured or an unsecured basis, up to 75% of the purchase price of Homewood Suites(Reg. TM) properties on such terms as he determines to be in our best interests. We expect to repay any such borrowing from the proceeds of our ongoing offering and sale of common shares. There can be no assurance, however, that we will actually receive proceeds sufficient for that purpose.

     On the same date, C. Douglas Schepker became our Senior Vice President and Chief Operating Officer. From August 1996 to August 1999, Mr. Schepker (age 50) was a Senior Manager in the Real Estate Group of Ernst & Young Kenneth
Leventhal. From September 1988 until August 1996, he was a Senior Manager/Director with KPMG, Pricewaterhouse Coopers and Arthur Andersen. Mr. Schepker's expertise includes management and financial consulting pertaining to corporate investments, financings, acquisitions, dispositions, developments, REIT structures and joint ventures. For over three years, he was director of real estate for Choice Hotels, Inc., a subsidiary of Manor Care, Inc.


                             PROPERTY ACQUISITIONS

     We have purchased, either directly or through our subsidiaries, five existing hotels licensed with Homewood Suites(Reg. TM), which is a registered service mark of Promus Hotels, Inc. The five hotels were purchased from Promus Hotels, Inc. or its affiliates. The total purchase price for the five hotels was $45,300,000. We used proceeds from our offering of common shares to pay twenty-five percent of this total, or $11,325,000, at closing in cash. The balance of 75%, or $33,975,000, is being financed by Promus Hotels, Inc. as short-term or "bridge financing," as described below.

     We have paid a real estate commission of $906,000 to Apple Suites Realty Group, Inc., as our real estate broker. This amount equals two percent (2%) of the total purchase price for the hotels.

OVERVIEW OF HOTELS

     We have closed on our purchases of the following hotels:


             NAME AND                TOTAL     DATE OF     PURCHASE       FINANCED
        LOCATION OF HOTEL           SUITES    PURCHASE       PRICE         PORTION
---------------------------------  --------  ---------- -------------- --------------
 Atlanta-Galleria/Cumberland
  Atlanta, Georgia ..............     124     10/5/99    $ 9,800,000    $ 7,350,000
 Dallas-Addison
  Addison, Texas ................     120     9/20/99    $ 9,500,000    $ 7,125,000
 Dallas-Irving/Las Colinas
  Irving, Texas .................     136     9/20/99    $11,200,000    $ 8,400,000
 North Dallas-Plano
  Plano, Texas ..................      99     9/20/99    $ 5,400,000    $ 4,050,000
 Richmond-West End
  Glen Allen, Virginia ..........     123     9/20/99    $ 9,400,000    $ 7,050,000


     We directly acquired the hotels in Atlanta, Georgia and Glen Allen, Virginia. Those two hotels have been leased to Apple Suites Management, Inc. under a master hotel lease agreement dated as of September 20, 1999. This agreement is among the material contracts described below.

     The three hotels in Texas were acquired by one of our subsidiaries, Apple Suites REIT Limited Partnership, a Virginia limited partnership, based on business and tax planning considerations. We have two wholly-owned subsidiaries that serve as the sole general partner and sole limited partner of this limited partnership. The sole general partner is Apple Suites General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites LP, Inc., a Virginia corporation. It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners.

     Under a master hotel lease agreement dated as of September 20, 1999, the three hotels in Texas have been leased to Apple Suites Services Limited Partnership, a Virginia limited partnership. This limited partnership is a subsidiary of Apple Suites Management, Inc. Two direct wholly-owned subsidiaries of Apple Suites Management, Inc. serve as the sole general partner and sole limited partner of the limited partnership. The sole general partner is Apple Suites Services General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites Services Limited, Inc., a Virginia corporation.

It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners. The ownership and leasing structure is depicted in the chart below:


          (All entities shown below are organized under Virginia law)



                               [GRAPHIC OMITTED]

HOTEL SUPPLIES AND FRANCHISE FEES

     We have provided the lessees of the hotels (Apple Suites Management, Inc. and Apple Suites Services Limited Partnership) with funds for the purchase of certain hotel supplies, such as sheets, towels and so forth. The lessees are obligated to repay us under two promissory notes made in the principal amounts of $47,800 (for the hotels in Texas and Virginia, as a group) and $12,400 (for the hotel in Atlanta). These promissory notes are substantially similar. Each promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs, and repayment in sixty-one (61) monthly installments. The first installment consists of interest only. The respective due dates for the first installment, subject to a five-day grace period, are October 1, 1999 and November 1, 1999. The remaining installments consist of principal and interest on an amortized basis. The final maturity dates are October 1, 2004 and November 1, 2004, respectively.

     We have also provided the lessees of the hotels with funds for the payment of hotel franchise fees to Promus Hotels, Inc. The lessees are obligated to repay us under two promissory notes made in the principal amounts of $215,550 (for the hotels in Texas and Virginia, as a group) and $55,800 (for the hotel in Atlanta). These promissory notes are substantially similar to the ones described above, except that these promissory notes provide for repayment in one hundred twenty-one (121) monthly installments and have final maturity dates of October 1, 2009 and November 1, 2009, respectively.

DESCRIPTION OF FINANCING

     As indicated above, Promus Hotels, Inc. is financing 75% of the purchase price of the five hotels. We have executed two promissory notes payable to Promus Hotels, Inc. to evidence our debt. To secure the debt, each hotel is subject to a mortgage created by a deed of trust. The deeds of trust are among the material contracts described below.

     The principal amounts of the two promissory notes are $26,625,000 (which represents the aggregate financing for the hotels in Texas and Virginia) and $7,350,000 (which represents the financing for the hotel in Atlanta). In other respects, the two promissory notes are substantially similar. The promissory notes provide for, among other things, the following:

     o monthly interest payments, based on an annual interest rate of eight and one-half percent (8.5%)

     o monthly principal payments, to the extent of the net equity proceeds from our offering of common shares

     o    our delivery of monthly notices to specify such net equity proceeds

     o our right to prepay the notes, in whole or in part, without premium or penalty

     o a late payment premium of four percent (4%) for any payment not made within 10 days of its due date

     o initial payment dates, subject to a 10-day grace period, of October 1, 1999 (for the $26,625,000 note) and November 1, 1999 (for the $7,350,000 note)

     o    final maturity dates of October 1, 2000 for each note

     Revenue from the operation of the hotels will be used to pay interest. As indicated above, the "net equity proceeds" from our offering of common shares will be used to pay principal. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, etc.), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements.

     We expect to make monthly payments of principal. There can be no assurance, however, that the net equity proceeds from our offering of common shares will be sufficient to pay the principal under the promissory notes on or before the required due dates. If no payments of principal are made prior to the maturity of the promissory notes, a principal payment of $33,975,000 would be due at maturity, together with a monthly interest payment of $240,656.25. In the event of default under the promissory notes, various remedies are available to Promus Hotels, Inc. under the deeds of trust, as described below.

     We consider the financing from Promus Hotels, Inc. to be "bridge financing" because of its short-term nature (i.e., one year). Thus, despite the temporary use of bridge financing, over the long-term we will seek to hold our properties on an all-cash basis, as indicated in the prospectus.

LICENSING AND MANAGEMENT

     We expect that all five of the hotels will continue to operate as Homewood Suites(Reg. TM) franchises, which are licensed by Promus Hotels, Inc. To help achieve that result, Promus Hotels, Inc. has executed separate license agreements, dated as of September 20, 1999 with the respect to the hotels in Texas and Virginia, and dated as of October 5, 1999 with respect to the hotel in Atlanta. Promus Hotels, Inc. is managing each of the five hotels under management agreements dated as of September 20, 1999 with respect to the hotels in Texas and Virginia, and dated as of October 5, 1999 with respect to the hotel in Atlanta. These license and management agreements are among the material contracts described below.

POTENTIAL ECONOMIC RISK AND BENEFIT TO GLADE M. KNIGHT

     Because we are prohibited under federal tax laws from directly operating our extended-stay hotels, we have entered into leases for the five hotels we have purchased. The hotels are leased to Apple Suites Management, Inc. or its indirectly wholly-owned subsidiary, Apple Suites Services Limited Partnership. Our president and chief executive officer, Glade M. Knight, is the sole shareholder of Apple Suites Management, Inc. and, as a result, the indirect owner of Apple Suites Services Limited Partnership.

     The master hotel lease agreements have been structured to minimize, to the extent possible, the economic benefit to Apple Suites Management, Inc. and to maximize the rental income we receive from the hotels. However, revenues from operating the hotels may exceed payment obligations of the lessees under the master hotel lease agreements and the license and management agreements. To the extent that Apple Suites Management, Inc. has any remaining income after those payment obligations are met, it will realize an economic benefit. Because this potential economic benefit depends, in part, on future hotel revenues, the extent of this potential economic benefit cannot be determined at this time.

     Apple Suites Management, Inc. has agreed that it will retain its net income, if any, rather than distribute such income to Glade M. Knight. This agreement will remain in effect for the duration of the master hotel lease agreements, to help ensure that Apple Suites Management will be able to make its rent payments.

     If the cash flow from the operations of the hotels and the retained earnings of Apple Suites Management, Inc. are insufficient to make the rental payments due under the master lease agreements, Apple Suites Management, Inc. can receive additional funding from two funding commitments in the aggregate amount of $2 million. The funding commitments have been made by Glade M. Knight and Apple Suites Realty Group, Inc., which is wholly-owned by Mr. Knight. These funding commitments are payable on demand by Apple Suites Management, Inc. Under each funding commitment, Apple Suites Management, Inc. can make one or more demands for funding, subject to the following: (1) the aggregate payments under the funding commitments shall not exceed $2 million; (2) the demands for payment shall be limited, in amount and frequency, to those demands that are reasonably necessary to satisfy any capitalization or net worth requirements of Apple Suites Management, Inc., or payment obligations under the master hotel lease agreements. Apple Suites Management, Inc. is not required to repay the funds it receives under the funding commitments.

                         SUMMARY OF MATERIAL CONTRACTS


DEEDS OF TRUST

     Each hotel is encumbered by a mortgage on its real property, and a security interest in its personal property, together with an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. The encumbrances on the hotels in Texas and Virginia secure the payment of principal and interest under the promissory note we have made to Promus Hotels, Inc. in the principal amount of $26,625,000. The encumbrances on the hotel in Atlanta secure the payment of principal and interest under both of the promissory notes we have made to Promus Hotels, Inc.

     These encumbrances are created by five separate deeds of trust. For the four hotels in Texas and Virginia, these deeds of trust are each named a "Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement." For the hotel in Atlanta, the deed of trust is named a "Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement."

     We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further assignments of rents or leases with respect to the hotels.

     Each deed of trust defines certain events of default. For each deed of trust, those events include, among others, any default under the promissory notes, any default under any other deed of trust and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (1) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (2) taking possession of the secured property, including the hotels; and (3) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

     In addition, our hotels in Texas are subject to a second mortgage and security interest, under terms and conditions that are substantially similar to the ones described above. These additional encumbrances provide further security for the payment of principal and interest under our promissory note to Promus Hotels, Inc. with respect to the Atlanta hotel. Our hotel in Virginia is subject to a "negative pledge." Under this negative pledge, we have agreed that, as long as the promissory note for the Atlanta hotel is outstanding, we will not transfer or further encumber the Virginia hotel (or any interest therein) without the prior written consent of Promus Hotels, Inc.

ENVIRONMENTAL INDEMNITIES

     Each hotel is subject to a separate indemnity. The indemnities protect Promus Hotels, Inc. in the event that we undertake any corrective work to remove or eliminate hazardous materials from the hotel properties. Hazardous materials are defined in the indemnities to include, for example, asbestos and other toxic materials. We are not aware of any hazardous materials at the hotel properties, but there can be no assurance that such materials are not present.

     Under the indemnities, we have agreed to indemnify and protect Promus Hotels, Inc. from any losses that it may incur because of (1) the nonperformance or delayed performance and completion of corrective work; or (2) the enforcement of the indemnities. Our indemnities with respect to the hotels in Texas and Virginia generally will terminate upon payment in full under the promissory note we have made to Promus Hotels, Inc. in the principal amount of $26,625,000. Our indemnity with respect to the hotel in Atlanta generally will terminate upon payment in full under the promissory note we have made to Promus Hotels, Inc. in the principal amount of $7,350,000. However, in each case, our indemnities will continue with respect to those litigation or administrative claims, if any, that involve indemnified losses and that are pending at the date of full payment. In addition, for a period of 4 years after the date of such full payment, we will be obligated to pay any enforcement costs for subsequent litigation or administrative claims.

MASTER HOTEL LEASE AGREEMENTS

     We have leased our hotels in Atlanta, Georgia and Richmond, Virginia to Apple Suites Management, Inc. under a master hotel lease agreement dated as of September 20, 1999. We have leased our hotels in Texas to Apple Suites Services Limited Partnership, a subsidiary of Apple Suites Management, Inc., under another master hotel lease agreement dated as of September 20, 1999. These two master hotel lease agreements are substantially similar. To simplify the following discussion, the term "Apple Suites Management" will mean the lessee, whether it is Apple Suites Management, Inc. or Apple Suites Services Limited Partnership.

     The master hotel lease agreements have an initial term of ten years and an optional five-year extension, provided that Apple Suites Management is not in default either at the time of the exercise of the option or at the end of the original term of the lease. The first five-year extension would be upon the same terms, conditions and rentals as in the initial term. Apple Suites Management has the option to extend the lease for an additional five years following the end of the first five-year extension, provided it is not in default either at the time of the exercise of the option or at the end of the term of the first five-year extension. If this second option is exercised, we and Apple Suites Management must negotiate in good faith to adjust the rental payments for the additional five-year term to a market rate for similar hotel properties at that time. If no agreement can be reached on rental terms for this second five-year extension, a panel of three persons who have generally recognized expertise in evaluating hotel REIT leases and who are not affiliates of us or Apple Suites Management will determine such rental terms.

     We may terminate the master hotel leases if (1) we sell the hotels to a third party; (2) there is a change of control of Apple Suites Management; or (3) the Internal Revenue Code is amended to permit us to operate the hotels directly or otherwise render the use of a lease by a hotel REIT obsolete. If we terminate the master hotel lease we must compensate Apple Suites Management by either paying the fair market value of the lease as of such termination, or offering to lease one or more substitute hotel facilities.

     Each master hotel lease agreement provides that Apple Suites Management will pay us a base rent, percentage rent and certain additional charges. Base rent is payable in advance in equal monthly installments. In addition, for each calendar quarter during the term of the leases, Apple Suites Management will pay percentage rent based on a percentage of gross revenues (less sales and room taxes), referred to as "suite revenue," derived in connection with the rental of suites at the hotels. The percentage rent is equal to (a) 17% of all year-to-date suite revenue, up to the applicable quarterly suite revenue breakpoint (as shown below); plus (b) 55% of the year-to-date suite revenue in excess of the applicable quarterly suite revenue breakpoint, less both base rents and the percentage rent paid year to date. The base rent and the quarterly suite revenue breakpoints will be adjusted each year beginning on January 1, 2001, based on the most recently published Consumer Price Index. The base rents for 1999 and 2000 are shown below:


                                                          BASE RENT
                         NAME OF HOTEL                 (1999 AND 2000)
            ---------------------------------------   ----------------

            Atlanta-Galleria/Cumberland .........       $661,320
            Dallas-Addison ......................       $638,220
            Dallas-Irving/Las Colinas ...........       $824,340
            North Dallas-Plano ..................       $501,930
            Richmond-West End ...................       $674,190

     The quarterly suite revenue breakpoints for the next ten years, before any adjustment based on the Consumer Price Index, are described in the table below and the subsequent paragraph:


                 SUITE REVENUE BREAKPOINTS FOR THE FIRST QUARTER
                       OF EACH YEAR FROM 1999 THROUGH 2008

             ATLANTA-GALLERIA/      DALLAS-      DALLAS-IRVING/     NORTH DALLAS-     RICHMOND-
   YEAR          CUMBERLAND         ADDISON        LAS COLINAS          PLANO         WEST END
---------   -------------------   -----------   ----------------   ---------------   ----------
   1999           $285,570         $275,595         $355,965           $216,742       $291,128
   2000           $265,530         $256,255         $330,985           $201,533       $270,698
   2001           $270,540         $261,090         $337,230           $205,335       $275,805
   2002           $275,550         $265,925         $343,475           $209,138       $280,913
   2003           $280,560         $270,760         $349,720           $212,940       $286,020
   2004           $285,570         $275,595         $355,965           $216,742       $291,128
   2005           $290,580         $280,430         $362,210           $220,545       $296,235
   2006           $295,590         $285,265         $368,455           $224,348       $301,343
   2007           $300,600         $290,100         $374,700           $228,150       $306,450
   2008           $305,610         $294,935         $380,945           $231,953       $311,558


     In all cases, the suite revenue breakpoints for the second, third and fourth quarters of the years from 1999 through 2008 are determined by multiplying the breakpoint for the first quarter (as shown above) by two, three or four, respectively.

     Under the master hotel lease agreements, Apple Suites Management is responsible for paying all taxes, other than real estate and personal property taxes, imposed with respect to the hotels or any business conducted by it at the hotels. In addition, Apple Suites Management is responsible for obtaining and maintaining utility services to the hotels and paying all charges for electricity, gas, oil, water, sewer and other utilities used in the hotels during the term of the master hotel lease. Apple Suites Management is also responsible for paying all premiums for personal property insurance, comprehensive general liability insurance, worker's compensation insurance, vehicle liability insurance, hazard insurance and any other insurance that we may reasonably request for the hotels and their operations. We are required to maintain building insurance (including earthquake and flood insurance), insurance for loss or damage to the steam boilers and similar apparatus and loss of income insurance.

     Pursuant to the master hotel lease agreements, Apple Suites Management is required to maintain the hotels in good order and repair (except for ordinary wear and tear). However, we are required to maintain any underground utilities and the structural elements of the hotels (including the exterior walls and roof). In addition, pursuant to the license agreements and management agreements (as described below), we are required to maintain, and to upgrade, the hotels under the standards specified under those agreements in order to operate the hotels as Homewood Suites(Reg. TM) properties. We are also obligated to pay for a reserve for periodic repair, replacement or refurbishing of furniture, fixtures and equipment. Our payments must equal up to 5% of our gross revenues (less sales and room taxes) from the rental of suites at the hotels.

HOTEL LICENSE AGREEMENTS

     Each hotel is licensed to operate as a Homewood Suites(Reg. TM) property under a separate Homewood Suites(Reg. TM) "License Agreement." The license agreements are substantially similar. Under each license agreement, the licensor is Promus Hotels, Inc. and the licensee is the lessee of the hotel. To simplify the following discussion, the term "Apple Suites Management" will mean the licensee/lessee, whether it is Apple Suites Management, Inc. or its indirect wholly-owned subsidiary, Apple Suites Services Limited Partnership.

     Under the license agreements, Promus Hotels, Inc. grants Apple Suites Management the right to operate the hotel using the Homewood Suites(Reg. TM) "System." The "System" includes the service mark "Homewood Suites(Reg. TM)" and other associated service marks and similar property rights, access to a reservation system, distribution of advertising, access to a "Standards Manual," and access to other training, information, programs and policies comprising the Homewood Suites(Reg. TM) hotel business.

     In exchange for the license to use the Homewood Suites(Reg. TM) System, Apple Suites Management agrees to numerous requirements and restrictions applicable to its operation of the hotel. Apple Suites Management is also required to pay royalties and other fees, as described below.

     Apple Suites Management will be subject to various operational requirements pursuant to the license agreements and a "Standards Manual." The Standards Manual may be changed at any time by Promus Hotels, Inc. As described below, Promus Hotels, Inc. will act as the manager of the hotels under separate management agreements. As a practical matter, many of the requirements in the license agreements and Standards Manual will be the responsibility of Promus Hotels, Inc., as manager. However, certain requirements will remain the practical responsibility of Apple Suites Management. Furthermore, the failure of Promus Hotels, Inc. to comply with the management agreements will not, of itself, relieve Apple Suites Management from the obligations imposed upon it under the license agreements. In such event, Apple Suites Management's only remedy may be to seek damages for breach of the management agreements.

     The hotels must be operated 24 hours a day in strict compliance with detailed policies, procedures and requirements established by Promus Hotels, Inc. These requirements cover matters such as the types of services and products that may be offered at the hotel, the style and type of signage, the appearance and condition of the hotel, the use of the reservations system for guests, adherence to a 100% Satisfaction Guarantee rule of operation, required insurance coverage and other requirements. The requirements are designed to insure that each hotel meets uniform guidelines for all Homewood Suites(Reg.
TM), wherever located.

     Under the license agreements, Apple Suites Management is granted the right to use the Homewood Suites(Reg. TM) System only during the term of the license agreements, and it obtains no other ownership interest in or rights to such System. The term of each license agreement is 20 years, but the agreement is subject to early termination for various reasons, including default by Apple Suites Management or its seeking of bankruptcy protection. If a license agreement is terminated for any reason, the hotel must immediately cease to identify itself as a Homewood Suites(Reg. TM) property.

     Apple Suites Management is required to pay to Promus Hotels, Inc. the following monthly amounts: (1) A royalty fee equal to 4% of the gross suites revenues (less sales and room taxes) received from rental of suites at the hotel; (2) a marketing contribution equal to 4% of gross suites revenues; (3) any amounts due Promus Hotels, Inc. for goods or services provided by Promus Hotels, Inc. to Apple Suites Management; and (4) the amount of sales, gross receipts or similar taxes imposed on Promus Hotels, Inc. as a result of the payments described in clauses (1), (2), and (3) of this sentence.

     Apple Suites Management is required to prepare and deliver to Promus Hotels, Inc. daily, monthly and other reports which, among other things, certify gross revenues from operation of the hotel. The 4% marketing contribution is subject to change by Promus Hotels, Inc. from time to time. Furthermore, there is no assurance that the marketing contribution from a hotel will be used to fund advertising or marketing with respect to the hotel actually making the contribution.

     Under the license agreements, Promus Hotels, Inc. may from time to time require Apple Suites Management to upgrade hotel facilities to meet the then current standards specified in the Standards Manual. We expect to pay the costs of any such required upgrades from the proceeds of our ongoing offering of common shares, although there can be no assurance that such proceeds will be sufficient for this purpose.

HOTEL MANAGEMENT AGREEMENTS

     Apple Suites Management, Inc. has agreed to have Promus Hotels, Inc. manage our hotel in Richmond, Virginia, under a management agreement dated as of September 20, 1999, and our hotel in Atlanta, under a separate management agreement dated as of October 5, 1999. Apple Suites Services Limited Partnership, a subsidiary of Apple Suites Management, Inc., has agreed to have Promus Hotels, Inc. manage our three hotels in Texas under separate management agreements dated as of September 20, 1999. The management agreements are substantially similar. To simplify the following discussion, the term "Apple Suites Management" will mean the lessee of the hotel, whether it is Apple Suites Management, Inc. or Apple Suites Services Limited Partnership.

     Under the management agreements, Promus Hotels, Inc. will direct the operation of the hotels in conformity with the management agreements described in this section and the hotel license agreements described above. Promus Hotels, Inc. will be responsible for directing the day-to-day activities of the hotels and establishing policies and procedures relating to the management and operation of the hotels.

     As part of its responsibilities for directing the day-to-day activities of the hotels, Promus Hotels, Inc. will hire, supervise and determine the compensation and terms of employment of all hotel personnel. Promus Hotels, Inc. also will determine the terms for admittance, room rates and all use of hotel rooms. Promus Hotels, Inc. will select and purchase all operating equipment and supplies for the hotels. Promus Hotels, Inc. will be responsible for (1) advertising and promoting the hotels in coordination with the requirements of the license agreements described above; and (2) obtaining and maintaining any permits and licenses required to operate the hotels.

     Each year Promus Hotels, Inc. will submit a proposed operating budget for each hotel to Apple Suites Management for its approval. Each budget will include a business plan describing the business objectives and strategies for each hotel for the period covered by the budget. In addition, Promus Hotels, Inc. will submit a recommended capital budget to Apple Suites Management for its approval. The capital budget will apply to furnishings, equipment and ordinary hotel capital replacements needed to operate the hotels in accordance with the hotel license agreements. At a minimum, each year's budget for capital improvements will provide for capital expenditures that are required to meet the minimum standards of the hotel license agreement, subject to the following limits: (1) three percent (3%) of adjusted gross revenues for the first full year after the commencement of the management agreement; (2) four percent (4%) of adjusted gross revenues for the second full year after the commencement of the management agreement; and (3) five percent (5%) of adjusted gross revenues for each year thereafter.

     In exchange for performing the services described above, Promus Hotels, Inc. will receive a management fee, payable monthly. The management fee will be equal to 4% of adjusted gross revenues. Adjusted gross revenues are defined generally as all revenues derived from the hotels, as reduced by (1) refunds;
(2) sales and other similar taxes; (3) proceeds from the sale or other disposition of the hotels, furnishings and other capital assets; (4) fire and extended coverage insurance proceeds; (5) credits or refunds made to customers;
(6) condemnation awards; (7) proceeds of financing or refinancing of the hotels;
(8) interest on bank accounts; and (9) gratuities or service charges added to a customer's bill.

     During the first two years of the term of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues will be subordinated to payment of a basic return to Apple Suites Management. The basic return is generally equal to 11% of the purchase price for each hotel (and related acquisition costs).

     Each management agreement has a 15-year term. However, Apple Suites Management may terminate the agreement after its tenth anniversary. If it does so Promus Hotels, Inc. will be entitled to a termination fee. The termination fee generally is equal to (a) the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (b) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     In addition, if the hotel license agreement with respect to a particular hotel is terminated, Promus Hotels, Inc. may terminate the corresponding management agreement. If Promus Hotels, Inc. terminates the management agreement it will be entitled to a termination fee equal to (a) $733,000 if the termination occurs within two years of the effective date of the management agreement; (b) 150% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the second anniversary but on or before the tenth anniversary of the effective date of the management agreement; (c) 75% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (d) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     Beginning in the first full calendar year of operations, Apple Suites Management may terminate a management agreement if Promus Hotels, Inc. fails to achieve, in any two consecutive calendar years, a gross operating profit which is at least equal to 85% of the annual budgeted gross operating profit. Promus Hotels, Inc. can avoid this termination by making a cash payment to Apple Suites Management equal to the difference between the gross operating profits achieved and 85% of the budgeted gross operating profits for the second such year. Generally, gross operating profit is defined as the amount by which adjusted gross revenues exceed operating costs.

COMFORT LETTERS

     In the master hotel lease agreements, the use of a separate "lessee" (Apple Suites Management, Inc. or Apple Suites Services Limited Partnership, depending upon the state in which the hotel is located) is based upon certain technical tax considerations applicable to real estate investment trusts. In an effort to minimize operational complexities or problems that may arise from the lease structure or from the fact that the lessee, rather than Apple Suites, Inc., is the party to the license agreements and management agreements, we have entered into a "Comfort Letter" with Promus Hotels, Inc. with respect to each hotel. The comfort letters grant us certain rights if problems arise under the license agreements or leases, or if the lease structure is no longer necessary for tax purposes. The chief provisions of the comfort letters are described below.

     First, as long as we are the owner of the hotel and a given license agreement is in effect, Promus Hotels, Inc. has agreed to notify us of any breach of any license agreement or management agreement by the lessee. We will have 10 days to cure any monetary default and 30 days to cure any non-monetary default. There is no opportunity to cure defaults not capable of being cured (such as bankruptcy of the lessee or a transfer in violation of the license agreement), but in such situation, a default would occur under the lease and we would be able to terminate the lease.

     Second, if there is a default under the lease and we elect to terminate the lease, we have the right, which may be exercised within 90 days after giving notice of termination to Promus Hotels, Inc., to enter into a new lease agreement with a successor lessee. In general, any such successor lessee must be majority owned and controlled by us or our affiliates (which includes our directors and executive officers) and must be a person or entity that has adequate financial resources to perform under the lease, is not the franchisor or operator of a competing chain of hotels, and enjoys a favorable reputation for integrity. If we enter into a new lease, the successor lessee will have a right to enter into a new license agreement and new management agreement with Promus Hotels, Inc. for the balance of the original terms of those agreements. However, if we are unable to provide a qualified successor lessee within such 90-day period, the license agreement may be terminated at the option of Promus Hotels, Inc. and we will be obligated to pay liquidated damages to Promus
Hotels, Inc. In general, liquidated damages are an amount equal to the total fees payable under the license agreement for the three years prior to termination. If the hotel has been open for less than three years, the amount is equal to the greater of: (1) 36 times the monthly average of fees payable for the period during which the hotel has been open; or (2) 36 times the amount payable for the last full month of operation prior to termination. If the hotel is open but has not been in operation for a full month, liquidated damages equal $3,000 per suite in the hotel. Other liquidated damage provisions apply in the case of termination of the license agreement before commencement of construction of the hotel or if construction is complete but the hotel is not yet opened.

     Third, the comfort letters provide that if the income tax rules applicable to real estate investment trusts are amended to permit us to operate the hotel directly, we may give notice of such tax change to Promus Hotels, Inc. and of our election to terminate the lease. We then have the right to enter into a new license agreement and a new management agreement for a term equal to the balance of the original terms of such agreements.

                            DESCRIPTION OF PROPERTIES

     All five of the hotels are extended-stay hotels, and are part of the Homewood Suites(Reg. TM) franchise. We believe that the majority of the guests at the hotels during the past 12 months have been business travelers. We expect that this pattern will continue.

     Each suite consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

     The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some livings rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

     The hotels are marketed, in part, through the Homewood Suites(Reg. TM) web site (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Promus Hotels, Inc. Those other hotels franchises include Hampton Inns(Reg. TM), Doubletree Hotels(Reg. TM) and Embassy Suites(Reg. TM). Such cross-marketing may affect occupancy at the Homewood Suites(Reg. TM) properties by directing travelers toward, or away from, Homewood Suites(Reg. TM).

     All five of the hotels were actively conducting business at the time of their acquisition. We believe that the acquisitions were conducted without materially disrupting any of the daily activities at the hotels. During the past 12 months, each hotel has been covered with property and liability insurance, and we have arranged to continue such coverage. We believe the hotels are adequately covered by insurance. More specific property descriptions for each hotel appear below.
                           ATLANTA-GALLERIA/CUMBERLAND
                                ATLANTA, GEORGIA

     The Homewood Suites(Reg.  TM)  Atlanta-Galleria/Cumberland  is located on a
3.7 acre site in Atlanta, Georgia. Its address is 3200 Cobb Parkway, Atlanta, Georgia 30339. The hotel is located within approximately 17 miles of downtown Atlanta and 35 miles of the Hartsfield Atlanta International Airport.

     The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with two or three stories. The hotel contains 124 suites, which have a combined area of 85,600 square feet. The following types of suites are available:

           TYPE OF SUITE               NUMBER AVAILABLE     SQUARE FEET PER SUITE
-----------------------------------   ------------------   ----------------------
       Master Suite ...............           96                      700
       Homewood Suite .............           24                      600
       Two-Bedroom Suite ..........            4                    1,000

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 15 to 20 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 150 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $397,000 on renovations or improvements. We expect that the principal renovations and improvements will involve exterior painting, carpet replacement and furniture acquisitions (sofas, recliners and televisions). We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.
                                      S-13

     During 1999, the average stay at the hotel has been approximately 3.5 nights, and approximately 66% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for each of the last five years:

                  AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)


   1995        1996         1997        1998      1999 (THROUGH JULY)
---------   ----------   ----------   --------   --------------------
  76.7%         71.7%        77.2%    77.4 %               80.8%


     For January 1, 1999 through September 21, 1999, the average daily rate per suite was $90.83, and the average daily net revenue per suite was $70.86. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 19.48% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

   LENGTH OF STAY
 (NUMBER OF NIGHTS)     HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
  1 to 4                  $119        $129         $179
  5 to 11                  109         119          169
  12 to 29                  92          99          159
  30 or more                79          89          149

     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 80% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Sprint, SITA Group, JD Edwards, Worldspan and Boeing. From January 1, 1999 through July 26, 1999, the ten biggest corporate accounts were responsible for over 65% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above. In particular, one of the largest corporate accounts during 1999 was with Boeing, which is scheduled to eliminate its operations in Atlanta during 2000.

     The average effective annual rental per square foot for each of the last five years is shown in the table below:


                                                               1999
     1995           1996          1997          1998       (ANNUALIZED)
-------------   -----------   -----------   -----------   -------------
$  34.44          $ 34.16       $ 36.45       $ 36.57        $ 37.66

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $5,355,919 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table sets forth the 1999 real estate tax information for the hotel:


                        ASSESSED         TAXABLE            TAX            AMOUNT
 TAX JURISDICTION        VALUE        PORTION (40%)        RATE            OF TAX
------------------   -------------   ---------------   ------------   ---------------
  Cobb County         $5,217,693        $2,087,077         0.03427      $ 71,524.14


     We estimate that the annual property tax on the expected improvements will be approximately $5,000 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Homestead Village, Sheraton Suites and Summer Suites. The other competing hotels have franchises with Courtyard by Marriott, Embassy Suites, Hawthorne Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of one proposed construction project to build an extended-stay hotel within approximately one mile of the hotel. We expect this hotel to be franchised with Hampton Inn Suites.

                                 DALLAS-ADDISON
                                 ADDISON, TEXAS

     The Homewood Suites(Reg. TM) Dallas - Addison is located on a 3.34 acre site in Addison, Texas. Its address is 4451 Beltline Road, Addison, Texas 75244. The hotel is located within approximately 15 miles of downtown Dallas and 25 miles of the Dallas/Fort Worth International Airport.

     The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of four buildings, each with two or three stories. The hotel contains 120 suites, which have a combined area of 61,440 square feet. The following types of suites are available:


                                                           SQUARE FEET
           TYPE OF SUITE              NUMBER AVAILABLE      PER SUITE
----------------------------------   ------------------   ------------
       Master Suite ..............           24               590
       Homewood Suite ............           88               460
       Two-Bedroom Suite .........            8               850

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $360,000 on renovations or improvements. We expect that the principal renovations and improvements will involve upgrading bathrooms and kitchens, providing additional signage and replacing exterior doors. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel has been approximately 3.5 nights, and approximately 55% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for each of the last five years:

                  AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)


   1995         1996         1997        1998      1999 (THROUGH JULY)
----------   ----------   ----------   --------   --------------------
   83.9%         78.4%        78.1%    76.9 %               68.3%

     For January 1, 1999 through September 21, 1999, the average daily rate per suite was $99.29, and the average daily net revenue per suite was $80.01. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 17.28% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:


   LENGTH OF STAY                      MASTER          MASTER
 (NUMBER OF NIGHTS)     HOMEWOOD     (KING BED)     (DOUBLE BED)     TWO BEDROOM
--------------------   ----------   ------------   --------------   ------------
  1 to 4                  $139          $149            $154            $181
  5 to 11                  109           119             129             169
  12 to 29                  89            99             119             149
  30 or more                79            89              99             139


     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 75% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include the Internal Revenue Service, MBNA, Mobil/Exxon, Computer Science Corporation, Lucent Technologies and People Soft. From January 1, 1999 through August 2, 1999, the ten biggest corporate accounts were responsible for over 22% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The average effective annual rental per square foot for each of the last five years is shown in the table below:


                                                               1999
     1995           1996          1997          1998       (ANNUALIZED)
-------------   -----------   -----------   -----------   -------------
$  56.35          $ 55.18       $ 54.05       $ 54.25        $ 46.87

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,363,796 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table sets forth the 1999 real estate tax information for the hotel:


                                            TAX RATE
TAX JURISDICTION        ASSESSED VALUE     (PER $100)      AMOUNT OF TAX
--------------------   ----------------   ------------   ----------------
  County of Dallas        $8,100,000      0.43307         $   35,078.67
  City of Dallas           8,100,000      1.46053            118,302.93
  Town of Addison          8,100,000      0.40000             32,400.00
                                                          -------------
  Total                                                   $  185,781.60
                                                          =============

     We estimate that the annual real estate tax on the expected improvements will be approximately $8,000 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer hotels have franchises with Country Inn Suites, Hilton Inn and Quality Inns. The other competing hotels have franchises with Courtyard by Marriott and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of three proposed construction projects to build extended-stay hotels within approximately three miles of the hotel. We expect these hotels to be franchised with Marriott (in two cases) and Budget Suites.

                            DALLAS-IRVING/LAS COLINAS
                                  IRVING, TEXAS

     The Homewood  Suites(Reg.  TM) Dallas - Irving/Las  Colinas is located on a
3.4 acre site in Irving, Texas in the Las Colinas Urban Center. Its address is 4300 Wingren Drive, Irving, Texas 75039. The hotel is located within approximately 11 miles of downtown Dallas and 10 miles of the Dallas/Fort Worth International Airport.

     The hotel opened in January 1990. It has wood frame construction, with an exterior of brick veneer, stucco, and wood siding. The hotel consists of five buildings, each with two or three stories. The hotel contains 136 suites, which have a combined area of 80,144 square feet. The following types of suites are available:


           TYPE OF SUITE               NUMBER AVAILABLE     SQUARE FEET PER SUITE
-----------------------------------   ------------------   ----------------------
       Master Suite ...............            20                   620
       Homewood Suite .............           108                   560
       Two-Bedroom Suite ..........             8                   908


     The hotel offers a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool, a basketball court and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 181 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $440,000 on renovations or improvements. We expect that the principal renovations and improvements will involve upgrading bathrooms, repairing the parking lot and improving the meeting room. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel has been approximately 10 nights, and approximately 60% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for each of the last five years:

                  AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)


   1995        1996         1997        1998      1999 (THROUGH JULY)
---------   ----------   ----------   --------   --------------------
  75.2%         75.2%        77.8%    75.8 %               76.0%

     For January 1, 1999 through September 21, 1999, the average daily rate per suite was $99.08, and the average daily net revenue per suite was $79.94. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 17.99% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

   LENGTH OF STAY
 (NUMBER OF NIGHTS)     HOMEWOOD     MASTER     TWO BEDROOM
--------------------   ----------   --------   ------------
  1 to 4                  $129        $139         $189
  5 to 12                  109         119          169
  13 to 29                  99         114          159
  30 or more                89          99          149

     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 75% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include GTE/Bell Atlantic, Sprint, SAP America, Ernst & Young, Oracle and Associates of America (a financial services group of Ford Motor Company). From January 1, 1999 through July 19, 1999, the ten biggest corporate accounts were responsible for over 47% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The average effective annual rental per square foot for each of the last five years is shown in the table below:


                                                               1999
     1995           1996          1997          1998       (ANNUALIZED)
-------------   -----------   -----------   -----------   -------------
$  42.17          $ 44.42       $ 46.85       $ 47.48        $ 46.56

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,348,973 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table sets forth the 1998 real estate tax information for the hotel:


                                                               TAX RATE
TAX JURISDICTION                           ASSESSED VALUE     (PER $100)      AMOUNT OF TAX
---------------------------------------   ----------------   ------------   ----------------
       County of Dallas                      $9,519,990      0.43307         $   41,228.22
       City of Irving                         9,519,990      0.49300             46,933.55
       Irving School District                 9,519,990      1.67840            159,783.51
       Dallas County Utility District         9,519,990      1.59480            151,824.80
                                                                             -------------
        Total                                                                $  399,770.08
                                                                             =============


     We estimate that the annual real estate tax on the expected improvements will be approximately $18,000 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer hotels have franchises with AmeriSuites, StudioPlus and Summerfield Suites. The other competing hotels have franchises with Harvey Hotel Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of two proposed construction projects to build extended-stay hotels within approximately five miles of the hotel. We have no definite franchising information for these hotels.

                              NORTH DALLAS - PLANO
                                  PLANO, TEXAS

     The Homewood Suites(Reg. TM) Dallas - Plano is located on a 2.67 acre site in the Preston Park Business Center in southern Collin County, Texas. Its address is 4705 Old Sheppard Place, Plano, Texas 75093. The hotel is located within approximately 23 miles of downtown Dallas and 20 miles of the Dallas/Fort Worth International Airport.

     The hotel opened in April 1997. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 99 suites, which have a combined area of 50,120 square feet. The following types of suites are available:


                                                               SQUARE FEET
             TYPE OF SUITE                NUMBER AVAILABLE      PER SUITE
--------------------------------------   ------------------   ------------
       Extended Double Suite .........           37               510
       Homewood Suite ................           55               460
       Two-Bedroom Suite .............            7               850


     The hotel offers a meeting room that accommodates 20-25 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool and whirlpool, an exercise room, and a sports court. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 123 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. We do not have any current plans for significant renovations or improvements at the hotel, although routine maintenance and upkeep will be required.

     During 1999, the average stay at the hotel has been approximately 6.3 nights, and approximately 55% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:


                  AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

                   1997       1998      1999 (THROUGH JULY)
                ---------   --------   --------------------
                  64.4%       70.9 %           69.3%

     For January 1, 1999 through September 21, 1999, the average daily rate per suite was $88.07, and the average daily net revenue per suite was $65.33. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 14.58% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:


   LENGTH OF STAY         HOMEWOOD OR
 (NUMBER OF NIGHTS)     EXTENDED DOUBLE     TWO BEDROOM
--------------------   -----------------   ------------
  1 to 6                      $114             $159
  7 to 29                       79              129
  30 or more                    59              119


     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 85% of the hotel's guests received a corporate discount.

     The chief accounts (as designated in the hotel's records) include Dr. Pepper/7-Up, Arco, Raytheon/E-Systems, Alcatel Netowork Systems, State Farm Insurance, USA Cycling, Sterling Software, J.C. Penney, Rug Doctor and Eastman Kodak. From January 1, 1999 through August 12, 1999, the ten biggest corporate accounts have been responsible for over 39% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The average effective annual rental per square foot since the opening of the hotel is shown in the table below:


                     1997                           1999
                (ANNUALIZED)        1998       (ANNUALIZED)
               --------------   -----------   -------------
                 $  38.87         $ 43.99        $ 41.60

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,762,151 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table sets forth the 1998 real estate tax information for the hotel:


                                          TAX RATE
 TAX JURISDICTION     ASSESSED VALUE     (PER $100)      AMOUNT OF TAX
------------------   ----------------   ------------   ----------------
  Collin County         $7,124,145          2.35655      $ 167,884.04


     At least nine competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Five of the competing hotels are newer than the hotel. The newer hotels have franchises with AmeriSuites, Candlewood Suites, Homegate Suites, Hawthorne Suites and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott (in two cases), Hampton Inn Suites and Mainstay Suites. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of three proposed construction projects to build extended-stay hotels within approximately five miles of the hotel. Although we do not have complete franchising information for these hotels, we expect three of them to be franchised with Doubletree Suites, Marriott Townplace and Weston Suites.

                                RICHMOND-WEST END
                              GLEN ALLEN, VIRGINIA

     The Homewood Suites(Reg. TM) Richmond - West End is located on a 3.75 acre site on Innslake Drive in Richmond's Innsbrook Corporate Center. Its address is 4100 Innslake Drive, Glen Allen, Virginia 23060. The hotel is located within approximately 14 miles of downtown Richmond and 20 miles of the Richmond International Airport.

     The hotel opened in May 1998. It has metal stud frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 123 suites, which have a combined area of 63,600 square feet. The following types of suites are available:


                                                               SQUARE FEET
             TYPE OF SUITE                NUMBER AVAILABLE      PER SUITE
--------------------------------------   ------------------   ------------
       Homewood King Suite ...........           98               500
       Homewood Double Suite .........           18               500
       Two-Bedroom Suite .............            7               800

     The hotel offers a meeting room that accommodates up to 80 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. We do not have any current plans for significant renovations or improvements at the hotel, although routine maintenance and upkeep will be required.

     During 1999, the average stay at the hotel has been approximately 4 nights, and approximately 50% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the hotel opened:

                  AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)


                            1998       1999 (THROUGH JULY)
                         ----------   --------------------
                           61.7 %              77.1%

     For January 1, 1999 through September 21, 1999, the average daily rate per suite was $92.34, and the average daily net revenue per suite was $66.48. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 20.08% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:


   LENGTH OF STAY        HOMEWOOD        HOMEWOOD
 (NUMBER OF NIGHTS)     (KING BED)     (DOUBLE BED)     TWO BEDROOM
--------------------   ------------   --------------   ------------
  1 to 4                   $109            $119         $149 - 179
  5 to 29                    89              99                119
  30 to 89                   79              89                119
  90 or more                 69              79                119

     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 50% of the hotel's guests received a corporate discount.

     The chief accounts (as designated in the hotel's records) include Capital One, Circuit City Stores, First Union Bank, Compulink, Saxon Mortgage, Virginia Power, Owens & Minor, Target Stores and Richfood Holdings. From January 1, 1999 through July 31, 1999, the ten biggest corporate accounts were responsible for over 44% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The average effective annual rental per square foot since the opening of the hotel is shown in the table below:


                              1998             1999
                          (ANNUALIZED)     (ANNUALIZED)
                         --------------   -------------
                          $  37.80           $ 44.88

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,523,055 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table sets forth the 1999 real estate tax information for the hotel:


                                             TAX RATE
   TAX JURISDICTION      ASSESSED VALUE     (PER $100)     AMOUNT OF TAX
---------------------   ----------------   ------------   --------------
  County of Henrico        $5,806,300          0.94000     $ 54,579.22

     At least seven competing hotels are located within one mile of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer hotels have franchises with Candlewood Suites (scheduled to open in October 1999), Comfort Suites and Courtyard by Marriott. The other competing hotels have franchises with AmeriSuites, Hampton Inn, Homestead
Village and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of three proposed construction projects to build extended-stay hotels within approximately three miles of the hotel. We expect these hotels to be franchised with Holiday Inn Express, Hilton Garden Inn and Marriott.

                                     EXPERTS

     The combined financial statements pertaining to five purchased hotels (Atlanta-Galleria/Cumberland; Dallas-Addison; Dallas-Irving/Las Colinas; North Dallas-Plano; Richmond-West End), included herein, have been included herein in reliance on the report of L.P. Martin & Company, P.C., independent certified public accountants, also included herein, and upon the authority of said firm as experts in accounting and auditing.

                               APPLE SUITES, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                             PAGE
                                                                                           -----
PROPERTY FINANCIAL STATEMENTS
Atlanta - Galleria/Cumberland; Dallas - Addison; Dallas - Irving/Las Colinas;
 North Dallas - Plano; Richmond - West End
   Independent Auditors' Report .........................................................    F-2
   Combined Balance Sheets -- December 31, 1998 and December 31, 1997 ...................    F-3
   Combined Statements of Shareholders' Equity -- Years ended December 31, 1997 and
    December 31, 1998 ...................................................................    F-4
   Combined Income Statements -- Years ended December 31, 1998 and
    December 31, 1997 ...................................................................    F-5
   Combined Statements of Cash Flows -- Years ended December 31, 1998 and
    December 31, 1997 ...................................................................    F-6
   Notes to the Combined Financial Statements -- December 31, 1998 and
    December 31, 1997 ...................................................................    F-7
                                      *      *      *
   Combined Balance Sheet -- June 30, 1999 (unaudited) ..................................   F-10
   Combined Statement of Shareholders' Equity -- For the Period January 1, 1999 through
    June 30, 1999 (unaudited) ...........................................................   F-11
   Combined Income Statement -- For the Period January 1, 1999 through
    June 30, 1999 (unaudited) ...........................................................   F-12
   Combined Statement of Cash Flows -- For the Period January 1, 1999 through
    June 30, 1999 (unaudited) ...........................................................   F-13
   Notes to the Combined Financial Statements -- For the Period January 1, 1999 through
    June 30, 1999 (unaudited) ...........................................................   F-14
PRO FORMA FINANCIAL STATEMENTS
   Apple Suites, Inc. -- Pro Forma Condensed Consolidated Balance Sheet as of
    June 30, 1999 (unaudited) ...........................................................   F-16
   Apple Suites, Inc. -- Pro Forma Condensed Consolidated Statement of Operations for the
    Year Ended December 31, 1998 and the Six Months Ended June 30, 1999 (unaudited) .....   F-17
   Apples Suites Management, Inc. -- Pro Forma Condensed Consolidated Statement of
    Operations for the Year Ended December 31, 1998 and the Six Months Ended
    June 30, 1999 (unaudited) ...........................................................   F-19


                              L.P. MARTIN & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                               4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060

                              PHONE: (804) 346-2626
                               FAX (804) 346-9311

                          INDEPENDENT AUDITORS' REPORT

Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ L.P. Martin & Co., P.C.


August 23, 1999

                       HOMEWOOD SUITES ACQUISITION HOTELS

                             COMBINED BALANCE SHEETS


                                                                      DECEMBER 31,
                                                           ----------------------------------
                                                                 1998               1997
                                                           ----------------   ---------------
ASSETS
CURRENT ASSETS
 Cash ..................................................    $     374,092      $    393,079
 Accounts Receivable, Net ..............................          714,718           330,540
 Prepaids and Other ....................................            8,355            15,904
                                                            -------------      ------------
    Total Current Assets ...............................        1,097,165           739,523
                                                            -------------      ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements .................................        8,031,122         7,454,360
 Buildings and Improvements ............................       29,091,731        22,188,107
 Furniture, Fixtures and Equipment .....................       10,822,281         8,417,814
                                                            -------------      ------------
    Total ..............................................       47,945,134        38,060,281
                                                            =============      ============
 Less: Accumulated Depreciation ........................      (11,098,460)       (8,704,166)
                                                            -------------      ------------
    Net Investment in Hotel Properties .................       36,846,674        29,356,115
                                                            -------------      ------------
OTHER ASSETS
 Construction in Progress ..............................               --         5,994,799
                                                            -------------      ------------
    Total Assets .......................................    $  37,943,839      $ 36,090,437
                                                            =============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable ......................................    $     440,076      $    845,173
 Accrued Taxes .........................................          997,897           787,680
 Accrued Expenses -- Other .............................          252,761           158,670
                                                            -------------      ------------
    Total Current Liabilities ..........................        1,690,734         1,791,523
                                                            -------------      ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ...................................       11,000,030        12,499,235
 Retained Earnings .....................................       25,253,075        21,799,679
                                                            -------------      ------------
    Total Shareholders' Equity .........................       36,253,105        34,298,914
                                                            -------------      ------------
    Total Liabilities and Shareholders' Equity .........    $  37,943,839      $ 36,090,437
                                                            =============      ============


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                                TOTAL
                                          CONTRIBUTED        RETAINED       SHAREHOLDERS'
                                            CAPITAL          EARNINGS          EQUITY
                                        ---------------   --------------   --------------
Balances, January 1, 1997 ...........    $  5,966,169      $17,961,115      $ 23,927,284
Net Income ..........................              --        3,838,564         3,838,564
Capital Contributions, Net ..........       6,533,066               --         6,533,066
                                         ------------      -----------      ------------
Balances, December 31, 1997 .........      12,499,235       21,799,679        34,298,914
Net Income ..........................              --        3,453,396         3,453,396
Capital Distributions, Net ..........      (1,499,205)              --        (1,499,205)
                                         ------------      -----------      ------------
Balances, December 31, 1998 .........    $ 11,000,030      $25,253,075      $ 36,253,105
                                         ============      ===========      ============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                           COMBINED INCOME STATEMENTS


                                                                                YEARS ENDED DECEMBER 31,
                                                                             -------------------------------
                                                                                  1998             1997
                                                                             --------------   --------------
GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $14,075,852      $10,683,420
 Other Customer Revenue ..................................................        811,817          555,232
                                                                              -----------      -----------
    Total Revenue ........................................................     14,887,669       11,238,652
                                                                              -----------      -----------
EXPENSES
 Property and Operating ..................................................      5,586,712        3,843,073
 General and Administrative ..............................................        348,088          208,174
 Advertising and Promotion ...............................................        648,273          476,762
 Utilities ...............................................................        626,269          473,887
 Real Estate and Personal Property Taxes, and Property Insurance .........      1,040,638          789,462
 Depreciation Expense ....................................................      2,394,294        1,487,077
 Franchise Fees ..........................................................        563,035               --
 Pre-Opening Expenses ....................................................        226,964          121,653
                                                                              -----------      -----------
    Total Expenses .......................................................     11,434,273        7,400,088
                                                                              -----------      -----------
    Net Income ...........................................................    $ 3,453,396      $ 3,838,564
                                                                              ===========      ===========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                   YEARS ENDED DECEMBER 31,
                                                               ---------------------------------
                                                                     1998              1997
                                                               ---------------   ---------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ................................................    $  3,453,396      $  3,838,564
                                                                ------------      ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by
   Operating Activities:
   Depreciation ............................................       2,394,294         1,487,077
 Change In:
   Accounts Receivable .....................................        (384,178)         (138,055)
   Prepaids and Other Current Assets .......................           7,549            (7,691)
   Accounts Payable ........................................        (405,097)           38,368
   Accrued Taxes ...........................................         210,217           195,246
   Accrued Expenses -- Other ...............................          94,091            (1,058)
                                                                ------------      ------------
   Net Adjustments .........................................       1,916,876         1,573,887
                                                                ------------      ------------
    Net Cash Flows from Operating Activities ...............       5,370,272         5,412,451

CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ................................      (5,389,259)       (5,266,712)
                                                                ------------      ------------
    Net Increase (Decrease) in Cash ........................         (18,987)          145,739
    Cash, Beginning of Year ................................         393,079           247,340
                                                                ------------      ------------
    Cash, End of Year ......................................    $    374,092      $    393,079
                                                                ============      ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities ................


     December  31,  1997  construction  in  progress  totaling   $5,994,799  was
reclassified to investment in hotel properties during 1998.

     Investment in hotel properties totaling $3,890,054 in 1998 and $11,799,781 in 1997 was financed with capital contributions.

     During 1997, the hotels disposed of fully depreciated furniture, fixtures and equipment in the amount of $503,106.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:


            PROPERTY                   HOTEL LOCATION        DATE OPENED     # OF SUITES
--------------------------------   ----------------------   -------------   ------------
Atlanta - Galleria/ Cumberland     Atlanta, Georgia             1990             124
Dallas - Addison                   Addison, Texas               1990             120
Dallas - Los Colinas               Irving, Texas                1990             136
North Dallas - Plano               Plano, Texas             April, 1997           99
Richmond - West End                Glen Allen, Virginia      May, 1998           123

     The Owner purchased the North Dallas-Plano hotel October 1, 1997. The financial statements include the results of the operations from this date forward.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:


                                                            LIFE
                                                         ------------
          Land Improvements ..........................   12-15 Years
          Buildings and Improvements .................   30-35 Years
          Furniture, Fixtures and Equipment ..........   3-10 Years

     Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

                       HOMEWOOD SUITES ACQUISITION HOTELS

          NOTES TO THE COMBINED FINANCIAL STATEMENTS DECEMBER 31, 1998
                             AND 1997 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Costs -- Pre-opening costs represent operating expenses incurred prior to initial opening of the hotels. In 1998, pre-opening expenses of $226,964 for the Richmond-West End hotel were expensed as incurred. In 1997, pre-opening expenses of $66,045 for the North Dallas - Plano hotel and pre-opening expenses of $55,608 for the Richmond - West End hotel were expensed as incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to each hotel. These fees totaled $56,000 in 1998 and $39,000 in 1997. The Owner also charges each Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $566,569 in 1998 and $427,337 in 1997. In 1998, the Owner charged a franchise fee of $563,035 to these hotels, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to each hotel.

     The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas
- Plano which was a purchased project, the owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. During 1998, interest capitalized and included in the cost basis of the Richmond-West End hotel totaled $445,782.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

     Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

     The Hotels' depository bank accounts are maintained with two financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At December 31, 1998, cash deposits exceeded FDIC insurable amounts by $150,132 and $170,079, respectively.

                       HOMEWOOD SUITES ACQUISITION HOTELS

          NOTES TO THE COMBINED FINANCIAL STATEMENTS DECEMBER 31, 1998
                             AND 1997 - (CONTINUED)

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES -- (CONTINUED)

     The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1999


ASSETS
Current Assets
 Cash ..................................................    $     326,301
 Accounts Receivable, Net ..............................          727,247
 Prepaids and Other ....................................            6,050
                                                            -------------
   Total Current Assets ................................        1,059,598
                                                            -------------
Investment in Hotel Properties .........................
 Land and Improvements .................................        8,044,305
 Buildings and Improvements ............................       29,188,026
 Furniture, Fixtures and Equipment .....................       11,401,756
                                                            -------------
   Total ...............................................       48,634,087
 Less: Accumulated Depreciation ........................      (12,435,726)
                                                            -------------
   Net Investment in Hotel Properties ..................       36,198,361
                                                            -------------
   Total Assets ........................................    $  37,257,959
                                                            =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
 Accounts Payable .....................................     $     283,849
 Accrued Taxes ........................................           673,966
 Accrued Expenses - Other .............................           298,719
                                                            -------------
   Total Current Liabilities ..........................         1,256,534
                                                            -------------
Shareholders' Equity ..................................
 Contributed Capital ..................................         9,074,634
 Retained Earnings ....................................        26,926,791
                                                            -------------
   Total Shareholders' Equity .........................        36,001,425
                                                            -------------
   Total Liabilities and Shareholders' Equity .........     $  37,257,959
                                                            =============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

             COMBINED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999



                                                                               TOTAL
                                         CONTRIBUTED        RETAINED       SHAREHOLDERS'
                                           CAPITAL          EARNINGS          EQUITY
                                       ---------------   --------------   --------------
Balances, January 1, 1999 ..........    $ 11,000,030      $25,253,075      $ 36,253,105
Net Income .........................              --        1,673,716         1,673,716
Capital Distributions, Net .........      (1,925,396)              --        (1,925,396)
                                        ------------      -----------      ------------
Balances, June 30, 1999 ............    $  9,074,634      $26,926,791      $ 36,001,425
                                        ============      ===========      ============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                      COMBINED INCOME STATEMENT (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999





GROSS OPERATING REVENUE
 Suit Revenue ............................................................    $ 7,364,098
 Other Customer Revenue ..................................................        420,072
                                                                              -----------
   Total Revenue .........................................................      7,784,170
                                                                              -----------
EXPENSES
 Property and Operating ..................................................      2,845,653
 General and Administrative ..............................................        187,738
 Advertising and Promotion ...............................................        329,239
 Utilities ...............................................................        265,585
 Real Estate and Personal Property Taxes, and Property Insurance .........        616,949
 Depreciation Expense ....................................................      1,337,266
 Franchise and Management Fees ...........................................        528,024
                                                                              -----------
   Total Expenses ........................................................      6,110,454
                                                                              -----------
   Net Income ............................................................    $ 1,673,716
                                                                              ===========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999




CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..........................................................    $  1,673,716
                                                                          ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating
   Activities:
   Depreciation ......................................................       1,337,266
 Change in:
   Accounts Receivable ...............................................         (12,529)
   Prepaids and Other Current Assets .................................           2,305
   Accounts Payable ..................................................        (156,227)
   Accrued Taxes .....................................................        (323,931)
   Accrued Expenses - Other ..........................................          45,958
                                                                          ------------
 Net Adjustments .....................................................         892,842
                                                                          ------------
   Net Cash Flows from Operating
    Activities .......................................................       2,566,558
CASH FLOWS FROM (TO) FINANCING ACTIVITIES
 Net Equity Distributions ............................................      (2,614,349)
                                                                          ------------
   Net Decrease in Cash ..............................................         (47,791)
   Cash, January 1, 1999 .............................................         374,092
                                                                          ------------
   Cash, June 30, 1999 ...............................................    $    326,301
                                                                          ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities


     During the period January 1, 1999 through June 30, 1999, additions to Investment in Hotel Properties totaling $688,953 were financed with capital contributions.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:


         PROPERTY               HOTEL LOCATION        DATE OPENED     # OF SUITES
-------------------------   ----------------------   -------------   ------------
   Atlanta - Galleria/
     Cumberland             Atlanta, Georgia             1990             124
   Dallas - Addison         Addison, Texas               1990             120
   Dallas - Los Colinas     Irving, Texas                1990             136
   North Dallas - Plano     Plano, Texas             April, 1997           99
   Richmond - West End      Glen Allen, Virginia      May, 1998           123


     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:


                                                      LIFE
                                                  ------------
   Land Improvements ..........................   12-15 Years
   Buildings and Improvements .................   30-35 Years
   Furniture, Fixtures and Equipment ..........   3-10 Years

     Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

                       HOMEWOOD SUITES ACQUISITION HOTELS

         NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED) FOR THE
           PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through June 30, 1999, the following fees were expensed to the owner.


              FEE TYPE                   BASIS FOR DETERMINATION      TOTAL EXPENSE
-----------------------------------   ----------------------------   --------------
   Accounting Fees                    $1,000 per hotel per month        $ 30,000
   Corporate Advertising, Training
     and Reservations                 4% of net suite revenue            294,568
   Franchise Fees                     4% of net suite revenue            294,568
   Management Fees                    3% of net suite revenue            233,456


     The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas
- Plano which was a purchased project, the owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with current period intercompany/intracompany transfers being reflected as net contributions or distributions.

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

     Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

     The Hotels' depository bank accounts are maintained with two financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At June 30, 1999, cash deposits exceeded FDIC insurable amounts by $108,909.

     The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

                               APPLE SUITES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                         AS OF JUNE 30, 1999 (UNAUDITED)


     The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Suites, Inc. (the "Company") is presented as if the acquisition of the five Homewood Suites hotels from Promus Hotels, Inc. ("Promus") had occurred on June 30, 1999. See Note A for individual hotel details. Such information is based in part upon the Historical Consolidated Balance Sheet of the Company. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 1999, nor does it purport to represent the future financial position of the Company.



                                                                             HOMEWOOD
                                                        HISTORICAL            SUITES
                                                          BALANCE           ACQUISITION              TOTAL
                                                           SHEET          ADJUSTMENTS(A)           PRO FORMA
                                                       ------------   ----------------------   ----------------
ASSETS
Investment in hotels ...............................           --        $   46,206,000 (A)      $ 46,206,000
Cash and cash equivalents ..........................     $ 35,208                    --                35,208
Due from lessee ....................................           --                    --                     0
Prepaid expenses ...................................           --                    --                     0
Other assets .......................................      162,449              (155,361)(D)             7,088
                                                         --------        --------------          ------------
   Total Assets ....................................     $197,657        $   46,050,639          $ 46,248,296
                                                         ========        ==============          ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable .............................           --        $   33,975,000 (B)      $ 33,975,000
Line of credit indebtedness ........................     $200,000                     0               200,000
Accounts payable ...................................           --                     0                     0
Accrued expenses ...................................           --                     0                     0
                                                         --------        --------------          ------------
   Total Liabilities ...............................      200,000            33,975,000            34,175,000
                                                         ========        ==============          ============
Shareholders' Equity
Common stock .......................................          100            12,231,000 (C)
                                                               --              (155,361)(D)        12,075,739
Net income less than distributions .................       (2,443)                   --                (2,443)
                                                         --------        --------------          ------------
Total Shareholders' Equity .........................       (2,343)           12,075,639            12,073,296
                                                         --------        --------------          ------------
Total Liabilities and Shareholders' Equity .........     $197,657        $   46,050,639          $ 46,248,296
                                                         ========        ==============          ============

----------
NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Increase represents the purchase of 5 hotels, including the 2% acquisition fee payable to Apple Suites Realty Group, Inc. The hotels acquired are as follows:

                                                                                    2%
                                   DATE COMMENCED      MONTH       PURCHASE    ACQUISITION                     DEBT
             PROPERTY                OPERATIONS      ACQUIRED       PRICE          FEE          TOTAL         ISSUED
--------------------------------- ---------------- ------------ ------------- ------------- ------------- -------------
Homewood Suites-Dallas, TX             1990        Sept. 1999    $ 9,500,000     $190,000    $ 9,690,000   $ 7,125,000
Homewood Suites-Las Colinas, TX        1990        Sept. 1999     11,200,000      224,000     11,424,000     8,400,000
Homewood Suites-Plano, TX              1997        Sept. 1999      5,400,000      108,000      5,508,000     4,050,000
Homewood Suites-Richmond, VA         May 1998      Sept. 1999      9,400,000      188,000      9,588,000     7,050,000
Homewood Suites-Atlanta, GA            1990         Oct. 1999      9,800,000      196,000      9,996,000     7,350,000
                                                                 -----------     --------    -----------   -----------
  Total                                                          $45,300,000     $906,000    $46,206,000   $33,975,000
                                                                 ===========     ========    ===========   ===========

(B) Represents the debt issued at acquisition. The notes bear interest of 8.5% per annum. The maturity date for all notes is October 1, 2000. The Company is required to make monthly principal payments in the amount of the equity proceeds received during a month in excess of offering expenses.

(C) Increase to common stock to reflect the net proceeds from the sale of common stock from the Company's continuous offering representing 1,517,494 shares at a $9 purchase price per share (net $8.06 per share).

(D) Represents the reclassification of offering costs upon the issuance of common stock.

                               APPLE SUITES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
                   SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites, Inc. (the "Company") are presented as if the acquisition of the five Homewood Suites hotels from Promus Hotels, Inc. ("Promus") had occurred at the beginning of the periods presented and all of the hotels had been leased to Apple Suites Management, Inc. or Apple Suites Services Limited Partnership (the "Lessee") pursuant to the Percentage Leases. Such pro forma information is based in part upon the Historical Consolidated Statements of Operations of the Company, the Pro Forma Statements of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The most significant assumption which may not be indicative of future operations is the amount of financial leverage employed. These Pro Forma Condensed Consolidated Statements of Operations assume 75% of the purchase price was funded with debt for the entire periods presented. The Company intends to repay this debt with the proceeds from its "best efforts" offering. This repayment of debt would result in lower interest expense, higher net income, but lower earnings per common share.


                                                       FOR THE YEAR ENDED DECEMBER 31, 1998
                                          --------------------------------------------------------------
                                            HISTORICAL
                                           CONSOLIDATED           HOMEWOOD
                                           STATEMENT OF            SUITES                  TOTAL
                                            OPERATIONS        ACQUISITIONS (A)           PRO FORMA
                                          --------------   ---------------------   ---------------------
REVENUE:
 Percentage lease revenue .............         $--            $  6,261,618 (B)        $  6,261,618 (A)
EXPENSES:
 Taxes and insurance ..................          --               1,040,638 (C)           1,040,638
 General and administrative ...........          --                 120,195 (D)             120,195
 Depreciation .........................          --               1,176,103 (E)           1,176,103
                                                ---            ------------            ------------
Total expenses ........................          --               2,336,936               2,336,936
                                                ---            ------------            ------------
Income before interest income (expense)          --               3,924,682               3,924,682
Interest income .......................          --                      --                      --
Interest expense ......................          --               2,688,125 (F)           2,688,125
                                                ---            ------------            ------------
Net income ............................         $--            $  1,236,557            $  1,236,557
                                                ===            ============            ============
Earnings per common share:
 Basic and Diluted ....................         $--                                    $       0.88
                                                ===                                    ============
Basic and diluted weighted average
 common shares outstanding ............          --               1,412,531 (G)           1,412,531
                                                ===            ============            ============

                               APPLE SUITES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
            SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED) - (CONTINUED)


                                                FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                        -------------------------------------------------------
                                          HISTORICAL            HOMEWOOD
                                         STATEMENT OF            SUITES               TOTAL
                                          OPERATIONS          ACQUISITIONS (A)      PRO FORMA
                                        --------------   ---------------------   --------------
REVENUE:
 Percentage lease revenue ...........      $     --          $  3,317,994 (B)       3,317,994
EXPENSES:
 Taxes and insurance ................            --               616,949 (C)         616,949
 General and administrative .........         2,443                61,155 (D)          63,598
 Depreciation .......................            --               640,931 (E)         640,931
                                           --------          ------------           ---------
Total expenses ......................         2,443             1,319,035           1,321,478
                                           --------          ------------           ---------
Income (loss) before interest income
 (expense) ..........................        (2,443)            1,998,959           1,996,516
Interest income .....................            --                    --                  --
Interest expense ....................            --             1,443,938 (F)       1,443,938
                                           --------          ------------           ---------
Net income (loss) ...................      $ (2,443)         $    555,021         $   552,578
                                           ========          ============         ===========
Earnings per common share:
 Basic and Diluted ..................      $     --                               $      0.36
                                           ========                               ===========
Basic and diluted weighted average
 common shares outstanding ..........            --             1,517,494 (G)       1,517,494
                                           ========          ============         ===========

----------
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents results of operations for the five hotels acquired on a pro forma basis as if the five hotels were owned by the Company at the beginning of the periods presented. Since one of the hotels was under construction in 1998 and full operations did not commence until May 1998, no pro forma adjustments were made for the periods prior to completion. See Note A to Pro Forma Condensed Consolidated Balance Sheet for a list of individual hotels acquired.

(B) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreements. Refer to the Master Hotel Lease Agreement section to the prospectus supplement for details.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the Percentage Lease agreements. Such amounts were derived from historical amounts paid by the respective hotels.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company.

(E) Represents the depreciation on the five hotels acquired based on the purchase price, excluding amounts allocated to land, of $35,251,200, for the period of time not owned by the Company. The weighted average life of the depreciable assets was 27.5 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Depreciable assets of $8,725,080 related to one hotel did not commence depreciation until May 1998.

(F) Represents the interest expense for the five hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.5% on mortgage debt of $33.975 million that was assumed at acquisition. Interest expense on $7.125 million was not recorded for the first four months in 1998 as this amount was attributable to one hotel that had not commenced operations. See Note B to the Pro Forma Condensed Consolidated Balance Sheet for more detail.

(G) Represents common shares issued, assuming the properties were acquired at the beginning of the periods presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share), except for the common shares issued to purchase the Richmond, Virginia property, which were assumed to be issued on May 1, 1998.

                          APPLE SUITES MANAGEMENT, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
                   SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the five hotels purchased from Promus Hotels, Inc. ("Promus") had been leased from Apple Suites, Inc. (the "Company") pursuant to the Percentage Leases from the beginning of periods presented. Further, the results of operations reflect the Management Agreement and License Agreement entered into between Promus and the Lessee or affiliate to operate the acquired hotels. Such pro forma information is based in part upon the Historical Consolidated Statements of Operations of the Lessee, and the five Homewood Suites hotels and should be read in conjunction with the financials statement contained herein. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for the future periods.


                                                            FOR THE YEAR-ENDED DECEMBER 31, 1998
                                        -----------------------------------------------------------------------------
                                          HISTORICAL          HOMEWOOD
                                         STATEMENT OF          SUITES               PRO FORMA              TOTAL
                                          OPERATIONS      ACQUISITIONS (A)         ADJUSTMENTS           PRO FORMA
                                        --------------   ------------------   ---------------------   ---------------
REVENUES:
 Suite revenue ......................         $--           $ 14,075,852                    --         $ 14,075,852
 Other income .......................          --                811,817                    --              811,817
EXPENSES:
 Property and operating costs and
   expenses .........................          --              5,586,712                    --            5,586,712
 General and administrative .........          --                348,088         $     (56,000)(B)
                                                                                        50,000 (C)          342,088
 Advertising and promotion ..........          --                648,273              (566,569)(D)
                                               --                     --               563,034 (E)          644,738
 Utilities ..........................          --                626,269                    --              626,269
 Taxes and insurance ................          --              1,040,638            (1,040,638)(F)               --
 Depreciation expense ...............          --              2,394,294            (2,394,294)(G)               --
 Franchise fees .....................          --                563,035              (563,035)(H)
                                               --                     --               563,035 (I)          563,035
 Management fees ....................                                 --               619,034 (K)          619,034
 Percentage of rent lease payment              --                     --             6,261,618 (L)        6,261,618
 Other ..............................          --                226,964                    --              226,964
                                              ---           ------------         -------------         ------------
Total expenses ......................          --             11,434,273             3,436,185           14,870,458
                                              ---           ------------         -------------         ------------
Income before income taxes ..........          --              3,453,396             3,436,185               17,211
 Income tax expense .................          --                     --                 6,884 (M)            6,884
                                              ---           ------------         -------------         ------------
Net income ..........................         $--           $  3,453,396         $  (3,443,069)        $     10,327
                                              ===           ============         =============         ============

                          APPLE SUITES MANAGEMENT, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
            SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED) - (CONTINUED)

                                                                FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                              ---------------------------------------------------------------------------
                                                HISTORICAL          HOMEWOOD
                                               STATEMENT OF          SUITES               PRO FORMA             TOTAL
                                                OPERATIONS      ACQUISITIONS (A)         ADJUSTMENTS          PRO FORMA
                                              --------------   ------------------   ---------------------   -------------
REVENUES:
 Suite revenue ............................         $--            $7,364,098                     --         $7,364,098
 Other income .............................          --               420,072                     --            420,072
EXPENSES:
 Property and operating costs and
   expenses ...............................          --             2,845,653                     --          2,845,653
 General and administrative ...............          --               187,738          $     (30,000)(B)
                                                     --                    --                 25,000 (C)        182,738
 Advertising and promotion ................          --               329,239               (294,568)(D)
                                                     --                    --                294,568 (E)        329,239
 Utilities ................................          --               265,585                     --            265,585
 Taxes and insurance ......................          --               616,949               (616,949)(F)             --
 Depreciation expense .....................          --             1,337,266             (1,337,266)(G)             --
 Franchise fees ...........................                           294,568               (294,568)(H)             --
                                                                                             294,568 (I)        294,568
 Management fees ..........................                           233,456               (233,456)(J)             --
                                                                                             324,564 (K)        324,564
 Percentage of rent lease payment .........          --                    --              3,317,994 (L)      3,317,994
                                                    ---            ----------          -------------         ----------
Total expenses ............................          --             6,110,454              1,449,887          7,560,341
                                                    ---            ----------          -------------         ----------
Income before income tax ..................          --             1,673,716             (1,449,887)           223,829
                                                    ---            ----------          -------------         ----------
 Income tax expense .......................          --                    --                 89,531 (M)         89,531
                                                    ---            ----------          -------------         ----------
Net income ................................         $--            $1,673,716          $  (1,539,418)        $  134,298
                                                    ===            ==========          =============         ==========

----------
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents results of operations for the five Homewood Suites hotel acquisitions on a pro forma basis as if the hotels acquired were leased and operated by the Lessee at the beginning of the periods presented. The hotels acquired are as follows:

                                             DATE COMMENCED       MONTH
                 PROPERTY                      OPERATIONS        ACQUIRED
-----------------------------------------   ----------------   -----------
Homewood Suites-Dallas, TX ..............        1990          Sept. 1999
Homewood Suites-Las Colinas, TX .........        1990          Sept. 1999
Homewood Suites-Plano, TX ...............        1997          Sept. 1999
Homewood Suites-Richmond. VA ............      May 1998        Sept. 1999
Homewood Suites-Atlanta, GA .............        1990           Oct. 1999

Since the Richmond hotel was under construction in 1998 and full operations did not commence until May 1998, no pro forma adjustments were made prior to the date the hotel commenced operations.

(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.

(C) Represents the addition of the anticipated legal, accounting and other expenses to operate as a stand alone company.

(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.

(E) Represents the addition of the market reservation fee to be incurred under the new management agreements. The market reservation fee is calculated based on 4% of gross revenue.

(F) Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be the responsibility of the Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

                          APPLE SUITES MANAGEMENT, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
            SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED) - (CONTINUED)

(G) Represents the elimination of the depreciation expense. This expense is reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.

(I)  Represents   franchise  fees  to  be  incurred  under  the  new  management agreements. The franchise fees are calculated based on the terms of the agreement which is 4% of gross revenue.

(J) Represents the elimination of the historical management fees for the six months ended June 30, 1999.

(K) Represents management fees of 4% of gross revenue and the accounting fee $1,000 per hotel per month to be incurred under the new management agreements for the year ended December 31, 1998 and six month period ended June 30, 1999.

(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. Refer to the Master Hotel Lease Agreements section in the prospectus supplement for details.

(M) Represents the state and federal income tax expense estimated on a combined rate of 40%.

                    SUPPLEMENT NO. 3 DATED DECEMBER 17, 1999

                       TO PROSPECTUS DATED AUGUST 3, 1999

                               APPLE SUITES, INC.

     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. THIS SUPPLEMENT NO. 3 RELATES TO MATTERS THAT HAVE CHANGED OR OCCURRED SINCE OCTOBER 5, 1999. OTHER IMPORTANT MATTERS WERE DISCUSSED IN SUPPLEMENT NO. 2, WHICH INCORPORATED AND REPLACED SUPPLEMENT NO. 1.

     SUPPLEMENT NO. 3 DOES NOT INCORPORATE OR REPLACE SUPPLEMENT NO. 2. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS, SUPPLEMENT NO. 2 AND THIS SUPPLEMENT.


                    TABLE OF CONTENTS FOR SUPPLEMENT NO. 3
                                                                        PAGE
                                                                       -----
Status of the Offering .............................................    S-2
Our Properties .....................................................    S-2
Property Acquisitions ..............................................    S-4
   Payment Summary .................................................    S-4
   Overview of Hotels ..............................................    S-4
   Hotel Supplies and Franchise Fees ...............................    S-4
   Description of Financing ........................................    S-4
   Source of Payments ..............................................    S-5
   Licensing and Management ........................................    S-5
   Potential Economic Risk and Benefit to Glade M. Knight ..........    S-6
Summary of Material Contracts ......................................    S-7
Description of Properties ..........................................   S-13
Management's Discussion and Analysis ...............................   S-22
Experts ............................................................   S-25
Index to Financial Statements ......................................    F-1

     The prospectus and this supplement contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                             STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per share in accordance with the prospectus.

     As of November 19, 1999, we had closed on the following sales of our common shares:

                                                           PROCEEDS NET OF SELLING
   PRICE PER           NUMBER OF             GROSS        COMMISSIONS AND MARKETING
 COMMON SHARE     COMMON SHARES SOLD       PROCEEDS           EXPENSE ALLOWANCE
--------------   --------------------   --------------   --------------------------
    $   9             1,666,666.67       $15,000,000             $13,500,000
    $  10             1,485,245.00       $14,852,450             $13,367,205
                      ------------       -----------             -----------
     TOTAL            3,151,911.67       $29,852,450             $26,867,205
                      ============       ===========             ===========


     We have used the proceeds of our offering to acquire, either directly or through our subsidiaries, ten extended-stay hotels. Those hotels are identified below.

                                OUR PROPERTIES

     We own 10 extended-stay hotels. All of our hotels are licensed to operate as Homewood Suites(Reg. TM) properties. Homewood Suites(Reg. TM) is a registered service mark of Promus Hotels, Inc. A summary of our hotels appears below, and details about the five hotels we purchased as of November 29, 1999 are provided in the following sections:

(Map of United States shows general location of hotels, with scaling to improve image quality)






                               [GRAPHIC OMITTED]





DATE OF      NAME AND                        TOTAL  DATE OF      NAME AND                    TOTAL
PURCHASE   ADDRESS OF HOTEL                 SUITES  PURCHASE   ADDRESS OF HOTEL              SUITES
---------- ----------------                 ------  --------   ----------------              ------
9/20/99    Dallas - Addison                   120   11/29/99   Atlanta - Peachtree              92
           4451 Beltline Road                                  450 Technology Parkway
           Addison, Texas 75244                                Norcross, Georgia 30092
9/20/99    Dallas - Irving/Las Colinas        136   11/29/99   Baltimore - BWI Airport         147
           4300 Wingren Drive                                  1181 Winterson Road
           Irving, Texas 75039                                 Linthicum, Maryland 21090
9/20/99    North Dallas - Plano                99   11/29/99   Clearwater                      112
           4705 Old Sheppard Place                             2233 Ulmerton Road
           Plano, Texas 75093                                  Clearwater, Florida 33762
9/20/99    Richmond - West End                123   11/29/99   Detroit - Warren                 76
           4100 Innslake Drive                                 30180 N. Civic Center Drive
           Glen Allen, Virginia 23060                          Warren, Michigan 48093
10/5/99    Atlanta - Galleria/Cumberland      124   11/29/99   Salt Lake City - Midvale         98
           3200 Cobb Parkway                                   844 E. North Union Avenue
           Atlanta, Georgia 30339                              Midvale, Utah 84047

                              PROPERTY ACQUISITIONS


PAYMENT SUMMARY

     We  purchased  five  existing  Homewood  Suites(Reg. TM) hotels from Promus
Hotels, Inc., or its affiliates, as of November 29, 1999. The total purchase price for the five hotels was $40,280,000. We used proceeds from our offering of common shares to pay twenty-five percent of this total, or $10,070,000, at closing in cash. The balance of 75%, or $30,210,000, is being financed by Promus Hotels, Inc. as short-term or "bridge financing," as described below.

     We paid a real estate commission on these purchases to Apple Suites Realty Group, Inc., as our real estate broker. This corporation is owned by Glade M. Knight, who is our president and chief executive officer. The total amount of the real estate commission was $805,600, which equals two percent (2%) of the total purchase price for the hotels.


OVERVIEW OF HOTELS

     We purchased the following hotels as of November 29, 1999:

                                   NUMBER        PURCHASE       FINANCED
NAME OF HOTEL                    OF SUITES        PRICE         PORTION
-------------                    ---------    -----------     -----------
Atlanta - Peachtree                  92       $ 4,033,000     $ 3,024,750
Baltimore - BWI Airport             147       $16,348,000     $12,261,000
Clearwater                          112       $10,416,000     $ 7,812,000
Detroit - Warren                     76       $ 4,330,000     $ 3,247,500
Salt Lake City - Midvale             98       $ 5,153,000     $ 3,864,750

     All of these hotels have been leased to Apple Suites Management, Inc. The existing master hotel lease agreement, dated as of September 20, 1999, has been supplemented to include these hotels as leased properties. This agreement is among the material contracts described below.

HOTEL SUPPLIES AND FRANCHISE FEES

     We have provided Apple Suites Management, Inc. with funds for the purchase of certain hotel supplies, such as sheets, towels and so forth. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $52,500. This promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs, and repayment in sixty-one (61) monthly installments. The first installment consists of interest only. The due date for the first installment, subject to a five-day grace period, is January 1, 2000. The remaining installments consist of principal and interest on an amortized basis. The final maturity date is January 1, 2005.

     We have also provided Apple Suites Management, Inc. with funds for the payment of hotel franchise fees to Promus Hotels, Inc. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $251,550. This promissory note is substantially similar to the one described above, but provides for repayment in one hundred twenty-one (121) monthly installments and has a final maturity date of January 1, 2010.

DESCRIPTION OF FINANCING

     As indicated above, Promus Hotels, Inc. financed 75% of the purchase price of the five hotels we purchased as of November 29, 1999. This financing is substantially similar to the financing provided by Promus Hotels, Inc. when we purchased our other hotels. The amounts we owe to Promus Hotels, Inc. are evidenced by the following promissory notes:

                          ORIGINAL           REMAINING
       DATE OF            PRINCIPAL       PRINCIPAL AS OF     ANNUAL RATE         DATE OF
   PROMISSORY NOTE         AMOUNT        DECEMBER 1, 1999     OF INTEREST         MATURITY
--------------------   --------------   ------------------   -------------   -----------------
September 20, 1999      $26,625,000         $26,625,000            8.5%      October 1, 2000
October 5, 1999         $ 7,350,000         $ 7,350,000            8.5%      October 1, 2000
November 29, 1999       $30,210,000         $30,210,000            8.5%      December 1, 2000

     We   consider  the  financing  from  Promus  Hotels,  Inc.  to  be  "bridge financing" because of its short-term nature (that is, each promissory note reaches maturity within approximately one year of its date of execution). Despite the temporary use of bridge financing, over the long-term we will seek to hold our properties on an all-cash basis, as indicated in the prospectus.

     The promissory notes have several provisions in common, which include the following:

     o   monthly interest payments

     o monthly principal payments, to the extent of the net equity proceeds from our offering of common shares

     o   our delivery of monthly notices to specify such net equity proceeds

     o our right to prepay the notes, in whole or in part, without premium or penalty

     o a late payment premium of four percent (4%) for any payment not made within ten (10) days of its due date

     Principal payments under the promissory note dated as of November 29, 1999 are not scheduled to start until the other promissory notes have been paid in full. Assuming those other notes continue to be paid on schedule, principal payments under the note dated as of November 29, 1999 will be due in two installments on November 1, 2000 and December 1, 2000.

SOURCE OF PAYMENTS

     Revenue from the operation of the hotels will be used to pay interest under the promissory notes we have made to Promus Hotels, Inc. The "net equity proceeds" from our offering of common shares will be used to pay principal. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, and so forth), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements. We were permitted, by an October 1999 letter agreement, to use our net equity proceeds to pay 25% of the purchase price of the hotels we acquired on November 29, 1999 (rather than use such amounts exclusively for payments under the earlier promissory notes.)

     There can be no assurance that the net equity proceeds from our offering of common shares will be sufficient to pay principal under the promissory notes on or before the required due dates. The following amounts would be due on the maturity dates of the promissory notes, assuming no payments of principal are made before those maturity dates:

       DATE OF             PRINCIPAL          MONTHLY            TOTAL DUE
       MATURITY               DUE          INTEREST DUE         AT MATURITY
---------------------   --------------   ----------------   -------------------
   October 1, 2000       $33,975,000       $ 240,656.25       $ 34,215,656.25
   December 1, 2000      $30,210,000       $ 213,987.50       $ 30,423,987.50


     In the event of a default under the promissory notes, various remedies are available to Promus Hotels, Inc. under certain deeds of trust, which are described below.

LICENSING AND MANAGEMENT

     We expect that the hotels we purchased as of November 29, 1999 will continue to operate as Homewood Suites(Reg. TM) properties. To help achieve that result, Promus Hotels, Inc. has executed separate license agreements dated as of December 8, 1999. Promus Hotels, Inc. is managing each of the five hotels under management agreements dated as of November 29, 1999. These license and management agreements are among the material contracts described below.

POTENTIAL ECONOMIC RISK AND BENEFIT TO GLADE M. KNIGHT

     Because we are prohibited under federal tax laws from directly operating our extended-stay hotels, the five hotels we purchased as of November 29, 1999 have been leased to Apple Suites Management, Inc. Our president and chief executive officer, Glade M. Knight, is the sole shareholder of Apple Suites Management, Inc.

     The master hotel lease agreement has been structured to minimize, to the extent possible, the economic benefit to Apple Suites Management, Inc. and to maximize the rental income we receive from the hotels. However, revenues from operating the hotels may exceed payment obligations under the master hotel lease agreement, the license agreements and the management agreements. To the extent that Apple Suites Management, Inc. has any remaining income after those payment obligations are met, it will realize an economic benefit. Because this potential economic benefit depends, in part, on future hotel revenues, the extent of this potential economic benefit cannot be determined at this time.

     Apple Suites Management, Inc. has agreed that it will retain its net income, if any, rather than distribute such income to Glade M. Knight. This agreement will remain in effect for the duration of the master hotel lease agreement, to help ensure that Apple Suites Management, Inc. will be able to make its rent payments.

     If the cash flow from the operations of the hotels and the retained earnings of Apple Suites Management, Inc. are insufficient to make the rental payments due under the master lease agreement, Apple Suites Management, Inc. can receive additional funding under two funding commitments. The funding commitments are dated as of September 17, 1999, and have been made by Glade M. Knight and Apple Suites Realty Group, Inc., which is wholly-owned by Mr. Knight. These funding commitments are payable on demand by Apple Suites Management, Inc. Under each funding commitment, Apple Suites Management, Inc. can make one or more demands for funding, subject to the following: (1) the aggregate payments under the funding commitments shall not exceed $2 million;
(2) the demands for payment shall be limited, in amount and frequency, to those demands that are reasonably necessary to satisfy any capitalization or net worth requirements of Apple Suites Management, Inc., or payment obligations under the master hotel lease agreements for our hotels. Apple Suites Management, Inc. is not required to repay the funds it receives under the funding commitments.

                          SUMMARY OF MATERIAL CONTRACTS

DEEDS OF TRUST AND RELATED DOCUMENTS

     Each hotel we own is encumbered by at least one mortgage on its real property, security interest in its personal property, and assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. (As described above, Promus Hotels, Inc. provided financing for our hotel purchases). At each closing on our purchase of a hotel or group of hotels, we encumbered the hotels we were purchasing and the hotels we already owned. These encumbrances are created by substantially similar documents. For simplicity, we will refer to each of these documents as a "deed of trust."

     Each deed of trust corresponds to one of the promissory notes we made to Promus Hotels, Inc., and secures the payment of principal and interest under that promissory note. The encumbrance created by a deed of trust will terminate when its corresponding promissory note is paid in full.

     We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further assignments of rents or leases with respect to the hotels.

     Each deed of trust contains a substantially similar definition of events of default. In each case, the events of default include (without limitation) any default that occurs under any of the promissory notes or under another deed of trust, and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (1) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (2) taking possession of the secured property, including the hotels; and (3) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

     Our hotel in Virginia, which was purchased on September 20, 1999, was not covered by additional deeds of trust at subsequent closings. Instead, the Virginia hotel was encumbered by separate negative pledges, which correspond to the promissory notes executed at those closings. The negative pledges prohibit any transfer or further encumbrance of the Virginia hotel, in whole or in part, without the prior written consent of Promus Hotels, Inc. The encumbrance created by a negative pledge will terminate when its corresponding promissory note is paid in full.

ENVIRONMENTAL INDEMNITIES

     A separate environmental indemnity applies to each of the hotels we purchased as of November 29, 1999. The indemnities are substantially similar and protect Promus Hotels, Inc. in the event that we undertake any corrective work to remove or eliminate hazardous materials from the hotel properties. Hazardous materials are defined in the indemnities to include, for example, asbestos and other toxic materials. We are not aware of any hazardous materials at the hotel properties, but there can be no assurance that such materials are not present.

     Under the indemnities, we have agreed to indemnify and protect Promus Hotels, Inc. from any losses that it may incur because of (1) the nonperformance, or delayed performance and completion, of corrective work; or
(2) the enforcement of the indemnities. Our indemnities with respect to the hotels generally will terminate upon payment in full under the promissory note dated as of November 29, 1999. However, in each case, our indemnities will continue with respect to those litigation or administrative claims, if any, that involve indemnified losses and that are pending at the date of full payment. In addition, for a period of four years after the date of such full payment, we will be obligated to pay any enforcement costs for subsequent litigation or administrative claims.

MASTER HOTEL LEASE AGREEMENTS

     We have leased the hotels we purchased as of November 29, 1999 to Apple Suites Management, Inc. Our existing master hotel lease agreement, dated as of September 20, 1999, has been supplemented to include these hotels as leased properties.

     The master hotel lease agreement has an initial term of ten years and an optional five-year extension, provided that Apple Suites Management, Inc. is not in default either at the time of the exercise of the option or at the end of the original term of the lease. The first five-year extension would be upon the same terms, conditions and rentals as in the initial term. Apple Suites Management, Inc. has the option to extend the lease for an additional five years following the end of the first five-year extension, provided it is not in default either at the time of the exercise of the option or at the end of the original term of the first five-year extension. If this second option is exercised, we and Apple Suites Management, Inc. must negotiate in good faith to adjust the rental payments for the additional five-year term to a market rate for similar hotel properties at that time. If no agreement can be reached on rental terms for this second five-year extension, a panel of three persons who have generally recognized expertise in evaluating hotel REIT leases and who are not affiliates of us or Apple Suites Management, Inc. will determine such rental terms.

     We may terminate the master hotel lease agreement if (1) we sell the hotels to a third party; (2) there is a change of control of Apple Suites Management, Inc.; or (3) the Internal Revenue Code is amended to permit us to operate the hotels directly or otherwise render the use of a lease by a hotel REIT obsolete. If we terminate the master hotel lease agreement we must compensate Apple Suites Management, Inc. by either paying the fair market value of the lease as of such termination, or offering to lease one or more substitute hotel facilities.

     The master hotel lease agreement provides that Apple Suites Management, Inc. will pay us a base rent, percentage rent and certain additional charges. Base rent is payable in advance in equal monthly installments. In addition, for each calendar quarter during the term of the leases, Apple Suites Management, Inc. will pay percentage rent based on a percentage of gross revenues (less sales and room taxes), referred to as "suite revenue," derived in connection with the rental of suites at the hotels. The percentage rent is equal to (a) 17% of all year-to-date suite revenue, up to the applicable quarterly suite revenue breakpoint (as shown below); plus (b) 55% of the year-to-date suite revenue in excess of the applicable quarterly suite revenue breakpoint, less both base rents and the percentage rent paid year to date. The base rent and the quarterly suite revenue breakpoints will be adjusted each year beginning on January 1, 2001, based on the most recently published Consumer Price Index. The base rents for 1999 and 2000 are shown below:

                                                       BASE RENT
              NAME OF HOTEL                         (1999 AND 2000)
              -------------                        ----------------
              Atlanta-Peachtree ..............          $414,150
              Baltimore-BWI Airport ..........          $895,750
              Clearwater .....................          $664,150
              Detroit-Warren .................          $408,450
              Salt Lake City-Midvale .........          $438,150

     The quarterly suite revenue breakpoints from 1999 through 2008, before any adjustment based on the Consumer Price Index, are described in the table below and in the subsequent paragraph:


                 SUITE REVENUE BREAKPOINTS FOR THE FIRST QUARTER
                       OF EACH YEAR FROM 1999 THROUGH 2008

              ATLANTA-      BALTIMORE-                    DETROIT-     SALT LAKE CITY-
   YEAR      PEACHTREE     BWI AIRPORT     CLEARWATER      WARREN          MIDVALE
---------   -----------   -------------   ------------   ----------   ----------------
   1999      $149,094        $322,470       $239,094      $147,042        $157,734
   2000      $134,599        $291,119       $215,849      $132,746        $142,399
   2001      $138,740        $300,076       $222,490      $136,831        $146,780
   2002      $144,953        $313,513       $232,453      $142,958        $153,353
   2003      $149,094        $322,470       $239,094      $147,042        $157,734
   2004      $153,236        $331,428       $245,736      $151,127        $162,116
   2005      $157,377        $340,385       $252,377      $155,211        $166,497
   2006      $161,519        $349,343       $259,019      $159,296        $170,879
   2007      $165,660        $358,300       $265,660      $163,380        $175,260
   2008      $169,802        $367,258       $272,302      $167,465        $179,642

                                      S-8

     In all cases, the suite revenue breakpoints for the second, third and fourth quarters of the same years are determined by multiplying the breakpoint for the first quarter (as shown above) by two, three or four, respectively.

     Under the master hotel lease agreement, Apple Suites Management, Inc. is responsible for paying all taxes, other than real estate and personal property taxes, imposed with respect to the hotels or any business conducted by it at the hotels. In addition, Apple Suites Management, Inc. is responsible for obtaining and maintaining utility services to the hotels and paying all charges for electricity, gas, oil, water, sewer and other utilities used in the hotels during the term of the master hotel lease. Apple Suites Management, Inc. is also responsible for paying all premiums for personal property insurance, comprehensive general liability insurance, worker's compensation insurance, vehicle liability insurance, hazard insurance and any other insurance that we may reasonably request for the hotels and their operations. We are required to maintain building insurance (including earthquake and flood insurance), insurance for loss or damage to the steam boilers and similar apparatus and loss of income insurance.

     The master hotel lease agreement requires Apple Suites Management, Inc. to maintain the hotels in good order and repair, except for ordinary wear and tear. However, we are required to maintain any underground utilities and the structural elements of the hotels, including the exterior walls and roof. In addition, pursuant to the license agreements and management agreements (as described below), we are required to maintain, and to upgrade, the hotels under the standards specified under those agreements in order to operate the hotels as Homewood Suites(Reg. TM) hotels. We are also obligated to pay for a reserve for periodic repair, replacement or refurbishing of furniture, fixtures and equipment. Our payments must equal up to 5% of our gross revenues (less sales and room taxes) from the rental of suites at the hotels.

HOTEL LICENSE AGREEMENTS

     Each of the hotels we purchased as of November 29, 1999 is licensed to operate as a Homewood Suites(Reg. TM) property. These licenses were granted by Promus Hotels, Inc. to Apple Suites Management, Inc. under substantially similar license agreements dated as of November 29, 1999.

     The license agreement for each hotel provides that Apple Suites Management, Inc. has the right to operate the hotel using the Homewood
Suites(Reg. TM) "System." The "System" includes the service mark "Homewood Suites(Reg. TM)" and other associated service marks and similar property rights, access to a reservation system, distribution of advertising, access to a "Standards Manual," and access to other training, information, programs and policies comprising the Homewood Suites(Reg. TM) hotel business.

     In exchange for the license to use the Homewood Suites(Reg. TM) System, Apple Suites Management, Inc. has agreed to numerous requirements and restrictions applicable to its operation of the hotel. Apple Suites Management, Inc. is also required to pay royalties and other fees, as described below.

     Apple Suites Management, Inc. will be subject to various operational requirements pursuant to the license agreements and a "Standards Manual." The Standards Manual may be changed at any time by Promus Hotels, Inc. As described below, Promus Hotels, Inc. will act as the manager of the hotels under separate management agreements. As a practical matter, many of the requirements in the license agreements and Standards Manual will be the responsibility of Promus Hotels, Inc. However, certain requirements will remain the practical responsibility of Apple Suites Management, Inc. Furthermore, the failure of Promus Hotels, Inc. to comply with the management agreements will not, of itself, relieve Apple Suites Management, Inc. from the obligations imposed upon it under the license agreements. In such event, the remedies available to Apple Suites Management, Inc. may be limited to monetary damages for breach of the hotel management agreements.

     The hotels must be operated in accordance with the requirements established by Promus Hotels, Inc. These requirements cover matters such as the types of services and products that may be offered at the hotel, the style and type of signage, the appearance and condition of the hotel, the use of the reservations system for guests, adherence to a 100% Satisfaction Guarantee rule of operation, required insurance coverage and other requirements. The requirements are designed to insure that each hotel meets uniform guidelines for all Homewood Suites(Reg. TM) Hotels, wherever located.

     Under the license agreements, Apple Suites Management, Inc. is granted the right to use the Homewood Suites(Reg. TM) System only during the term of the license agreements, and has no other ownership interest in, or rights to, such System. The term of each license agreement is 20 years, but the agreement is subject to early termination for various reasons, including default by Apple Suites Management, Inc. or its efforts to obtain bankruptcy protection. If a license agreement is terminated for any reason, the hotel must immediately cease to identify itself as a Homewood Suites(Reg. TM) Hotel.

     Apple Suites Management, Inc. is required to pay to Promus Hotels, Inc. the following monthly amounts: (1) A royalty fee equal to 4% of the gross suites revenues (less sales and room taxes) received from rental of suites at the hotel; (2) a marketing contribution equal to 4% of gross suites revenues;
(3) any amounts due Promus Hotels, Inc. for goods or services provided by Promus Hotels, Inc. to Apple Suites Management, Inc.; and (4) the amount of sales, gross receipts or similar taxes imposed on Promus Hotels, Inc. as a result of the payments described in clauses (1), (2), and (3) of this sentence.

     Apple Suites Management, Inc. is required to prepare and deliver to Promus Hotels, Inc. daily, monthly and other reports which, among other things, certify gross revenues from operation of the hotel. The 4% marketing contribution is subject to change by Promus Hotels, Inc. from time to time. Furthermore, there is no assurance that the marketing contribution from a hotel will be used to fund advertising or marketing with respect to the hotel actually making the contribution.

     Under the license agreements, Promus Hotels, Inc. may from time to time require Apple Suites Management, Inc. to upgrade hotel facilities to meet the standards then specified in the Standards Manual. We expect to pay the costs of any such required upgrades from the proceeds of our ongoing offering of common shares, although there can be no assurance that such proceeds will be sufficient for this purpose.

HOTEL MANAGEMENT AGREEMENTS

     Each of the hotels we purchased as of November 29, 1999 is being managed by Promus Hotels, Inc. or an affiliate. To simplify the following discussion, the manager will be referred to as "Promus Hotels." The management of our hotels is governed by separate management agreements with Apple Suites
Management,  Inc.  (which  is  leasing  the hotels from us, as discussed above).
These management agreements are substantially similar and are dated as of November 29, 1999.

     The management agreements require Promus Hotels to operate the hotels in conformity with the hotel license agreements described above. Promus Hotels will be responsible for directing the day-to-day activities of the hotels and establishing policies and procedures relating to the management and operation of the hotels.

     As part of its responsibilities for directing the day-to-day activities of the hotels, Promus Hotels will hire, supervise and determine the compensation and terms of employment of all hotel personnel. Promus Hotels also will determine the terms for admittance, room rates and all use of hotel rooms. Promus Hotels will select and purchase all operating equipment and supplies for the hotels. Promus Hotels will be responsible for (1) advertising and promoting the hotels in coordination with the requirements of the license agreements described above; and (2) obtaining and maintaining any permits and licenses required to operate the hotels.

     Each year, Promus Hotels will submit a proposed operating budget for each hotel to Apple Suites Management, Inc. for its approval. Each budget will include a business plan describing the business objectives and strategies for each hotel for the period covered by the budget. In addition, Promus Hotels will submit a recommended capital budget to Apple Suites Management, Inc. for its approval. The capital budget will apply to furnishings, equipment and ordinary hotel capital replacements needed to operate the hotels in accordance with the hotel license agreements. At a minimum, each year's budget for capital improvements will provide for capital expenditures that are required to meet the minimum standards of the hotel license agreement, subject to the following limits: (1) three percent (3%) of adjusted gross revenues for the first full year after the commencement of the management agreement; (2) four percent (4%) of adjusted gross revenues for the second full year after the commencement of the management agreement; and (3) five percent (5%) of adjusted gross revenues for each year thereafter.

     In exchange for performing the services described above, Promus Hotels will receive a management fee, payable monthly. The management fee will equal 4% of adjusted gross revenues. Adjusted gross revenues are defined generally as all revenues derived from the hotels, as reduced by (1) refunds; (2) sales and other similar taxes; (3) proceeds from the sale or other disposition of the hotels, furnishings and other capital assets; (4) fire and extended coverage insurance proceeds; (5) credits or refunds made to customers; (6) condemnation awards; (7) proceeds of financing or refinancing of the hotels; (8) interest on bank accounts; and (9) gratuities or service charges added to a customer's bill.

     Prior to the second anniversary of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues will be subordinated to payment of a basic return to Apple Suites Management, Inc.. The basic return is generally equal to 11% of the purchase price for each hotel (and related acquisition costs).

     Each management agreement has a 15-year term. However, Apple Suites Management, Inc. may terminate any management agreement after its tenth anniversary. If it does so, Promus Hotels will be entitled to a termination fee. The termination fee generally is equal to (1) the aggregate management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (2) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     In addition, if the hotel license agreement with respect to a particular hotel is terminated, Promus Hotels may terminate the corresponding management agreement. If Promus Hotels terminates the management agreement it will be entitled to a termination fee equal to (a) an amount that ranges from $426,690 to $882,433 (depending on the hotel involved) if the termination occurs within two years of the effective date of the management agreement; (b) 150% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the second anniversary but on or before the tenth anniversary of the effective date of the management agreement; (c) 75% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (d) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     Beginning in the first full calendar year of operations, Apple Suites Management, Inc. may terminate a management agreement if Promus Hotels fails to achieve, in any two consecutive calendar years, a gross operating profit which is at least equal to 85% of the annual budgeted gross operating profit. Promus Hotels can avoid termination by making a cash payment to Apple Suites Management, Inc. equal to the difference between the gross operating profits achieved and 85% of the budgeted gross operating profits for the second such year. Generally, gross operating profit is defined as the amount by which adjusted gross revenues exceed operating costs.

COMFORT LETTERS

     Our decision to lease the hotels we purchased as of November 29, 1999 to Apple Suites Management, Inc., is based upon certain technical tax considerations that apply to us as a real estate investment trust (or REIT) for federal income tax purposes. To address operational complexities and other potential problems that may arise from using Apple Suites Management, Inc. as the lessee of our hotels and the party to the license agreements and management agreements, we have entered into a "Comfort Letter" with Promus Hotels, Inc. with respect to each hotel. Each comfort letter is dated as of November 29, 1999. The comfort letters grant us certain rights if problems arise under such agreements, or if the lease structure is no longer necessary for tax purposes. The chief provisions of the comfort letters are described below.

     First, as long as we are the owner of the hotel and a particular license agreement is in effect, Promus Hotels, Inc. has agreed to notify us of any breach of any license agreement or management agreement by the lessee. We will have 10 days to cure any monetary default and 30 days to cure any non-monetary default. There is no opportunity to cure defaults not capable of being cured (such as bankruptcy of the lessee or a transfer in violation of the license agreement), but in such situation, a default would occur under the lease and we would be able to terminate the lease.

     Second, if there is a default under the lease and we elect to terminate the lease, we have the right, which may be exercised within 90 days after giving notice of termination to Promus Hotels, Inc., to enter into a new lease agreement with a successor lessee. In general, any such successor lessee must be majority owned and controlled by us or our affiliates (which includes our directors and executive officers) and must be a person or entity that has adequate financial resources to perform under the lease, is not the franchisor or operator of a competing chain of hotels, and enjoys a favorable reputation for integrity. If we enter into a new lease, the successor lessee will have a right to enter into a new license agreement and new management agreement with Promus Hotels, Inc. for the balance of the original terms of those agreements. However, if we are unable to provide a qualified successor lessee within such 90-day period, the license agreement may be terminated at the option of Promus Hotels, Inc. and we will be obligated to pay liquidated damages to Promus
Hotels, Inc. In general, liquidated damages are an amount equal to the total fees payable under the license agreement for the three years prior to termination. If the hotel has been open for less than three years, the amount is equal to the greater of: (a) 36 times the monthly average of fees payable for the period during which the hotel has been open; or (b) 36 times the amount payable for the last full month of operation prior to termination. If the hotel is open but has not been in operation for a full month, liquidated damages equal $3,000 per suite in the hotel. Other liquidated damage provisions apply in the case of termination of the license agreement before commencement of construction of the hotel or if construction is complete but the hotel is not yet opened.

     Third, the comfort letters provide that if the income tax rules applicable to real estate investment trusts are amended to permit us to operate the hotel directly, we may give notice of such tax change to Promus Hotels, Inc. and of our election to terminate the lease. We then have the right to enter into a new license agreement and a new management agreement for a term equal to the balance of the original terms of such agreements.

                            DESCRIPTION OF PROPERTIES

     All of the hotels we purchased as of November 29, 1999 are extended-stay hotels, and are licensed to operate as Homewood Suites(Reg. TM) properties. We believe that the majority of the guests at the hotels during the past 12 months have been business travelers. We expect that this pattern will continue.

     Each suite at a Homewood Suites(Reg. TM) property consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two
smaller   beds.   The   largest   suites   contain   two   separate   bedrooms.
Wheelchair-accessible suites are available at each hotel.

     The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some livings rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

     The hotels are marketed, in part, through the Homewood Suites(Reg. TM) web site (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Promus Hotels, Inc. Those other franchises include Hampton Inns(Reg. TM), Doubletree Hotels(Reg. TM) and Embassy Suites(Reg. TM). Such cross-marketing may affect occupancy at the Homewood Suites(Reg. TM) properties by directing travelers toward, or away from, Homewood Suites(Reg. TM).

     All five of the hotels were actively conducting business at the time of their acquisition. We believe that the acquisitions were conducted without materially disrupting any of the daily activities at the hotels. During the past 12 months, each hotel has been covered with property and liability insurance, and we have arranged to continue such coverage. We believe the hotels are adequately covered by insurance. More specific property descriptions for each hotel appear below.

                               ATLANTA - PEACHTREE

     The Homewood Suites(Reg. TM) Atlanta - Peachtree is located on a 3.45 acre site at 450 Technology Parkway, Norcross, Georgia 30092. The hotel is approximately 25 miles from downtown Atlanta and 35 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in February 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with one, two or three stories. The hotel contains 92 suites, which have a combined area of 53,920 square feet. The following types of suites are available:

           TYPE OF SUITE              NUMBER AVAILABLE     SQUARE FEET PER SUITE
-----------------------------------  ------------------   ----------------------
       Master Suite ...............          12                      650
       Homewood Suite .............          76                      550
       Two-Bedroom Suite ..........           4                    1,080

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 117 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $500,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel has been approximately 6.4 nights, and approximately 52% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for each of the last five years:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

       1995        1996         1997         1998       1999 (THROUGH OCTOBER)
    ---------   ----------   ----------   ----------   -----------------------
      79.5%         77.4%        74.8%        72.9%               70.9%


     For January 1, 1999 through October 31, 1999, the average daily rate per suite was $82.06, and the average daily net revenue per suite was $58.15. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note dated November 29, 1999. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of net revenue specified above, approximately 13.17% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

             LENGTH OF STAY
           (NUMBER OF NIGHTS)     HOMEWOOD     MASTER     TWO BEDROOM
          --------------------   ----------   --------   ------------
            1 to 4                   $99        $105         $139
            5 to 11                   85          95          119
            12 to 29                  75          85          109
            30 or more                59          69           99

     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 20 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 86% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Perkin Elmer, Hitachi, GTE Data Services, Valmet, Glenayre, Ultimate Software, Uptons, Mizuno and Alltel Supply. From January 1, 1999 through August 9, 1999, the 10 biggest corporate accounts were responsible for approximately 50% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above. In particular, the occupancy from GTE Data Services was due to a one-time occurrence, and Upton's is closing its business in the area.

     The table below shows the average effective annual rental per square foot for each of the last five years:
                                                                   1999
         1995           1996          1997          1998       (ANNUALIZED)
    -------------   -----------   -----------   -----------   -------------
    $  42.53          $ 47.16       $ 45.42       $ 41.95        $ 36.19

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $2,911,697 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table sets forth the 1999 real estate tax information for the hotel:

        TAX              ASSESSED         TAXABLE            TAX            AMOUNT
    JURISDICTION          VALUE        PORTION (40%)        RATE            OF TAX
-------------------   -------------   ---------------   ------------   ---------------
  Gwinnett County      $5,688,440        $2,275,380         0.03225      $ 73,381.01


     We estimate that the annual property tax on the expected improvements will be approximately $6,500 or less.

     At least six competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, Hilton
Garden Inn and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott, Marriott and Holiday Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. To our knowledge, no extended-stay hotels are being constructed within five miles of the hotel.

                            BALTIMORE - BWI AIRPORT

     The Homewood Suites(Reg. TM) Baltimore - BWI Airport is located on a 4.69 acre site at 1181 Winterson Road, Linthicum, Maryland 21090. The hotel is approximately 8 miles from downtown Baltimore and 2 miles from the Baltimore-Washington International Airport.

     The hotel opened in March 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one building with four stories. The hotel contains 147 suites, which have a combined area of 75,600 square feet. The following types of suites are available:

                                                                 SQUARE FEET
                 TYPE OF SUITE              NUMBER AVAILABLE      PER SUITE
      ----------------------------------   ------------------   ------------
             Master Suite ..............            20              500
             Homewood Suite ............           120              500
             Two-Bedroom Suite .........             7              800

     The hotel offers a 40-seat breakfast/lounge area, and three meeting rooms that accommodate up to 125 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 157 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $588,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel has been approximately 8 nights, and approximately 68% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

                          1998      1999 (THROUGH OCTOBER)
                       ---------   -----------------------
                         67.0%                85.8%

     For January 1, 1999 through October 31, 1999, the average daily rate per suite was $94.15, and the average daily net revenue per suite was $80.75. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note dated November 29, 1999. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of net revenue specified above, approximately 24.05% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

             LENGTH OF STAY
           (NUMBER OF NIGHTS)     HOMEWOOD     MASTER     TWO BEDROOM
          --------------------   ----------   --------   ------------
            1 to 4                  $129        $129         $179
            5 to 11                  119         119          179
            12 to 29                  99          99          179
            30 or more                89          89          179

     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 20 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 86% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include the National Security Agency, Ft. Meade (training and field visitors), Defense Security Services, Northrop Grumman, the Internal Revenue Service and DCITP (division of Computer Sciences Corp.). From January 1, 1999 through August 3, 1999, these corporate accounts were responsible for over 45% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                                              1999
                              1998        (ANNUALIZED)
                         -------------   -------------
                         $  33.46           $ 57.28

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $14,719,686 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The 1999 real estate tax information for the hotel is summarized below (and is based on a formula that uses the assessed value for 1999 and 1998 to determine a separate taxable amount):

         TAX               ASSESSED         ASSESSED         TAXABLE        TAX RATE          AMOUNT
     JURISDICTION        VALUE (1999)     VALUE (1998)        AMOUNT       (PER $100)         OF TAX
---------------------   --------------   --------------   -------------   ------------   ----------------
State of Maryland/
Anne Arundel County      $11,085,900      $10,316,100      $4,229,080          2.57        $ 108,687.36

     We estimate that the annual property tax on the expected improvements will be approximately $6,100 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Candlewood Suites. The other competing hotels have franchises with AmeriSuites, Comfort Suites, DoubleTree Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of proposed construction to build two extended-stay hotels within approximately seven miles of the hotel. We expect these hotels to be franchised with Hilton Garden Inn and Town Place Suites.

                                  CLEARWATER

     The Homewood Suites(Reg. TM) Clearwater is located on a 5.91 acre site at 2233 Ulmerton Road, Clearwater, Florida 33762. The hotel is approximately 12 miles from downtown Tampa/St. Petersburg and 15 miles from the Tampa International Airport.

     The hotel opened in February 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one buildings with two stories. The hotel contains 112 suites, which have a combined area of 58,400 square feet. The following types of suites are available:

             TYPE OF SUITE                 NUMBER AVAILABLE     SQUARE FEET PER SUITE
---------------------------------------   ------------------   ----------------------
       Homewood King Suite ............           88                    500
       Homewood Double Suite ..........           16                    500
       Two-Bedroom Suite ..............            8                    800


     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates up to 75 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 118 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $432,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, common area upgrades and bathroom upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel has been approximately 2.9 nights, and approximately 43% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

                         1998      1999 (THROUGH OCTOBER)
                      ---------   -----------------------
                        63.4%                77.3%

     For January 1, 1999 through October 31, 1999, the average daily rate per suite was $90.65, and the average daily net revenue per suite was $70.03. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note dated November 29, 1999. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of net revenue specified above, approximately 23.19% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

             LENGTH OF STAY       HOMEWOOD     HOMEWOOD
           (NUMBER OF NIGHTS)       KING        DOUBLE     TWO BEDROOM
          --------------------   ----------   ---------   ------------
            1 to 4                  $139         $149         $159
            5 to 29                  115          125          139
            30 or more                79           89          125

     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 20 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 85% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Home Shopping Network, Raymond James & Assoc., Lucent Technologies, Tech Data, Honeywell, Franklin Templeton, Unisys, Graham Technology, Transitions Optical and Omnicare. From January 1, 1999 through August 2, 1999, the 10 biggest corporate accounts were responsible for approximately 30% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                         1998        1999 (ANNUALIZED)
                    -------------   ------------------
                    $   35.31           $   48.99

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,561,172 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table sets forth the 1999 real estate tax information for the hotel:

              TAX              ASSESSED        TAX RATE          AMOUNT
          JURISDICTION          VALUE        (PER $1000)         OF TAX
      -------------------   -------------   -------------   ---------------
        Pinellas County      $4,312,200         22.9033       $ 98,763.61

     We estimate that the annual property tax on the expected improvements will be approximately $10,000 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Candlewood Suites, Fairfield Inn and Town Place Suites. The other competing hotels have franchises with Courtyard by Marriott, Holiday Inn Select, La
Quinta Inns and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of proposed construction to build four extended-stay hotels within approximately three miles of the hotel. We expect these hotels to be franchised with Hawthorn Suites, Radisson Suites, Spring Hill Suites and Woodbridge Suites.

                               DETROIT - WARREN

     The Homewood Suites(Reg. TM) Detroit - Warren is located on a 2.84 acre site at 30180 N. Civic Center Drive, Warren, Michigan 48093. The hotel is approximately 17 miles from downtown Detroit and 31 miles from the Detroit Metropolitan Wayne County Airport.

     The hotel opened in March 1990. It has wood frame construction, with a plaster and wood trim exterior. The hotel consists of three buildings, each with one, two or three stories. The hotel contains 76 suites, which have a combined area of 31,520 square feet. The following types of suites are available:

               TYPE OF SUITE              NUMBER AVAILABLE      PER SUITE
    ----------------------------------   ------------------   ------------
           Master Suite ..............            8               540
           Homewood Suite ............           60               360
           Two-Bedroom Suite .........            8               700

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 77 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $432,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet repairs, sidewalk and parking area repairs, common area upgrades and exercise equipment upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel has been approximately 3.6 nights, and approximately 57% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for each of the last five years:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

   1995        1996         1997         1998       1999 (THROUGH OCTOBER)
---------   ----------   ----------   ----------   -----------------------
  71.5%         71.6%        80.3%        76.2%               76.3%

     For January 1, 1999 through October 31, 1999, the average daily rate per suite was $88.26, and the average daily net revenue per suite was $67.35. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note dated November 29, 1999. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of net revenue specified above, approximately 14.77% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

        LENGTH OF STAY
        (NUMBER OF NIGHTS)      HOMEWOOD     MASTER     TWO BEDROOM
        --------------------   ----------   --------   ------------
          1 to 6                  $104        $139         $159
          7 to 29                   95         119          149
          30 to 89                  89          99          139
          90 or more                79          89          129

     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 20 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 40% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include General Motors, Daimler Chrysler, Cross Huller, Tim Hortons, Ernst & Young, Impco Technologies and Synergetics. From January 1, 1999 through August 9, 1999, the 10 biggest corporate accounts were responsible for over 45% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for each of the last five years:

     1995           1996          1997          1998       1999 (ANNUALIZED)
-------------   -----------   -----------   -----------   ------------------
$   45.37         $ 49.68       $ 57.14       $ 58.75         $   59.24

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $3,755,879 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table sets forth the 1999 real estate tax information for the hotel (excluding certain administrative fees, which in the aggregate represent less than $400):

             TAX              ASSESSED        TAX RATE         AMOUNT
        JURISDICTION           VALUE        (PER $1000)        OF TAX
    --------------------   -------------   -------------   --------------
      County of Macomb     $1,131,410           5.0171      $  5,676.40
      City of Warren       $1,131,410          16.0468      $ 18,155.51
      School District      $1,131,410          28.6050      $ 32,363.98
                                                            -----------
                                                       TOTAL  56,195.89

     We estimate that the annual property tax on the expected improvements will be approximately $21,500 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Extended Stay America, Residence Inn and Studio Plus. The other competing hotels have franchises with Best Western and Courtyard by Marriott. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of proposed construction to build two extended-stay hotels within approximately five miles of the hotel. We expect these hotels to be franchised with Red Roof Inn and Sleep Inn.

                           SALT LAKE CITY - MIDVALE

     The Homewood Suites(Reg. TM) Salt Lake City - Midvale is located on a 3.44 acre site at 844 E. North Union Avenue, Midvale, Utah 84047. The hotel is approximately 11 miles from downtown Salt Lake City and 15 miles from the Salt Lake City International Airport.

     The hotel opened in November 1996. It has concrete masonry construction, with an aluminum siding exterior. The hotel consists of one buildings with three stories. The hotel contains 98 suites, which have a combined area of 60,070 square feet. The following types of suites are available:

           TYPE OF SUITE              NUMBER AVAILABLE     SQUARE FEET PER SUITE
-----------------------------------  ------------------   ----------------------
       Master Suite ...............          21                    590
       Homewood Suite .............          71                    590
       Two-Bedroom Suite ..........           6                    965

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 110 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $332,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, landscaping, parking lot restriping and common area upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel has been approximately 3.2 nights, and approximately 47.5% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                 AVERAGE DAILY OCCUPANCY RATE (CALENDAR YEAR)

                       1997        1998       1999 (THROUGH OCTOBER)
                    ---------   ----------   -----------------------
                      51.1%         63.8%               65.1%

     For January 1, 1999 through October 31, 1999, the average daily rate per suite was $89.46, and the average daily net revenue per suite was $58.21. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note dated November 29, 1999. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of net revenue specified above, approximately 15.78% of the hotel's revenue would be needed to cover its portion of the interest payments.

     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

       LENGTH OF STAY       HOMEWOOD     HOMEWOOD
     (NUMBER OF NIGHTS)      (KING)      (DOUBLE)     MASTER     TWO BEDROOM
    --------------------   ----------   ----------   --------   ------------
      1 to 4                  $119         $129        $139         $209
      5 to 12                  109          119         129          199
      13 to 29                  99          109         119          189
      30 or more                89           99         109          179

     The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 20 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 42% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Ford Associates, American Express, Meridian, Blue Cross/Blue Shield, Baxter Healthcare, Sonic Innovation, Onyx, Federal Express and Cimetrix. From January 1, 1999 through October 31, 1999, the 10 biggest corporate accounts were responsible for approximately 20% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.


     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                     1997                           1999
                (ANNUALIZED)         1998       (ANNUALIZED)
                --------------   -----------   -------------
                $  27.30           $ 35.09        $ 34.64


     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,657,834 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table sets forth the 1999 real estate tax information for the hotel:

             TAX                  ASSESSED       TAX RATE          AMOUNT
        JURISDICTION               VALUE        (PER $100)         OF TAX
----------------------------   -------------   ------------   ---------------
  County of Salt Lake           $5,632,000        0.013595      $ 76,567.04

     We estimate that the annual property tax on the expected improvements will be approximately $4,600 or less.


     At least five competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) None of the competing hotels are newer than the hotel. The other competing hotels have franchises with Candlewood Suites, Courtyard by Marriott, Crystal Inn and Residence Inn (in two cases). We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of proposed construction to build one extended-stay hotel within approximately three miles of the hotel. We expect this hotel to be franchised with Microtel.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis relates to our financial condition and the results of our operations as of September 30, 1999 (or the three months ended as of that date). Financial statements for that date (or period) are set forth below.

GENERAL

     We own extended-stay hotel properties. As of September 30, 1999, we owned four hotel properties with 478 rooms. All of our properties are leased to Apple Suites Management, Inc. or its subsidiary (the "Lessee") pursuant to master hotel lease agreements. Each master hotel lease agreement obligates the Lessee to pay rent equal to the sum of a base rent and a percentage rent based on suite revenues of each hotel property. The Lessee's ability to make payments to us pursuant to the master hotel lease agreements is dependent primarily upon the operations of the hotel properties.

     The Lessee holds the franchise and market reservation agreement for each of the hotel properties, which are operated as Homewood Suites(Reg. TM) hotels. The Lessee engages a third-party manager (Promus Hotels, Inc. or an affiliate) to operate the hotel properties.

RESULTS OF OPERATIONS

Apple Suites, Inc.

     Revenues

     As our operations began effective September 1, 1999, a comparison to 1998 is not possible. During September 1999, we had revenues of $417,306. All of our percentage lease revenue is derived from the master hotel lease agreements covering the hotel properties in operations with the Lessee.

     Our other income consists of $64,370 of interest income earned from the investments of its cash and cash reserves.

     Expenses

     Our   expenses   consist   of   property   taxes,  insurance,  general  and
administrative expenses, interest on notes payable and depreciation on the hotel properties. Total expenses, exclusive of interest and depreciation, for the three month period ended September 30, 1999 were $115,757 or 24% of total revenue.

     Interest expense was $229,701 for three month period ended September 30, 1999 or 48% of total revenue.

     Depreciation   expense  was  $97,510  for  the  three  month  period  ended
September 30, 1999.

     Taxes, insurance, and other was $79,729 for the three month period ended September 30, 1999 or 17% of total revenue.

     General and administrative expense totaled 7% of total revenues. These expenses represent our administrative expenses.

The Hotels and the Lessee

     Revenues

     As operations began effective September 1, 1999, a comparison to 1998 is not possible. Total revenues were $1,021,152. Total revenues consist primarily of suite revenue, which was $961,604 for the three month period ended September 30, 1999.

     For the three month period ended September 30, 1999 the average occupancy rate was 80%, average daily rate ("ADR") was $84, and revenue per available room ("REVPAR") was $67.

     Expenses

     Total expenses for the three month period ended September 30, 1999 were $976,076 or 95% of total revenues. The expense from the master hotel lease agreements represents $417,306 or 41% of total revenue.

LIQUIDITY AND CAPITAL RESOURCES

     There was a significant change in our liquidity during the three month period ended September 30, 1999, as we commenced operations effective September 1, 1999 with the acquisition of four hotel properties using a combination of proceeds from our offering and debt. During August and September 1999, we sold 2,532,137 shares (1,666,667 shares at $9 per share and 865,471 shares at $10 per share) of our common stock to investors. The total gross proceeds from the shares sold were $23,654,701, which netted $20,629,226 to us after the payment of selling commissions and other offering costs.

     Using a combination of proceeds from the sale of common shares and debt, we acquired four hotels with a total purchase price of $35,500,000. In conjunction with this acquisition, we executed a $26,625,000 note. In addition, we purchased a hotel in October 1999 for a purchase price of $9,800,000. A note in the amount of $7,350,000 was executed by us in conjunction with this acquisition.

     The Lessee's obligations under the master hotel lease agreements are unsecured. The Lessee has limited capital resources, and, accordingly its ability to make lease payments under such agreements is substantially dependent on the ability of the Lessee to generate sufficient cash flow from operations of the hotel properties.

     Notes payable

     On April 20, 1999, we obtained a line of credit in a principal amount of $1 million with a commercial bank. The line required interest at LIBOR plus 1.50%. Interest was payable monthly and the principal balance and all accrued interest were paid in full by September 30, 1999. Glade M. Knight, our President and Chairman, guaranteed repayment of the loan.

     In conjunction with the purchase of four hotel properties, a note was executed by us and made payable to the order of Promus Hotels, Inc. in the amount of $26,625,000. The note bears an effective interest rate of 8.5% per annum. Interest payments are due monthly and the maturity date is October 1, 2000. Principal payments are to be made to the extent of net proceeds from the offering of common shares.

     Cash and cash equivalents

     Cash and cash equivalents totaled $10,924,786 at September 30, 1999.

     Capital requirements

     While we always assess potential acquisitions of hotel properties, no material definitive commitments existed for the purchase of additional hotel properties on November 1, 1999. The potential sources to fund the renovations and acquisitions include additional equity and cash reserves.

     No renovations were completed as of September 30, 1999. We expect to spend approximately $1,200,000 on renovation expenditures at our existing hotel properties during the next 12 months, which are expected to be funded through existing cash reserves.

     Inflation

     Operators of hotel properties, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the third party manager's ability to raise room rates.

     Seasonality

     The hotel industry is seasonal in nature. Seasonal variations in occupancy at our hotels may cause quarterly fluctuations in our lease revenues. To the extent the cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, we expect to utilize cash on hand or funds from equity raised to make quarterly distributions.

     Impact of Year 2000

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     As of September 30, 1999, approximately 95% of our computer systems have been upgraded and deemed to be year 2000 compliant. Our accounting and payroll applications have been upgraded and are currently being tested by us, and testing is scheduled to be completed in the fourth quarter of 1999.

     As of September 30, 1999, the Lessee's computer systems have been upgraded and deemed to be year 2000 compliant.

     We are dependent on Promus Hotels, Inc. for year 2000 compliance with respect to computer systems to manage the hotels, including personal computers, property management computer software and the central reservation systems. We have received information from Promus Hotels, Inc. as to the status of its year 2000 readiness.

     Promus Hotels, Inc. has indicated it believes its personal computers and property management systems to be year 2000 compliant, with verification of compliance expected to be completed by November 30, 1999. Promus Hotels, Inc. has indicated that its central reservation systems are year 2000 compliant.

     We, the Lessee, and Promus Hotels, Inc. are also exposed to the risk that one or more vendors or service providers could experience year 2000 problems that impact the ability of such vendor or service provider to provide goods and services. Though this is not considered as significant a risk with respect to the suppliers of goods, due to the availability of alternative suppliers, the disruption of certain services, such as utilities, airlines and credit card companies, could, depending upon the extent of the disruption, have a material adverse impact on our operations. To date, we are not aware of any vendor or service provider year 2000 issue that management believes would have a material adverse impact on our operations. However, we have no means of ensuring that vendors or service providers will be year 2000-ready. The inability of vendors or service providers to complete their year 2000 resolution process in a timely fashion could have an adverse impact on us. The effect on non-compliance by vendors or services providers could disrupt service or cause potential hotel quests to postpone or cancel their travel plans, causing a disruption of business.

     The hotels contain embedded computer chips to perform functions relating to the operation of, including elevators, automated room key systems, HVAC, and fire and safety system. In particular, year 2000 problems with such systems at the hotels could disrupt operations at the affected hotels.

     Additionally, many of these systems, which operate automatically, can be operated manually and, consequently, in the event these systems experience a failure as a result to the year 2000 problem, the disruption caused by such failure could be manually overridden.

     Failure to correct a material year 2000 problem could result in an interruption, in or a failure of, certain normal business activities or operations. We believe that, with the implementation of new or upgraded business systems and completion of the year 2000 project as scheduled, and information from Promus Hotels, Inc. that the systems are compliant, the possibility of significant interruptions of normal operations due to the failure of those systems will be reduced. However, we are also dependent upon the power and telecommunications infrastructure within the United States. The most treasonable likely worst-case scenario would be that we may experience disruption in operations if any of these third-party suppliers reported a system failure. Although our year 2000 project will reduce the level of uncertainty about the compliance and readiness of material third-party providers, due to the general uncertainty over year 2000 readiness of these third-party suppliers, we are unable to determine at this time whether the consequences of year 2000 failures will have a material impact.

     We   have  contingency  plans  for  certain  critical  applications.  These
contingency   plans   involve,  among  other  actions,  manual  workarounds  and contracting with vendors capable of providing services.

     We and the Lessee believe that we are devoting the resources necessary to achieve year 2000 readiness in a timely manner. Costs associated with any year 2000 readiness projects are not expected to be material to us or the Lessee.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     In connection with the acquisition of the four hotel properties, we incurred $26,625,000 of short-term borrowings at a fixed interest rate of 8.5%. We have repricing risk associated with any re-financing of this debt which is due on October 1, 2000. However, we intend to repay the entire balance of the obligation from proceeds of our "best efforts" common stock offering.


                                    EXPERTS

     The combined financial statements for the hotels we purchased as of November 29, 1999 are set forth below. These financial statements have been included herein in reliance on the report of L. P. Martin & Company, P.C., independent certified public accountants, which is also included herein, and upon the authority of that firm as an expert in accounting and auditing.

                              APPLE SUITES, INC.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                              PAGE

                                                                                             -----
PROPERTY FINANCIAL STATEMENTS
(Atlanta - Peachtree, Baltimore - BWI Airport, Clearwater, Detroit - Warren, and Salt
Lake City -
 Midvale)

   Independent Auditors' Report ..........................................................    F-2
   Combined Balance Sheets -- December 31, 1998 and December 31, 1997 ....................    F-3
   Combined Statements of Shareholders' Equity -- Years ended December 31, 1997 and
     December 31, 1998 ...................................................................    F-4
   Combined Income Statements -- Years ended December 31, 1998 and December 31, 1997 .....    F-5
   Combined Statements of Cash Flows -- Years ended December 31, 1998 and December 31,        F-6
     1997
   Notes to the Combined Financial Statements -- December 31, 1998 and December 31, 1997 .    F-7
                                       *      *      *
   Combined Balance Sheet -- August 31, 1999 (unaudited) .................................    F-9
   Combined Statement of Shareholders' Equity -- For the Period January 1, 1999 through
     August 31, 1999
     (unaudited) .........................................................................   F-10
   Combined Income Statement -- For the Period January 1, 1999 through August 31, 1999       F-11
     (unaudited)
   Combined Statement of Cash Flows -- For the Period January 1, 1999 through August 31,
     1999 (unaudited) ....................................................................   F-12
   Notes to the Combined Financial  Statements -- For the Period January 1, 1999
     through August 31, 1999 (unaudited) .................................................   F-13
COMPANY FINANCIAL STATEMENTS (UNAUDITED)
Apple Suites, Inc.
   Consolidated Balance Sheets as of September 30, 1999 and March 26, 1999 ...............   F-15
   Consolidated Statement of Operations for the Three Months Ended September 30, 1999 ....   F-16
   Consolidated Statement of Cash Flows for the Three Months Ended September 30, 1999 ....   F-17
   Notes to Consolidated Financial Statements ............................................   F-18
Apple Suites Management, Inc.
   Consolidated Balance Sheet as of September 30, 1999 ...................................   F-23
   Consolidated Statement of Operations for the Three Months Ended September 30, 1999 ....   F-24
   Consolidated Statement of Cash Flows for the Three Months Ended September 30, 1999 ....   F-25
   Notes to Consolidated Financial Statements ............................................   F-26
PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
Apple Suites, Inc.
   Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1999 ...............   F-28
   Notes to Pro Forma Condensed Consolidated Balance Sheet ...............................   F-28
   Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31,
     1998 and the Nine Months Ended September 30, 1999 ...................................   F-29
   Notes to Pro Forma Condensed Consolidated Statements of Operations ....................   F-30
Apple Suites Management, Inc.
   Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31,
     1998 and the Nine Months Ended September 30, 1999 ...................................   F-32
   Notes to Pro Forma Condensed Consolidated Statements of Operations ....................   F-33


                             L.P. MARTIN & COMPANY
                           A PROFESSIONAL CORPORATION


           MEMBERS              CERTIFIED PUBLIC ACCOUNTANTS              MEMBERS
     VIRGINIA SOCIETY OF             4132 INNSLAKE DRIVE           AMERICAN INSTITUTE OF
 CERTIFIED PUBLIC ACCOUNTANTS    GLEN ALLEN, VIRGINIA 23060     CERTIFIED PUBLIC ACCOUNTANTS




LEE P. MARTIN, JR., C.P.A.      PHONE: (804) 346-2626        ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.        FAX: (804) 346-9311      LEE P. MARTIN, C.P.A. (1948-76)
BERNARD G. KINZIE, C.P.A.
W. BARCLAY BRADSHAW, C.P.A.


                         INDEPENDENT AUDITORS' REPORT

Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            /s/ L.P. Martin & Co, P.C.

November 7, 1999

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS





                                                                    DECEMBER 31,
                                                          ---------------------------------
                                                                1998              1997
                                                          ---------------   ---------------
ASSETS
CURRENT ASSETS
 Cash .................................................    $    298,981      $    218,853
 Accounts Receivable, Net .............................         388,352           316,723
 Prepaids and Other ...................................          66,670                --
                                                           ------------      ------------
   Total Current Assets ...............................         754,003           535,576
                                                           ------------      ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ................................       5,363,981         3,035,089
 Buildings and Improvements ...........................      29,417,804        13,842,622
 Furniture, Fixtures and Equipment ....................       7,882,778         4,243,800
                                                           ------------      ------------
   Total ..............................................      42,664,563        21,121,511
 Less: Accumulated Depreciation .......................      (6,272,356)       (4,057,854)
                                                           ------------      ------------
   Net Investment in Hotel Properties .................      36,392,207        17,063,657
                                                           ------------      ------------
OTHER ASSETS
 Construction in Progress .............................              --         8,080,834
                                                           ------------      ------------
   Total Assets .......................................    $ 37,146,210      $ 25,680,067
                                                           ============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .....................................    $    368,287      $    695,044
 Accrued Taxes ........................................         107,272            96,401
 Accrued Expenses - Other .............................         247,767           117,154
                                                           ------------      ------------
   Total Current Liabilities ..........................         723,326           908,599
                                                           ------------      ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................      30,113,336        20,467,543
 Retained Earnings ....................................       6,309,548         4,303,925
                                                           ------------      ------------
   Total Shareholders' Equity .........................      36,422,884        24,771,468
                                                           ------------      ------------
   Total Liabilities and Shareholders' Equity .........    $ 37,146,210      $ 25,680,067
                                                           ============      ============


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY





                                                                             TOTAL
                                         CONTRIBUTED       RETAINED      SHAREHOLDERS'
                                           CAPITAL         EARNINGS         EQUITY
                                        -------------   -------------   --------------
Balances, January 1, 1997 ...........   $ 9,295,112      $3,139,210      $12,434,322
Net Income ..........................            --       1,164,715        1,164,715
Capital Contributions, Net ..........    11,172,431              --       11,172,431
                                        -----------
Balances, December 31, 1997 .........    20,467,543       4,303,925       24,771,468
Net Income ..........................            --       2,005,623        2,005,623
Capital Contributions, Net ..........     9,645,793              --        9,645,793
                                        -----------      ----------      -----------
Balances, December 31, 1998 .........   $30,113,336      $6,309,548      $36,422,884
                                        ===========      ==========      ===========

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                          COMBINED INCOME STATEMENTS





                                               YEARS ENDED DECEMBER 31,
                                            ------------------------------
                                                 1998             1997
                                            --------------   -------------
GROSS OPERATING REVENUE
 Suite Revenue ..........................    $10,812,372      $4,659,633
 Other Customer Revenue .................        733,318         275,311
                                             -----------      ----------
    Total Revenue .......................     11,545,690       4,934,944
                                             -----------      ----------
EXPENSES
 Property and Operating .................      4,748,240       1,910,407
 General and Administrative .............        315,165         165,060
 Advertising and Promotion ..............        502,899         209,918
 Utilities ..............................        543,828         267,938
 Real Estate and Personal Property Taxes,
   and Property Insurance ...............        432,979         200,113
 Depreciation Expense ...................      2,214,501         803,385
 Franchise Fees .........................        432,494              --
 Pre-Opening Expenses ...................        349,961         213,408
                                             -----------      ----------
    Total Expenses ......................      9,540,067       3,770,229
                                             -----------      ----------
    Net Income ..........................    $ 2,005,623      $1,164,715
                                             ===========      ==========


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS





                                                                                              YEARS ENDED DECEMBER 31,
                                                                                           -------------------------------
                                                                                                 1998            1997
                                                                                           --------------- ---------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..............................................................................  $  2,005,623    $  1,164,715
                                                                                            ------------    ------------
 Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
   Depreciation ..........................................................................     2,214,501         803,385
 Change In:
   Accounts Receivable ...................................................................       (71,629)       (274,291)
   Prepaids and Other Current Assets .....................................................       (66,670)             --
   Accounts Payable ......................................................................      (326,757)        222,328
   Accrued Taxes .........................................................................        10,871          (3,724)
   Accrued Expenses - Other ..............................................................       130,613          89,823
                                                                                            ------------    ------------
   Net Adjustments .......................................................................     1,890,929         837,521
                                                                                            ------------    ------------
    Net Cash Flows From Operating Activities                                                   3,896,552       2,002,236

CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ..............................................................    (3,816,424)     (2,077,731)
                                                                                            ------------    ------------
   Net Increase (Decrease) in Cash .......................................................        80,128         (75,495)
   Cash, Beginning of Year ...............................................................       218,853         294,348
                                                                                            ------------    ------------
   Cash, End of Year .....................................................................  $    298,981    $    218,853
                                                                                            ============    ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities ..............................................

   YEAR ENDED DECEMBER 31, 1998

   Investments in hotel properties in the amount of $13,462,218 were financed with capital contributions.

   Construction in progress in the amount of $8,080,834 was reclassified to investment in hotel properties.

   YEAR ENDED DECEMBER 31, 1997

   Investments in hotel properties and construction in progress in the amounts of $8,048,540 and
$5,201,622, respectively, were financed with capital contributions.

   Fully depreciated investments in hotel properties at a cost of $654,112 were disposed of during the year.


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:





          PROPERTY                HOTEL LOCATION         DATE OPENED      # OF SUITES
---------------------------   ---------------------   ----------------   ------------
Detroit/Warren                Warren, Michigan          March, 1990               76
Atlanta/Peachtree Corners     Norcross, Georgia       February, 1990              92
Clearwater                    Clearwater, Florida     February, 1998             112
Salt Lake                     Midvale, Utah           November, 1996              98
Baltimore/BWI                 Linthicum, Maryland       March, 1998              147

     The Owner purchased the Salt Lake Hotel October 1, 1997. The financial statements include the results of the Salt Lake hotel operations from this date forward.

     Economic conditions in the localities in which the individual Hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five Hotels to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                             LIFE
                                                         ------------
          Land Improvements ..........................   10-15 Years
          Buildings and Improvements .................   15-35 Years
          Furniture, Fixtures and Equipment ..........    3-10 Years


     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Annually, management of the Hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the Hotels. In 1998, pre-opening expenses of $148,131 and $201,830 were expensed as incurred for the Clearwater and Baltimore/BWI Hotels, respectively. In 1997, pre-opening expenses of $64,588,
$111,225 and $37,595 were expensed as incurred for the Clearwater, Salt Lake and Baltimore/BWI Hotels, respectively.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to each hotel. These fees totaled $56,000 in 1998 and $27,000 in 1997. The Owner also charges each Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $432,749 in 1998 and $186,386 in 1997. In 1998, the Owner charged a franchise fee of $432,494 to these Hotels, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to each Hotel.

     The acquisition costs of the properties and related furnishings and equipment was financed by the Owner. For all properties, excluding Salt Lake, which was a purchased project, the Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. During 1998, interest capitalized and included in the cost basis of the hotels totaled $484,495.

     On   most   property   and   equipment   purchases,  excluding  base  Hotel
construction  contracts,  the  following  fees  have been paid to Promus Hotels,
Inc.:

       Purchase Fee -- 4% of Asset Cost

       Project Management Fee -- 4.5% and 5.5.% of labor portion of capitalized asset costs in 1998 and 1997, respectively.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity, with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEET
                          AUGUST 31, 1999 (UNAUDITED)


ASSETS
CURRENT ASSETS
 Cash ....................................................    $    247,392
 Accounts Receivable, Net ................................         472,340
 Prepaids and Other ......................................          25,892
                                                              ------------
      Total Current Assets ...............................         745,624
                                                              ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ...................................       5,378,751
 Buildings and Improvements ..............................      29,280,084
 Furniture, Fixtures and Equipment .......................       8,352,742
                                                              ------------
      Total ..............................................      43,011,577
Less: Accumulated Depreciation ...........................      (7,884,812)
                                                              ------------
      Net Investment in Hotel Properties .................      35,126,765
                                                              ------------
      Total Assets .......................................    $ 35,872,389
                                                              ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable ........................................    $    314,045
 Accrued Taxes ...........................................         433,300
 Accrued Expenses -- Other ...............................         233,596
                                                              ------------
      Total Current Liabilities ..........................         980,941
                                                              ------------
SHAREHOLDERS' EQUITY
 Contributed Capital .....................................      26,576,118
 Retained Earnings .......................................       8,315,330
                                                              ------------
      Total Shareholders' Equity .........................      34,891,448
                                                              ------------
      Total Liabilities and Shareholders' Equity .........    $ 35,872,389
                                                              ============


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)





                                                                              TOTAL
                                         CONTRIBUTED        RETAINED      SHAREHOLDERS'
                                           CAPITAL          EARNINGS         EQUITY
                                       ---------------   -------------   --------------
Balances, January 1, 1999 ..........    $ 30,113,336      $6,309,548      $ 36,422,884
Net Income .........................              --       2,005,782         2,005,782
Capital Distributions, Net .........      (3,537,218)             --        (3,537,218)
                                        ------------      ----------      ------------
Balances, August 31, 1999 ..........    $ 26,576,118      $8,315,330      $ 34,891,448
                                        ============      ==========      ============

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                           COMBINED INCOME STATEMENT
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)

GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $8,787,181
 Other Customer Revenue ..................................................       515,811
                                                                              ----------
      Total Revenue ......................................................     9,302,992
                                                                              ----------
EXPENSES
 Property and Operating ..................................................     3,541,888
 General and Administrative ..............................................       218,472
 Advertising and Promotion ...............................................       422,228
 Utilities ...............................................................       400,988
 Real Estate and Personal Property Taxes, and Property Insurance .........       470,709
 Depreciation Expense ....................................................     1,612,457
 Franchise and Management Fees ...........................................       630,468
                                                                              ----------
      Total Expenses .....................................................     7,297,210
                                                                              ----------
      Net Income .........................................................    $2,005,782
                                                                              ==========


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENT OF CASH FLOWS
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)



CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..........................................................    $  2,005,782
                                                                          ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating
   Activities:
   Depreciation ......................................................       1,612,457
 Change in:
   Accounts Receivable ...............................................         (83,988)
   Prepaids and Other Current Assets .................................          40,778
   Accounts Payable ..................................................         (54,242)
   Accrued Taxes .....................................................         326,028
   Accrued Expenses - Other ..........................................         (14,171)
                                                                          ------------
 Net Adjustments .....................................................       1,826,862
                                                                          ------------
   Net Cash flows from Operating Activities ..........................       3,832,644
CASH FLOWS (TO) FINANCING ACTIVITIES
 Net Equity Distributions ............................................      (3,884,233)
                                                                          ------------
   Net Decrease in Cash ..............................................         (51,589)
   Cash, January 1, 1999 .............................................         298,981
                                                                          ------------
   Cash, August 31, 1999 .............................................    $    247,392
                                                                          ============

SUPPLEMENTAL DISCLOSURES: ............................................
 Noncash Financing and Investing Activities


     During the period January 1, 1999 through August 31, 1999, additions to Investment in Hotel Properties totaling $347,015 were financed with capital contributions.

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
             FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:





          PROPERTY                HOTEL LOCATION         DATE OPENED      # OF SUITES
---------------------------   ---------------------   ----------------   ------------
Detroit/Warren                Warren, Michigan          March, 1990               76
Atlanta/Peachtree Corners     Norcross, Georgia       February, 1990              92
Clearwater                    Clearwater, Florida     February, 1998             112
Salt Lake                     Midvale, Utah           November, 1996              98
Baltimore/BWI                 Linthicum, Maryland       March, 1998              147

     The Owner purchased the Salt Lake hotel October 1, 1997. The financial statements include the results of the Salt Lake Hotel operations from this date forward.

     Economic conditions in the localities in which the individual Hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five Hotels to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.


               (SEE INDEPENDENT ACCOUNTANTS' COMPILATION REPORT)


NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                      LIFE
                                                  ------------
   Land Improvements ..........................   10-15 Years
   Buildings and Improvements .................   15-35 Years
   Furniture, Fixtures and Equipment ..........    3-10 Years


     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Annually, management of the Hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through August 31, 1999, the following Owner related fees were expensed.

                FEE TYPE                     BASIS FOR DETERMINATION      TOTAL EXPENSE
---------------------------------------   ----------------------------   --------------
       Accounting Fees                    $1,000 per hotel per month          $ 40,000
       Corporate Advertising, Training
        and Reservations                  4% of net suite revenue              351,487
       Franchise Fees                     4% of net suite revenue              351,487
       Management Fees                    3% of net suite revenue              278,981


     The acquisition costs of the properties and related furnishings and equipment was financed by the Owner. For all properties, excluding Salt Lake, which was a purchased project, the Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     On   most   property   and   equipment   purchases,  excluding  base  Hotel
construction  contracts,  the  following  fees  have been paid to Promus Hotels,
Inc.:

     Purchase Fee-4% of Asset Cost

     Project Management Fee-4.5% of labor portion of capitalized asset costs

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity, with intercompany/intracompany transfers being reflected as net capital distributions.

                              APPLE SUITES, INC.

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)





                                                                         SEPTEMBER 30,     MARCH 26,
                                                                              1999           1999
                                                                        ---------------   ----------
ASSETS
Investment in hotel properties-net of accumulated depreciation of
 $97,510 ............................................................    $ 36,292,592           --
Cash and cash equivalents ...........................................      10,924,786        $ 100
Rent receivable from Apple Suites Management, Inc. ..................         417,306           --
Due from Apple Suites Management, Inc. ..............................         301,636           --
Prepaid expenses ....................................................           4,522           --
Other Assets ........................................................          48,577           --
                                                                         ------------        -----
    Total Assets ....................................................    $ 47,989,419        $ 100
                                                                         ============        =====
LIABILITIES AND SHAREHOLDERS' EQUITY LIABILITIES
Notes Payable .......................................................    $ 26,625,000           --
Accounts payable ....................................................           8,303           --
Accrued expenses ....................................................         664,082           --
                                                                         ------------        -----
    Total Liabilities ...............................................      27,297,385           --
SHAREHOLDERS' EQUITY
Common stock, no par value, authorized 200,000,000
 shares; issued and outstanding 2,532,147 shares ....................    $ 20,629,326        $ 100
Class B convertible stock, no par value, authorized 240,000 shares;
 issued and outstanding 240,000 shares ..............................          24,000           --
Net income greater than distributions ...............................          38,708           --
                                                                         ------------        -----
    Total Shareholders' Equity ......................................      20,692,034          100
                                                                         ------------        -----
    Total Liabilities and Shareholders' Equity ......................      47,989,419        $ 100
                                                                         ============        =====


See accompanying notes to consolidated financial statements.

                              APPLE SUITES, INC.

               CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                       THREE MONTHS
                                                           ENDED
                                                       SEPTEMBER 30,
                                                           1999
                                                      --------------

REVENUES:
 Percentage lease revenue ...........................   $ 417,306
 Interest income and other revenue ..................      64,370
EXPENSES:
 Taxes, insurance and other .........................      79,729
 General and administrative .........................      36,028
 Depreciation .......................................      97,510
 Interest expense ...................................     229,701
                                                        ---------
    Total Expenses ..................................     442,968
                                                        ---------
Net Income ..........................................   $  38,708
                                                        =========
Basic and diluted earnings per common share .........   $    0.02
Distributions per common share ......................   $      --
                                                        =========

See accompanying notes to consolidated financial statements.

                              APPLE SUITES, INC.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                     THREE MONTHS
                                                                                         ENDED
                                                                                     SEPTEMBER 30,
                                                                                         1999
                                                                                   ----------------
CASH FLOW FROM OPERATING ACTIVITIES
 Net income ....................................................................     $     38,708
 Adjustments to reconcile net income to net cash
   provided by operating activities
 Depreciation ..................................................................           97,510
Changes in operating assets and liabilities:
 Prepaid expenses                                                                          (4,552)
 Due from Apple Suites Management, Inc. ........................................         (455,592)
 Other Assets ..................................................................          (48,577)
 Accounts payable ..............................................................            8,303
 Accrued expenses ..............................................................          153,281
                                                                                     ------------
   Net Cash Used in Operating Activities .......................................         (210,889)
CASH FLOW FROM INVESTING ACTIVITIES:
 Loan to Apple Suites Management, Inc. .........................................         (263,350)
 Acquisitions of hotel properties, net of liabilities assumed and debt incurred        (9,254,301)
                                                                                     ------------
 Net Cash used in investing activities .........................................       (9,517,651)
CASH FLOW FROM FINANCING ACTIVITIES:
 Payment from officer-shareholder for Class B shares ...........................           24,000
 Net proceeds from issuance of common shares ...................................       20,629,226
                                                                                     ------------
   Net cash provided by financing activities ...................................       20,653,226
   Increase in cash and cash equivalents .......................................       10,924,686
 Cash and cash equivalents, beginning of period ................................              100
                                                                                     ------------
 Cash and cash equivalents, end of period ......................................     $ 10,924,786
                                                                                     ============


See accompanying notes to consolidated financial statements.

                              APPLE SUITES, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1999

(1) GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the period ended December 31, 1999. These consolidated financial statements should be read in conjunction with the audited balance sheet dated March 26, 1999, included in the Company's currently effective Form S-11 filed with the Securities and Exchange Commission.

ORGANIZATION

     Apple Suites, Inc. (the "Company"), a Virginia corporation, was formed on March 5, 1999, the first investor closing was on August 23, 1999, and the first hotel acquisition was effective September 1, 1999 and, therefore, no statement of operations and cash flows are presented prior to the three month period ended September 30, 1999. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

     The Company operates in one defined business segment consisting of extended-stay hotel properties. At September 30, 1999, the Company leased to Apple Suites Management, Inc. (the "Lessee") its four hotel properties acquired effective September 1, 1999. The hotel properties operate as Homewood Suites(Reg. TM) Hotels.

     The Lessee has entered into management agreements pursuant to which the four hotel properties leased by it are managed by Promus Hotels, Inc. ("Promus").

RELATIONSHIP WITH LESSEE

     The Company must rely solely on the Lessee to generate sufficient cash flow from operation of the hotel properties to enable the Lessee to meet its substantial rent obligation to the Company under the Percentage Leases. At September 30, 1999, the Lessee's rent payable to the Company amounted to $417,306. The ability of the Lessee to fund its daily operations and continue to remain current on its substantial rent obligation to the Company is a result of the original terms under the Percentage Leases, for the payment of rent to the Company, which allow monthly base rent to be paid in arrears and quarterly percentage rent to be paid 15 days following the quarter-end. The Company's management will continue to evaluate the financial condition of the Lessee and continue to evaluate other factors regarding the relationship between the Company and the Lessee.

     The Company did not have any items of comprehensive income requiring separate reporting and disclosure for the periods presented.

START-UP COSTS

     Start-up costs are expensed as incurred.

CASH AND CASH EQUIVALENTS

     Cash   equivalents   include   highly   liquid  investments  with  original
maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value.

                              APPLE SUITES, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                        SEPTEMBER 30, 1999 - (CONTINUED)
(1) GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

INVESTMENT IN HOTEL PROPERTIES


     The hotel properties are stated at cost, net of depreciation, and includes real estate brokerage commissions paid to Apple Suites Realty Group, Inc., a related party (see Note 5). Repairs and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 27.5 years for buildings and major improvements and 5 to 7 years for furniture and equipment.

     The carrying values of each hotel property are evaluated periodically to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel and the estimated undiscounted cash flows are less than their carrying amount. Adjustments are made based on fair value of the underlying property if impairment is indicated. No impairment losses have been recorded to date.

REVENUE RECOGNITION

     Percentage lease revenue is reported as income over the lease term as it becomes due from the Lessee according to the provisions of the Percentage Lease agreements. The Lessee is in compliance with their rental obligations under the Percentage Leases.

EARNINGS PER COMMON SHARE

     Basic and diluted earnings per common share are calculated in accordance with FASB Statement No. 128 "Earnings Per Share." Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year.

INCOME TAXES

     The Company has elected to be treated as a REIT under Section 856 to 860 of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been reflected in the financial statements. Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

SEASONALITY

     The hotel industry is seasonal in nature. Seasonal variations in revenues at the Company's hotels may cause quarterly fluctuations in the Company's lease revenues.

                              APPLE SUITES, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                        SEPTEMBER 30, 1999 - (CONTINUED)

(2) INVESTMENT IN HOTELS

     Investment in hotels at September 30, 1999 consist of the following:

          Land ..................................     $ 6,402,444
          Building ..............................      29,509,658
          Furniture and equipment ...............         478,000
                                                      -----------
                                                      $36,390,102
          Less accumulated depreciation .........         (97,510)
                                                      -----------
                                                      $36,292,592
                                                      -----------

     Three of the hotel properties are located in Texas and one hotel property is located in Virginia and are subject to the Percentage Leases as described in
Note 5.

(3) NOTES PAYABLE

     On April 20, 1999, the Company obtained a line of credit in a principal amount of $1 million with a commercial bank. The line required interest at LIBOR plus 1.50%. Interest was payable monthly and the principal balance and all accrued interest were paid in full by September 30, 1999. Glade M. Knight, President and Chairman, guaranteed repayment of the loan.

     In conjunction with purchase of four hotel properties, a note was executed by the Company made payable to the order of Promus in the amount of $26,625,000. The note bears a fixed interest rate of 8.5% per annum. Interest payments are due monthly and the maturity date is October 1, 2000. Principal payments are to be made to the extent of net equity proceeds from the offering of common shares.

(4) SHAREHOLDERS' EQUITY

     The Company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold. The Company received gross proceeds of $23,654,701 from the sale of 1,666,667 shares at $9 per share and 865,470 shares at $10 per share during the three month period ended September 30, 1999. The net proceeds of the offering, after deducting selling commissions and other offering costs were $20,629,226.

(5) COMMITMENTS AND RELATED PARTIES

     The Company receives rental income from the Lessee under the Percentage Leases which expire in 2009, subject to earlier termination on the occurrence of certain contingencies. The Leases contain an optional five-year extension. The rent due under the Percentage Lease is the sum of base rent and percentage rent. Percentage rent is calculated by multiplying fixed percentages by the total amounts of suite revenues with reference to specified threshold amounts. Both the base rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI"). The Company earned rents of $417,306 for the three month period ended September 30, 1999.

                              APPLE SUITES, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                        SEPTEMBER 30, 1999 - (CONTINUED)
(5) COMMITMENTS AND RELATED PARTIES - (CONTINUED)

     Minimum future rental income (i.e. base rents) payable to the Company under the Percentage Leases in effect at September 30, 1999 are as follows:

  Remainder of 1999 .................   $   659,670
  2000 ..............................     2,638,680
  2001 ..............................     2,638,680
  2002 ..............................     2,638,680
  2003 ..............................     2,638,680
  Thereafter ........................    14,952,520
                                        -----------
                                        $26,166,910
                                        -----------

     Under the Percentage Leases, the Company is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the hotel properties. The Company is also committed to fund certain capital expenditures required for the retention of the franchise licenses with respect of the hotels.

     The Lessee engages a third-party manager (Promus) to operate the hotel properties leased by it and pays the manager a base management fee of 4% of adjusted gross revenues. During the first two years of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues is subordinated to the Lessee's receipt of a return equal to 11% of the purchase price of each hotel. The Lessee pays the manager a franchise fee and a marketing fee, each equal to 4% of gross revenues, respectively.

     On September 17, 1999, the Company entered into two debt agreements with the Lessee. The Company loaned the Lessee $215,550 for franchise fees and $47,800 for hotel supplies for the four hotel properties. The debt agreements are evidenced by two promissory notes bearing interest at a rate of 9% per annum. Principal and interest payments are due monthly. The entire balance of principal and interest is due on October 1, 2009 for the franchise fees note and October 1, 2004 for the hotel supply note.

     The Company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to acquire and dispose of real estate assets for the Company. In accordance with the contract ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions, in addition to certain reimbursable expenses. For the three months ended September 30, 1999, the Company paid ASRG $710,000 under the agreement.

     The Company has contracted with Apple Suites Advisors, Inc. ("ASA") to advise and provide day to day management services to the Company. In accordance with the contract, the Company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. At September 30, 1999, the Company had paid ASA $4,928 under this agreement.

     ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares of the Company sold in the offering.

                              APPLE SUITES, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                        SEPTEMBER 30, 1999 - (CONTINUED)

(6) EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share in accordance with FAS 128:

                                                                           THREE MONTHS ENDED
                                                                           SEPTEMBER 30, 1999
                                                                          -------------------
      Numerator:
        Net income and numerator for basic and diluted earnings .........     $    38,708
      Denominator:
        Denominator for basic earnings per share-weighted- average
         shares .........................................................       2,286,052
      Effect of dilutive securities:
        Stock options ...................................................              --
                                                                              -----------
      Denominator for diluted earnings per share-adjusted
        weighted-average shares and assumed conversions .................       2,286,052
                                                                              -----------
      Basic and diluted earnings per common share .......................     $       .02
                                                                              -----------

(7) ACQUISITIONS

     The following unaudited pro forma information for the nine months ended September 30, 1999 is presented as if the acquisition of the five hotel properties (including the hotel property acquired effective October 1, 1999, see Note 8) occurred on January 1, 1999. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1999, nor does it purport to represent the results of operations for future periods.

                                                        NINE MONTHS ENDED
                                                             9/30/99
                                                       ------------------
      Percentage lease revenue .......................    $ 4,407,032
      Net income .....................................         26,115
      Net income per share-basic and diluted .........    $       .01

     The pro forma information reflects adjustments for actual lease revenue and expenses of the five hotel properties acquired in 1999 for the respective period in 1999 prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company's basis in the hotels; (2) advisory expenses have been adjusted based on the Company's contractual arrangements; and (3) interest expense has been adjusted to reflect the acquisition as of the beginning of the period.

(8) SUBSEQUENT EVENTS

     On   October   29,  1999,  the  Company  distributed  to  its  shareholders approximately $169,990 ($.08 per share) of which approximately $92,540 was reinvested in the purchase of additional shares. On October 26, 1999, the Company closed the sale to investors of 327,340 shares at $10 per share representing net proceeds to the Company of $2,946,060.

     Effective October 1, 1999, the Company acquired a Homewood Suites(Reg. TM) hotel property in Atlanta, Georgia for $9,800,000. The hotel property was purchased through a combination of equity proceeds from the equity offering and a note in the amount of $7,350,000 made payable to the order of Promus. The note bears a fixed interest rate of 8.5%per annum. Interest payments are due monthly and the maturity date is October 1, 2000. This hotel will be leased by the Lessee and managed by Promus in substantially the same manner as the other four Homewood Suites(Reg. TM) hotels owned at September 30, 1999.

                         APPLE SUITES MANAGEMENT, INC.

                    CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                                    SEPTEMBER 30,
                                                                                        1999
                                                                                   --------------
CURRENT ASSETS
 Cash and cash equivalents .....................................................     $  840,445
 Receivables ...................................................................        454,004
 Inventories ...................................................................         64,164
                                                                                     ----------
      Total Current Assets .....................................................      1,358,613
LONG-TERM ASSETS
Prepaid franchise fees .........................................................        216,521
                                                                                     ----------
      Total assets .............................................................     $1,575,134
                                                                                     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Account payable ...............................................................     $   15,915
 Rent payable to Apple Suites, Inc. ............................................        417,306
 Due to affiliates .............................................................         38,286
 Accrued expenses ..............................................................        813,131
 Current portion of long-term payable to Apple Suites, Inc. ....................         19,961
                                                                                     ----------
      Total Current Liabilities ................................................      1,304,599
LONG-TERM LIABILITIES
Long-term notes payable to Apple Suites, Inc. ..................................        243,389
                                                                                     ----------
      Total Liabilities ........................................................      1,547,988
SHAREHOLDERS' EQUITY
 Common Stock, no par value, 5,000 authorized; 10 shares issued and outstanding             100
 Retained earnings .............................................................         27,046
                                                                                     ----------
      Total Shareholders' Equity ...............................................         27,146
                                                                                     ----------
      Total Liabilities and Shareholders' Equity ...............................     $1,575,134
                                                                                     ==========


See accompanying notes to consolidated financial statements.

                         APPLE SUITES MANAGEMENT, INC.

               CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                               THREE MONTHS
                                                   ENDED
                                               SEPTEMBER 30,
                                                   1999
                                              --------------
REVENUE
 Suite revenue ............................     $  961,604
 Other revenue ............................         59,548
                                                ----------
      Total revenue .......................      1,021,152
EXPENSES
 Operating expense ........................        259,098
 General and administrative ...............         85,676
 Advertising and promotion ................         93,237
 Utilities ................................         26,101
 Franchise fees ...........................         38,464
 Management fees ..........................         40,769
 Rent expense--Apple Suites, Inc. .........        417,306
 Other ....................................         15,425
                                                ----------
      Total expenses ......................        976,076
Income before income taxes ................         45,076
Income tax expense ........................         18,030
                                                ----------
Net income ................................     $   27,046
                                                ==========

See accompanying notes to consolidated financial statements.

                         APPLE SUITES MANAGEMENT, INC.

               CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                                     THREE MONTHS
                                                                                         ENDED
                                                                                     SEPTEMBER 30,
                                                                                         1999
                                                                                    --------------
CASH FLOW FROM OPERATING ACTIVITIES:
 Net income .....................................................................     $   27,046
 Adjustments to reconcile net income to net cash provided by operating activities
 Changes in operating assets and liabilities:
    Receivables .................................................................       (454,004)
    Inventories .................................................................        (64,164)
    Other assets ................................................................       (216,521)
    Rent payable to Apple Suites, Inc. ..........................................        417,306
    Accounts payable ............................................................         15,915
    Accrued expenses ............................................................        851,417
                                                                                      ----------
      Net cash provided by operating activities .................................        576,995
CASH FLOW FROM FINANCING ACTIVITIES:
 Proceeds from sale of common stock .............................................            100
 Proceeds from promissory notes .................................................        263,350
                                                                                      ----------
      Net cash provided by financing activities .................................        263,450
      Increase in cash and cash equivalents .....................................        840,445
Cash and cash equivalents, beginning of period ..................................             --
                                                                                      ----------
Cash and cash equivalents, end of period ........................................     $  840,445
                                                                                      ==========

See accompanying notes to consolidated financial statements.

                         APPLE SUITES MANAGEMENT, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                              SEPTEMBER 30, 1999

(1) GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Apple Suites Management, Inc. (the "Lessee") was formed on March 11, 1999 and is owned 100% by Glade M. Knight. Mr. Knight also serves as the Chairman and President of the Company. The Lessee commenced operations effective September 1, 1999 with the acquisition of the four hotel properties by Apple Suites, Inc. (the "Company").

     Each hotel is leased by the Company to the Lessee under a Percentage Lease agreement that includes a noncancelable term of ten years, subject to earlier termination upon certain events, and an optional five year extension. The lease requires a base rent payments to be made to the Company on a monthly basis and additional quarterly payments to be made based upon percentages of suite revenue.

     The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

CASH AND CASH EQUIVALENTS

     Cash   equivalents   include   highly   liquid  investments  with  original
maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value.

INVENTORIES

     Inventories, consisting primarily of food and beverages and hotel supplies are stated at the lower of cost or market, with cost determined on a method that approximates first-in, first-out basis.

REVENUE RECOGNITION

     Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel's services.

ADVERTISING AND PROMOTION COSTS

     Advertising  and  promotion  costs  are expensed when incurred. Advertising and promotion costs represent the expense for franchise advertising and reservation systems under the terms of the hotel franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion.

INCOME TAXES

     The Company provides for income taxes under the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability based approach in accounting for income taxes. Current tax liability is included in accrued expenses on the balance sheet.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

SEASONALITY

     The hotel industry is seasonal in nature. Seasonal variations in revenues at the hotels under lease may cause quarterly fluctuations in the Company's revenues.

                         APPLE SUITES MANAGEMENT, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                       SEPTEMBER 30, 1999 - (CONTINUED)

(2) COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Percentage Leases expire in 2009, subject to earlier termination on the occurrence of certain contingencies. The Percentage Leases contain an optional five-year extension. The rent due under the Percentage Lease is the sum of base rent and percentage rent. Percentage rent is calculated by multiplying fixed percentages by the total amounts of suite revenues with reference to specified threshold amounts. Both the base rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI").

     The Lessee's future commitments to the Company under the Percentage Leases in effect at September 30, 1999 are as follows:

  Remainder of 1999 ...............  $   659,670
  2000 ............................    2,638,680
  2001 ............................    2,638,680
  2002 ............................    2,638,680
  2003 ............................    2,638,680
  Thereafter ......................   14,952,520
                                     -----------
                                     $26,166,910
                                     -----------

     At September 30, 1999, all rent payments due the Company are current. Under the terms of the Percentage Leases, base rent is payable to the Company in arrears and percentage rent is payable 15 days following a quarter-end. At September 30, 1999, rent payable was $417,306.

     On September 17, 1999, the Lessee entered into two debt agreements with the Company. The Lessee borrowed from the Company $215,550 for franchise fees and $47,800 for hotel supplies. The promissory notes relating to these debt agreements bear interest at a rate of 9% per annum. Principal and interest payments are due monthly. The entire principal balance and interest of the hotel supply note is due October 1, 2004 and the franchise fee note is due October 1, 2009.

(3) SHAREHOLDER'S EQUITY

     The Lessee requires or may require funds to capitalize its business to satisfy its obligations under Master Hotel Lease Agreements with the Company, dated September 17, 1999.

     The Lessee has two funding commitments (together "Payor") of $1 million each from Mr. Knight and Apple Suites Realty Group, Inc., respectively.

     The funding commitments are contractual obligations of the Payor to pay funds to the Lessee. Funds paid to the Lessee under the commitments are intended to represent contributions to the capital reserves of the Lessee, does not represent any indebtedness, and are not subject to interest. The funding commitments terminate upon the expiration of the Master Hotel Lease agreements, written agreement between the Payor and the Lessee, or repayment of all amounts to the Payor. As of September 30, 1999, no contributions have been made by the Payor to the Lessee.

(4) SUBSEQUENT EVENTS

     Effective October 1, 1999, the Company acquired a hotel property in Atlanta, Georgia. This hotel will be leased by the Lessee and managed by Promus in substantially the same manner as the other four Homewood Suites(Reg. TM) hotels.

                              APPLE SUITES, INC.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                     AS OF SEPTEMBER 30, 1999 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Suites, Inc. (the "Company") is presented as if the acquisition of the six Homewood Suites hotels from Promus Hotels, Inc. ("Promus") had occurred on September 30, 1999. See Note A for individual hotel details. Such information is based in part upon the consolidated balance sheet of the Company. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1999, nor does it purport to represent the future financial position of the Company.

                                                                                      HOMEWOOD
                                                               HISTORICAL              SUITES
                                                                 BALANCE           ACQUISITION (A)            TOTAL
                                                                  SHEET              ADJUSTMENTS            PRO FORMA
                                                             --------------   ------------------------   --------------
ASSETS
Investment in hotel properties ...........................    $36,292,592         $   51,081,600  (A)     $87,374,192
Cash and cash equivalents ................................     10,924,786             (10,924,786)(D)              --
Rent receivable from Apple Suites
 Management, Inc. ........................................        417,306                      --             417,306
Due from Apple Suites Management, Inc. ...................        301,636                      --             301,636
Prepaid expenses .........................................          4,522                      --               4,522
Other assets .............................................         48,577                      --              48,577
                                                              -----------         ---------------         -----------
   Total Assets ..........................................    $47,989,419         $    40,156,814         $88,146,233
                                                              ===========         ===============         ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Notes payable ............................................    $26,625,000         $    37,560,000 (B)     $64,185,000
Accounts payable .........................................          8,303                      --               8,303
Accrued expenses .........................................        664,082                      --             664,082
                                                              -----------         ---------------         -----------
   Total Liabilities .....................................     27,297,385              37,560,000          64,857,385
SHAREHOLDERS' EQUITY
Common stock, no par value, authorized 200,000,000
 shares; issued and outstanding 2,532,147 shares .........     20,629,326               2,596,814 (C)      23,226,140
Class B convertible stock, no par value, authorized
 240,000 shares; issued and outstanding 240,000 shares             24,000                      --              24,000
Net income greater than distributions ....................         38,708                      --              38,708
                                                              -----------         ---------------         -----------
Total Shareholders' Equity ...............................     20,692,034               2,596,814          23,288,848
                                                              -----------         ---------------         -----------
Total Liabilities and Shareholders' Equity ...............    $47,989,419         $    40,156,814         $88,146,233
                                                              ===========         ===============         ===========

----------
NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Increase represents the purchase of 6 hotels, including the 2% acquisition fee payable to Apple Suites Realty Group, Inc. The hotels acquired are as follows:

                                  DATE COMMENCED         DATE ACQUIRED
            PROPERTY                OPERATIONS     (FOR PRO-RATION PURPOSES)
-------------------------------- ---------------- ---------------------------
Homewood Suites-Atlanta, GA           1990             October 1, 1999
Homewood Suites-Clearwater, FL    February 1998       November 24, 1999
Homewood Suites-Salt Lake, UT         1996            November 24, 1999
Homewood Suites-Atlanta, GA           1990            November 24, 1999
Homewood Suites-Detroit, MI           1990            November 24, 1999
Homewood Suites-Baltimore, MD      March 1998         November 24, 1999
  Total


                                                     2%
                                    PURCHASE    ACQUISITION                     DEBT
            PROPERTY                 PRICE          FEE          TOTAL        INCURRED
-------------------------------- ------------- ------------- ------------- -------------
Homewood Suites-Atlanta, GA       $ 9,800,000   $  196,000    $ 9,996,000   $ 7,350,000
Homewood Suites-Clearwater, FL     10,416,000      208,320     10,624,320     7,812,000
Homewood Suites-Salt Lake, UT       5,153,000      103,060      5,256,060     3,864,750
Homewood Suites-Atlanta, GA         4,033,000       80,660      4,113,660     3,024,750
Homewood Suites-Detroit, MI         4,330,000       86,600      4,416,600     3,247,500
Homewood Suites-Baltimore, MD      16,348,000      326,960     16,674,960    12,261,000
                                  -----------   ----------    -----------   -----------
  Total                           $50,080,000   $1,001,600    $51,081,600   $37,560,000

(B) Represents the debt incurred at acquisition. The notes bear interest of 8.5% per annum. The maturity date for the note in the amount of $7,350,000 is October 1, 2000 and the maturity date for the note in the amount of $30,210,000 is December 1, 2000. The Company is required to make monthly principal payments in the amount of the equity proceeds received during a month in excess of offering expenses.

(C) Increase to common stock to reflect the net proceeds from the sale of common stock from the Company's continuous offering used to purchase these hotels.

(D) Reflects the use of cash on hand to purchase these hotels.

                              APPLE SUITES, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
               NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)

     The  following  unaudited  Pro  Forma  Condensed Consolidated Statements of
Operations of Apple Suites, Inc. (the "Company") are presented as if the acquisition of the ten Homewood Suites hotels from Promus Hotels, Inc.
("Promus") had occurred at the beginning of the periods presented or date placed into service by Promus if later (See Note A) and all of the hotels had been leased to Apple Suites Management, Inc. (the "Lessee") pursuant to the Percentage Leases. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, the Pro Forma Statements of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The most significant assumption which may not be indicative of future operations is the amount of financial leverage employed. These Pro Forma statements assume 75% of the purchase price was funded with debt for the entire periods presented. The Company intends to repay this debt with the proceeds from its "best efforts" offering. This repayment of debt would result in lower interest expense, higher net income, but lower earnings per share.

                                                          FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998 (UNAUDITED)
                                              ----------------------------------------------------------------------------------
                                                                                  PRO FORMA
                                                                                 ADJUSTMENTS
                                                                      HOMEWOOD                HOMEWOOD
                                                HISTORICAL             SUITES                  SUITES
                                               STATEMENT OF         ACQUISITION             ACQUISITION              TOTAL
                                                OPERATIONS             (A I)                   (A II)              PRO FORMA
                                              --------------   ---------------------   ---------------------   -----------------
REVENUE:
 Percentage lease revenue .................        $  --          $   6,169,723 (B)        $  4,918,647 (B)      $  11,088,370
 Interest income and other income .........           --        --                                   --                     --
EXPENSES:
 Taxes and insurance ......................           --              1,040,638 (C)             432,979 (C)          1,473,617
 General and administrative ...............           --                115,112 (D)             111,414 (D)            226,526
 Depreciation .............................           --              1,256,071 (E)           1,155,328 (E)          2,411,398
 Interest expense .........................           --              2,688,125 (F)           2,338,818 (F)          5,026,943
                                                   -----       ----------------            ------------          -------------
Total expenses ............................           --              5,099,946               4,038,538              9,138,484
                                                   -----       ----------------            ------------          -------------
Net income ................................        $  --                                                         $   1,949,886
                                                   =====                                                         =============
Earnings per common share:
 Basic and Diluted ........................        $  --                                                         $        0.74
                                                   =====                                                         =============
Basic and diluted weighted average common
 shares outstanding .......................           --              1,412,531 (G)           1,228,980 (G)          2,641,511
                                                   =====                                                         =============

                              APPLE SUITES, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND
      THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) -- (CONTINUED)

                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)
                                              --------------------------------------------------------------------------------
                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                                      HOMEWOOD                HOMEWOOD
                                                HISTORICAL             SUITES                  SUITES
                                               STATEMENT OF         ACQUISITION             ACQUISITION             TOTAL
                                                OPERATIONS             (A I)                   (A II)             PRO FORMA
                                              --------------   ---------------------   ---------------------   ---------------
REVENUE:
 Percentage lease revenue .................     $  417,306         $  4,264,391 (B)        $  4,598,632 (B)      $ 9,280,329
 Interest income and other income .........         64,370                   --                      --               64,370
EXPENSES:
 Taxes and insurance ......................         79,729              822,599 (C)             529,548 (C)        1,431,876
 General and administrative ...............         36,028               85,924 (D)              85,379 (D)          207,331
 Depreciation .............................         97,510              931,211 (E)             953,304 (E)        1,982,025
 Interest expense .........................        229,701            1,977,313 (F)           1,925,888 (F)        4,132,902
                                                ----------         ------------            ------------          -----------
Total expenses ............................        442,968            3,817,047               3,494,119            7,754,134
Net income ................................     $   38,708         $    447,344            $  1,104,513          $ 1,590,565
                                                ==========         ============            ============          ===========
Earnings per common share:
 Basic and Diluted ........................     $     0.02                                                       $      0.32
                                                ==========                                                       ===========
Basic and diluted weighted average
 common shares outstanding ................      2,286,052            1,385,360 (G)           1,349,330 (G)        5,020,742
                                                ==========                                                       ===========

----------
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(A) Represents results of operations for the ten hotels acquired on a pro forma basis as if the ten hotels were owned by the Company at the beginning of the periods presented or date placed into service by Promus if later, see below.

                                                 DATE COMMENCED               DATE ACQUIRED
                PROPERTY                           OPERATIONS           (FOR PRO-RATION PURPOSES)
-------------------------------------------------------------------------------------------------
I      Homewood Suites - Dallas, TX                    1990             September 1, 1999
I      Homewood Suites - LasColinas, TX                1990             September 1, 1999
I      Homewood Suites - Plano, TX                     1997             September 1, 1999
I      Homewood Suites - Richmond, VA                May 1998           September 1, 1999
I      Homewood Suites - Atlanta, GA                   1990             October 1, 1999
-------------------------------------------------------------------------------------------------
II     Homewood Suites - Clearwater, FL            February 1998        November 24, 1999
II     Homewood Suites - Salt Lake, UT                  1996            November 24, 1999
II     Homewood Suites - Atlanta, GA                    1990            November 24, 1999
II     Homewood Suites - Detroit, MI                    1990            November 24, 1999
II     Homewood Suites - Baltimore, MD               March 1998         November 24, 1999

Since three of the hotels (Richmond, VA, Clearwater, FL, and Baltimore, MD) were under construction in 1998 and full operations did not commence until the respective dates, no pro forma adjustments were made for the periods prior to completion.

(B) Represents lease payment from the Lessee to the Company calculated on a pro foma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the Master Hotel Lease Agreement section to Report for details.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the Percentage Lease agreements. Such amounts are the historical amounts paid by the respective hotels.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company.

                              APPLE SUITES, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND
      THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) -- (CONTINUED)

(E) Represents the depreciation on the ten hotels acquired based on the purchase price, excluding amounts allocated to land, of $71,554,112 for the period of time not owned by the Company. The weighted average life of the depreciable assets was 27.5 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Depreciable assets of $31,913,270 did not commence depreciation until the respective opening dates.

(F) Represents the interest expense for the ten hotel acquisitions for the period in which the hotels were not owned, interest was computed using the interest rates of 8.5% on mortgage debt of $64.185 million that was incurred at acquisition.

(G) Represents additional common shares assuming the properties were acquired at the beginning of the periods presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share).

                         APPLE SUITES MANAGEMENT, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
               NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the ten hotels purchased from Promus Hotels, Inc. ("Promus") had been leased from Apple Suites, Inc. (the "Company") pursuant to the Percentage Leases from the beginning of periods presented or date placed into service by Promus (see Note A). Further, the results of operations reflect the Management Agreement and License Agreement entered into between Promus and the Lessee or affiliate to operate the acquired hotels. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Lessee, and the Homewood Suites Hotels and should be read in conjunction with the financials statement contained herein. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for the future periods.

                                                         FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                      -----------------------------------------------------------------------------------
                                                         HOMEWOOD        HOMEWOOD
                                        HISTORICAL        SUITES          SUITES
                                       STATEMENT OF    ACQUISITION     ACQUISITION         PRO FORMA           TOTAL
                                        OPERATIONS        (A I)           (A II)          ADJUSTMENTS        PRO FORMA
                                      -------------- --------------- --------------- -------------------- ---------------
REVENUES:
 Suite revenue ......................      $ --       $ 14,075,852    $ 10,812,372                 --      $ 24,888,224
 Other income .......................        --            811,817         733,318                 --         1,545,135
EXPENSES:
 Operating expenses .................        --          5,586,712       4,748,240                 --        10,334,952
 General and administrative .........        --            348,088         315,165      $    (112,000)(B)
                                                                                               50,000 (C)       601,253
 Advertising and promotion ..........        --            648,273         502,899           (999,318)(D)
                                                                                              995,529 (E)     1,147,383
 Utilities ..........................        --            626,269         543,828                 --         1,170,097
 Taxes and insurance ................        --          1,040,638         432,979         (1,473,617)(F)            --
 Depreciation expense ...............        --          2,394,294       2,214,501         (4,608,795)(G)            --
 Franchise fees .....................        --            563,035         432,494           (995,529)(H)
                                                                                              995,529 (I)       995,529
 Management fees ....................        --                 --              --          1,170,334 (K)     1,170,334
 Rent expense -- Apple Suites, Inc.          --                 --              --         11,088,370 (L)    11,088,370
 Other ..............................        --            226,964         349,961           (576,925)(N)            --
                                           ----       ------------    ------------      -------------      ------------
Total expenses ......................        --         11,434,273       9,540,067          5,533,578        26,507,918
Income before income tax ............        --          3,453,396       2,005,623         (5,533,578)          (74,559)
Income tax expense ..................        --                 --              --                 -- (M)            --
                                           ----       ------------    ------------      -------------      ------------
Net income ..........................      $ --       $  3,453,396    $  2,005,623      $  (5,533,578)     $    (74,559)
                                           ====       ============    ============      =============      ============

                         APPLE SUITES MANAGEMENT, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
        NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) - (CONTINUED)

                                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                 --------------------------------------------------------------------------------
                                                   HOMEWOOD      HOMEWOOD
                                   HISTORICAL       SUITES        SUITES
                                  STATEMENT OF   ACQUISITION   ACQUISITION         PRO FORMA            TOTAL
                                   OPERATIONS       (A I)         (A II)          ADJUSTMENTS         PRO FORMA
                                 -------------- ------------- ------------- ---------------------- --------------
REVENUES:
 Suite revenue .................    $ 961,604    $ 9,818,797   $9,885,579                 --        $20,665,980
 Other income ..................       59,548        560,096      580,287                 --          1,199,931
EXPENSES:
 Operating expenses ............      259,098      3,794,204    3,984,624                 --          8,037,926
 General and administrative            85,676        250,317      245,792      $     (90,000)(B)
                                                                                      37,500 (C)        529,285
 Advertising and promotion             93,237        438,985      475,007           (788,180)(D)
                                                                                     788,175 (E)      1,007,224
 Utilities .....................       26,101        354,113      451,112                 --            831,326
 Taxes and insurance ...........           --        822,599      529,548         (1,352,147)(F)             --
 Depreciation expense ..........           --      1,783,021    1,814,014         (3,597,035)(G)             --
 Franchise fees ................       38,464        392,757      395,423           (788,180)(H)
                                                                                     788,175 (I)        826,639
 Management fees ...............       40,769        311,275      313,854           (625,128)(J)
                                                                                     919,790 (K)        960,560
 Rent expense - Apple
   Suites, Inc. ................      417,306             --           --          8,863,023 (L)      9,280,329
 Other .........................       15,425             --           --                 --             15,425
                                    ---------    -----------   ----------      -------------        -----------
 Total expenses ................      976,076      8,147,271    8,209,374          4,155,993         21,488,714
 Income before income tax .            45,076      2,231,622    2,256,492         (4,155,993)           377,197
 Income tax expense ............       18,030             --           --            132,848 (M)        150,878
                                    ---------    -----------   ----------      -------------        -----------
 Net income ....................    $  27,046    $ 2,231,622   $2,256,492      $  (4,288,842)       $   226,319
                                    =========    ===========   ==========      =============        ===========


----------
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents results of operations for the ten Homewood Suites hotel acquisitions on a pro forma basis as if the hotels acquired were leased and operated by the Lessee at the beginning of the periods presented or date placed into service by Promus, see below. The hotels acquired are as follows:

                                              DATE COMMENCED           DATE ACQUIRED
                 PROPERTY                       OPERATIONS       (FOR PRO-RATION PURPOSES)
-------------------------------------------------------------------------------------------------
I      Homewood Suites -- Dallas, TX              1990          September 1, 1999
I      Homewood Suites -- LasColinas, TX          1990          September 1, 1999
I      Homewood Suites -- Plano, TX               1997          September 1, 1999
I      Homewood Suites -- Richmond, VA          May 1998        September 1, 1999
I      Homewood Suites -- Atlanta, GA             1990          October 1, 1999
-------------------------------------------------------------------------------------------------
II     Homewood Suites -- Clearwater, FL      February 1998     November 24, 1999
II     Homewood Suites -- Salt Lake, UT           1996          November 24, 1999
II     Homewood Suites -- Atlanta, GA             1990          November 24, 1999
II     Homewood Suites -- Detroit, MI             1990          November 24, 1999
II     Homewood Suites -- Baltimore, MD        March 1998       November 24, 1999

                         APPLE SUITES MANAGEMENT, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
        NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) - (CONTINUED)

Since three hotels were under construction in 1998 and full operations did not commence until the respective dates, no pro forma adjustments were made prior to the date the hotel commenced operations.

(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.

(C) Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.

(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.

(E) Represents the addition of the marketing fee to be incurred under the new license agreements. The marketing fee is calculated based on the terms of the license agreements which is 4% of suite revenue.

(F) Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be incurred by the Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(G) Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.

(I) Represents the addition of franchise fees to be incurred under the new license agreements. The franchise fees are calculated based on the terms of the agreement, which is 4% of suite revenue.

(J) Represents the elimination of the historical management fees for the nine months ended September 30, 1999.

(K) Represents the addition of the management fees of 4% of gross revenue and the accounting fee $1,000 per hotel per month to be incurred under the new management agreements for the period presented.

(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the Master Hotel Lease Agreement section in Report for details.

(M) Represents the combined state and federal income tax expense estimated on a combined rate of 40%.

(N) Represents the elimination of pre-opening operating expenses not incurred by the Lessee.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 30. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     In connection with the acquisition of our hotel properties, we have incurred the following short-term debts:

                          ORIGINAL              REMAINING
       DATE OF            PRINCIPAL      PRINCIPAL BALANCE AS OF     ANNUAL RATE         DATE OF
   PROMISSORY NOTE         AMOUNT            DECEMBER 1, 1999        OF INTEREST         MATURITY
--------------------   --------------   -------------------------   -------------   -----------------
September 20, 1999      $26,625,000            $26,625,000          8.5%            October 1, 2000
October 5, 1999         $ 7,350,000            $ 7,350,000          8.5%            October 1, 2000
November 29, 1999       $30,210,000            $30,210,000          8.5%            December 1, 2000

     We have repricing risk associated with any re-financing of these debts. We intend to repay the entire balance of these debts from the proceeds of our "best efforts" common stock offering.

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:


        SEC registration fee ......................   $   83,400
        NASD filing fee ...........................       30,500
        Printing and engraving fees ...............      300,000
        Legal fees and expenses ...................      350,000
        Accounting fees and expenses ..............      100,000
        Blue Sky fees and expense .................       45,000
        Transfer Agent and Registrar fees .........       10,000
        Registrant travel expense .................       30,000
        Marketing Expense Allowance ...............    7,500,000
        Expense reserve ...........................      551,100
                                                      ----------
          Total ...................................   $9,000,000
                                                      ==========


ITEM 32. SALES TO SPECIAL PARTIES.

     On March 5, 1999, the Registrant sold 10 Common Shares to Apple Suites Advisors, Inc. ("ASA") for $100 cash.


ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.


         The following table sets forth information concerning the offering and the use of proceeds from the offering as of September 30, 1999:
                     Common Shares Registered:
                                  1,666,666.67  Common Shares $  9 per Common Share                    $  15,000,000
                                 28,500,000.00  Common Shares $10 per Common Share                     $ 285,000,000

Totals:                          30,166,666.67  Common Shares

                           Common Shares Sold:
                                  1,666,666.67  Common Shares $  9 per Common Share                    $  15,000,000
                                    865,470.00  Common Shares $10 per Common Share                     $   8,654,700
                                                                                                 --------------------

Totals:                           2,532,136.67  Common Shares                                          $  23,654,700


               Expenses of Issuance and Distribution of Common Shares

                        1.       Underwriting discounts and commissions                                  $ 2,365,470
                        2.       Expenses of underwriters                                                $       ---
                        3.       Direct or indirect payments to directors or officers
                                 of the Company or their associates, to ten percent
                                 shareholders, or to affiliates of the Company                           $       ---
                        4.       Fees and expenses to third parties                                      $   660,005
                                                                                                 --------------------

                        Total Expenses of Issuance and Distribution of Common Shares                     $ 3,025,475

               Net Proceeds to the Company                                                               $20,629,225

                        1.       Purchase of real estate (including repayment of
                                 indebtedness incurred to purchase real estate)                          $ 8,875,000
                        2.       Interest on indebtedness                                                $   229,701
                        3.       Working capital                                                         $10,809,596
                        4.       Fees to the following (all affiliates of officers of
                                 the Company):
                                 a.       Apple Suites Advisors, Inc.                                    $     4,928
                                 b.       Apple Suites Realty Group, Inc.                                $   710,000
                        5.       Fees and expenses of third parties:
                                 a.       Legal                                                          $       ---
                                 b.       Accounting                                                     $       ---
                        6.       Other (specify _________)                                               $       ---
                                                                                                 --------------------

                        Total of Application of Net Proceeds to the Company                              $20,629,225



ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company will obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

     The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Registrant's Articles of Incorporation and Bylaws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     None of the proceeds will be credited to an account other than the appropriate capital share account.


ITEM 36. FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.

   (a) Financial Statements. See Index to Balance Sheet in Prospectus, and the Index to Financial Statements set forth in both Supplement No. 2 and Supplement No. 3.


   (b) Financial Statement Schedules. None


   (c) Exhibits. Except as expressly noted otherwise, the following Exhibits have been filed previously under the indicated Exhibit Numbers as part of the Registrant's previous filing on Form S-11 (File No. 333-77055), and are hereby incorporated herein by this reference.

 EXHIBIT                                             DESCRIPTION
 NUMBER                                              OF DOCUMENT
--------                                          -----------------
1.1        Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of
           Selected Dealer Agreement attached as Exhibit A thereto.

1.2        Escrow Agreement.

3.1        Articles of Incorporation of the Registrant.

3.2        Bylaws of the Registrant.

3.3        Amended and Restated Bylaws of the Registrant.

4.1        Credit Agreement between the Registrant and First Union National Bank.

4.2        Promissory Note to First Union National Bank.

4.3        Guaranty of Glade M. Knight.

4.4 Note dated September 20, 1999 in the principal amount of $ 26,625,000 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to Current Report on
           Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

4.5        Fee and  Leasehold  Deed of Trust,  Assignment of Lease and Rents and
           Security  Agreement dated September 20, 1999 from Apple Suites,  Inc.
           and Apple Suites  Management,  Inc. for the benefit of Promus Hotels,
           Inc. pertaining to the Richmond-West End hotel. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed October
           5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.6        Fee and Leasehold  Deed of Trust,  Assignment of Leases and Rents and
           Security  Agreement  dated  September 20, 1999 from Apple Suites REIT
           Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the Dallas-Addison hotel. (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No.
           333-77055).

4.7        Fee and Leasehold  Deed of Trust,  Assignment of Leases and Rents and
           Security  Agreement  dated  September 20, 1999 from Apple Suites REIT
           Limited Partnership and Apple Suites Services Limited Partnership for
           the   benefit   of   Promus   Hotels,    Inc.   pertaining   to   the
           Dallas-Irving/Las  Colinas  hotel.   (Incorporated  by  reference  to
           Exhibit  4.4 to Current  Report on Form 8-K filed  October 5, 1999 by
           Apple Suites, Inc.; SEC File No. 333-77055).

4.8        Fee and Leasehold  Deed of Trust,  Assignment of Leases and Rents and
           Security  Agreement  dated  September 20, 1999 from Apple Suites REIT
           Limited Partnership and Apple Suites Services Limited Partnership for
           the  benefit  of  Promus  Hotels,   Inc.   pertaining  to  the  North
           Dallas-Plano  hotel.  (Incorporated  by  reference  to Exhibit 4.5 to
           Current  Report on Form 8-K filed  October  5, 1999 by Apple  Suites,
           Inc.; SEC File No. 333-77055).

4.9        Note dated  October 5, 1999 in the  principal  amount of $  7,350,000 made  payable by Apple  Suites,  Inc. to the order of Promus  Hotels,
           Inc.  (Incorporated  by reference to Exhibit 4.1 to Current Report on
           Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

4.10 Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated October 5, 1999 from Apple Suites, Inc.
           and Apple Suites  Management,  Inc. for the benefit of Promus Hotels,
           Inc. encumbering the Atlanta-Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K/A filed
           October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

 EXHIBIT                                             DESCRIPTION
 NUMBER                                              OF DOCUMENT
--------                                          -----------------

4.11        Fee and Leasehold Deed of Trust,  Assignment of Leases and Rents and
            Security  Agreement  dated  October 5, 1999 from Apple  Suites  REIT
            Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. imposing a second lien on the Dallas-Addison and Dallas-Irving/Las Colinas hotels. (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K/A filed
            October 21, 1999 by Apple Suites, Inc.;
            SEC File No. 333-77055).

4.12        Fee and Leasehold Deed of Trust,  Assignment of Leases and Rents and
            Security  Agreement  dated  October 5, 1999 from Apple  Suites  REIT
            Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. imposing a second lien on the North Dallas-Plano hotel. (Incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K/A filed October 21, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

4.13        Negative  Pledge  Agreement  dated  October  5, 1999  between  Apple
            Suites, Inc. and Promus Hotels, Inc. pertaining to the Richmond-West
            End hotel.  (Incorporated  by  reference  to Exhibit  4.5 to Current
            Report on Form 8-K/A filed October 21, 1999 by Apple  Suites,  Inc.;
            SEC File No. 333-77055).

4.14 Note dated November 29, 1999 in the principal amount of $ 30,210,000 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc. (Incorporated by reference to Exhibit 4.1 to Current Report on
            Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

4.15        Fee and  Leasehold  Deed to Secure  Debt,  Assignment  of Leases and
            Rents and  Security  Agreement  dated  November  29, 1999 from Apple
            Suites,  Inc. and Apple Suites  Management,  Inc. for the benefit of
            Promus  Hotels,  Inc.  pertaining to the  Atlanta--Peachtree  hotel.
            (Incorporated  by reference to Exhibit 4.2 to Current Report on Form
            8-K filed  December  14, 1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

4.16        Fee and  Leasehold  Deed to Secure  Debt,  Assignment  of Leases and
            Rents and  Security  Agreement  dated  November  29, 1999 from Apple
            Suites,  Inc. and Apple Suites  Management,  Inc. for the benefit of
            Promus   Hotels,   Inc.,   constituting   a   second   lien  on  the
            Atlanta--Galleria/Cumberland  hotel.  (Incorporated  by reference to
            Exhibit 4.3 to Current Report on Form 8-K filed December 14, 1999 by
            Apple Suites, Inc.; SEC File No. 333-77055).

4.17 Purchase Money Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated November 29, 1999 from Apple
            Suites,  Inc. and Apple Suites  Management,  Inc. for the benefit of
            Promus Hotels, Inc. pertaining to the Baltimore--BWI  Airport hotel.
            (Incorporated  by reference to Exhibit 4.4 to Current Report on Form
            8-K filed  December  14, 1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

4.18        Fee and  Leasehold  Mortgage,  Assignment  of  Leases  and Rents and
            Security  Agreement dated November 29, 1999 from Apple Suites,  Inc.
            and Apple Suites Management,  Inc. for the benefit of Promus Hotels,
            Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.19        Fee and  Leasehold  Mortgage,  Assignment  of  Leases  and Rents and
            Security  Agreement dated November 29, 1999 from Apple Suites,  Inc.
            and Apple Suites Management,  Inc. for the benefit of Promus Hotels,
            Inc. pertaining to the Detroit--Warren hotel. (Incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed
            December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

4.20        Fee and Leasehold Deed of Trust,  Assignment of Leases and Rents and
            Security  Agreement and Fixture Filing dated November 29, 1999, from
            Apple  Suites,  Inc.  and Apple  Suites  Management,  Inc.,  for the
            benefit  of  Promus  Hotels,   Inc.  pertaining  to  the  Salt  Lake
            City--Midvale  hotel.  (Incorporated  by reference to Exhibit 4.7 to
            Current  Report on Form 8-K filed December 14, 1999 by Apple Suites,
            Inc.; SEC File No. 333-77055).

 EXHIBIT                                             DESCRIPTION
 NUMBER                                              OF DOCUMENT
--------                                          -----------------
4.21        Deed of Trust Modification  Agreement dated November 29, 1999, among
            Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple
            Suites  Services  Limited   Partnership   pertaining  to  the  North
            Dallas--Plano  hotel.  (Incorporated  by reference to Exhibit 4.8 to
            Current  Report on Form 8-K filed December 14, 1999 by Apple Suites,
            Inc.; SEC File No.
            333-77055).

 4.22       Deed of Trust Modification  Agreement dated November 29, 1999, among
            Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple
            Suites   Services    Limited    Partnership    pertaining   to   the
            Dallas--Addison and Dallas--Irving/Las Colinas hotels. (Incorporated by  reference  to Exhibit  4.9 to  Current  Report on Form 8-K filed
            December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

5 Opinion of McGuire, Woods, Battle & Boothe LLP as to the legality of the securities being registered.

8 Opinion of McGuire, Woods, Battle & Boothe LLP as to certain tax matters.

10.1        Advisory Agreement between the Registrant and Apple Suites Advisors,
            Inc.

10.2 Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty Group, Inc.

10.3        Apple Suites, Inc. 1999 Incentive Plan.

10.4        Apple Suites, Inc. 1999 Non-Employee Directors Stock Option Plan.

10.5        Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus
            Hotels,   Inc.   pertaining   to  the   Richmond-West   End   hotel.
            (Incorporated by reference to Exhibit 10.1 to Current Report on Form
            8-K  filed  October  5,  1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

10.6        Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus
            Hotels, Inc. pertaining to the Dallas-Addison hotel. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed
            October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).
10.7        Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus
            Hotels,  Inc.  pertaining to the  Dallas-Irving/Las  Colinas  hotel.
            (Incorporated by reference to Exhibit 10.3 to Current Report on Form
            8-K  filed  October  5,  1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

10.8        Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus
            Hotels,  Inc.  pertaining  to the to the North  Dallas-Plano  hotel.
            (Incorporated by reference to Exhibit 10.4 to Current Report on Form
            8-K  filed  October  5,  1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

10.9        Master Hotel Lease  Agreement dated September 20, 1999 between Apple
            Suites, Inc. (as lessor) and Apple Suites Management, Inc. (as lessee). (Incorporated by reference to Exhibit 10.5 to Current
            Report on Form 8-K filed October 5, 1999 by Apple Suites,  Inc.; SEC
            File No. 333-77055).

10.10       Master Hotel Lease  Agreement dated September 20, 1999 between Apple
            Suites  REIT  Limited  Partnership  (as  lessor)  and  Apple  Suites
            Services Limited Partnership (as lessee). (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.11       Homewood  Suites License  Agreement dated September 20, 1999 between
            Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Richmond-West End hotel. (Incorporated by reference to Exhibit
            10.7 to  Current  Report on Form 8-K filed  October 5, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.12       Homewood  Suites License  Agreement dated September 20, 1999 between
            Promus Hotels, Inc. and Apple Suites Services Limited Partnership pertaining to the Dallas-Addison hotel. (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

 EXHIBIT                                             DESCRIPTION
 NUMBER                                              OF DOCUMENT
--------                                          -----------------

10.13       Homewood  Suites License  Agreement dated September 20, 1999 between
            Promus Hotels, Inc. and Apple Suites Services Limited Partnership pertaining to the Dallas-Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed
            October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.14       Homewood  Suites License  Agreement dated September 20, 1999 between
            Promus Hotels,  Inc. and Apple Suites Services  Limited  Partnership
            pertaining  to  the  North  Dallas-Plano  hotel.   (Incorporated  by
            reference  to  Exhibit  10.10 to  Current  Report  on Form 8-K filed
            October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.15       Management  Agreement  dated September 20, 1999 between Apple Suites
            Management,   Inc.  and  Promus  Hotels,   Inc.  pertaining  to  the
            Richmond-West End hotel. (Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites,
            Inc.; SEC File No. 333-77055).

10.16       Management  Agreement  dated September 20, 1999 between Apple Suites
            Services Limited Partnership and Promus Hotels, Inc. pertaining to the Dallas-Addison hotel. (Incorporated by reference to Exhibit
            10.12 to Current  Report on Form 8-K filed  October 5, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.17       Management  Agreement  dated September 20, 1999 between Apple Suites
            Services Limited Partnership and Promus Hotels, Inc. pertaining to the Dallas-Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K filed October 5, 1999 by
            Apple Suites, Inc.; SEC File No. 333-77055).

10.18       Management  Agreement  dated September 20, 1999 between Apple Suites
            Services Limited Partnership and Promus Hotels, Inc. pertaining to the North Dallas-Plano hotel. (Incorporated by reference to Exhibit
            10.14 to Current  Report on Form 8-K filed  October 5, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.19       Comfort Letter dated  September 20, 1999 among Promus Hotels,  Inc.,
            Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Richmond-West End hotel. (Incorporated by reference to Exhibit
            10.15 to Current  Report on Form 8-K filed  October 5, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.20       Comfort Letter dated  September 20, 1999 among Promus Hotels,  Inc.,
            Apple Suites REIT  Limited  Partnership  and Apple  Suites  Services
            Limited   Partnership   pertaining  to  the  Dallas-Addison   hotel.
            (Incorporated  by  reference to Exhibit  10.16 to Current  Report on
            Form 8-K filed October 5, 1999 by Apple Suites,  Inc.;  SEC File No.
            333-77055).

10.21       Comfort Letter dated  September 20, 1999 among Promus Hotels,  Inc.,
            Apple Suites REIT  Limited  Partnership  and Apple  Suites  Services
            Limited Partnership pertaining to the Dallas-Irving/Las Colinas hotel. (Incorporated by reference to Exhibit 10.17 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File
            No. 333-77055).

10.22       Comfort Letter dated  September 20, 1999 among Promus Hotels,  Inc.,
            Apple Suites REIT  Limited  Partnership  and Apple  Suites  Services
            Limited  Partnership  pertaining  to the North  Dallas-Plano  hotel.
            (Incorporated by reference to Exhibit 10.18 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

10.23 Promissory Note dated September 17, 1999 in the amount of $215,550 made payable by Apple Suites Management, Inc. and Apple Suites
            Services  Limited  Partnership  to the order of Apple  Suites,  Inc.
            (Incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

10.24 Promissory Note dated September 17, 1999 in the amount of $47,800 made payable by Apple Suites Management, Inc. and Apple Suites
            Services  Limited  Partnership  to the order of Apple  Suites,  Inc.
            (Incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K filed October 5, 1999 by Apple Suites, Inc.; SEC File No.
            333-77055).

 EXHIBIT                                             DESCRIPTION
 NUMBER                                              OF DOCUMENT
--------                                          -----------------

10.25       Articles   of   Incorporation   of  Apple   Suites   General,   Inc.
            (Incorporated  by  reference to Exhibit  10.21 to Current  Report on
            Form 8-K filed October 5, 1999 by Apple Suites,  Inc.;  SEC File No.
            333-77055).

10.26       Bylaws of Apple Suites General,  Inc.  (Incorporated by reference to
            Exhibit 10.22 to Current Report on Form 8-K filed October 5, 1999 by
            Apple Suites, Inc.; SEC File No. 333-77055).

10.27 Articles of Incorporation of Apple Suites LP, Inc. (Incorporated by reference to Exhibit 10.23 to Current Report on Form 8-K filed
            October 5, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.28       Bylaws of Apple  Suites  LP,  Inc.  (Incorporated  by  reference  to
            Exhibit 10.24 to Current Report on Form 8-K filed October 5, 1999 by
            Apple Suites, Inc.; SEC File No. 333-77055).

10.29       Certificate  of Limited  Partnership  of Apple  Suites REIT  Limited
            Partnership.  (Incorporated by reference to Exhibit 10.25 to Current
            Report on Form 8-K filed October 5, 1999 by Apple Suites,  Inc.; SEC
            File No. 333-77055).

10.30       Agreement  of  Limited  Partnership  of Apple  Suites  REIT  Limited
            Partnership.  (Incorporated by reference to Exhibit 10.26 to Current
            Report on Form 8-K filed October 5, 1999 by Apple Suites,  Inc.; SEC
            File No. 333-77055).

10.31       Indemnity  dated October 5, 1999 from Apple  Suites,  Inc. to Promus
            Hotels,  Inc. pertaining to the  Atlanta-Galleria/Cumberland  hotel.
            (Incorporated by reference to Exhibit 10.1 to Current Report on Form
            8-K/A filed  October 21, 1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

10.32       Homewood  Suites  License  Agreement  dated  October 5, 1999 between
            Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta-Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.33       Management  Agreement  dated  October 5, 1999  between  Apple Suites
            Management,   Inc.  and  Promus  Hotels,   Inc.  pertaining  to  the
            Atlanta-Galleria/Cumberland  hotel.  (Incorporated  by  reference to
            Exhibit 10.3 to Current  Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.34       Comfort  Letter  dated  October 5, 1999 among Promus  Hotels,  Inc.,
            Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta-Galleria/Cumberland hotel. (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K/A filed October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.35 Promissory Note dated October 5, 1999 in the amount of $55,800 made payable by Apple Suites Management, Inc. and Apple Suites Services
            Limited Partnership to the order of Apple Suites, Inc. (Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K/A filed
            October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.36 Promissory Note dated October 5, 1999 in the amount of $12,400 made payable by Apple Suites Management, Inc. and Apple Suites Services
            Limited Partnership to the order of Apple Suites, Inc. (Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K/A filed
            October 21, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.37       Indemnity dated November 29, 1999 from Apple Suites,  Inc. to Promus
            Hotels,   Inc.   pertaining   to   the   Atlanta--Peachtree   hotel.
            (Incorporated by reference to Exhibit 10.1 to Current Report on Form
            8-K filed  December  14, 1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

10.38       Indemnity dated November 29, 1999 from Apple Suites,  Inc. to Promus
            Hotels,  Inc.  pertaining  to  the  Baltimore--BWI   Airport  hotel.
            (Incorporated by reference to Exhibit 10.2 to Current Report on Form
            8-K filed  December  14, 1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

10.39       Indemnity dated November 29, 1999 from Apple Suites,  Inc. to Promus
            Hotels, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed
            December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

 EXHIBIT                                             DESCRIPTION
 NUMBER                                              OF DOCUMENT
--------                                          -----------------

10.40       Indemnity dated November 29, 1999 from Apple Suites,  Inc. to Promus
            Hotels,  Inc.  pertaining  to  the  to  the  Detroit--Warren  hotel.
            (Incorporated by reference to Exhibit 10.4 to Current Report on Form
            8-K filed  December  14, 1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

10.41       Indemnity dated November 29, 1999 from Apple Suites,  Inc. to Promus
            Hotels,  Inc.  pertaining  to the  Salt  Lake  City--Midvale  hotel.
            (Incorporated by reference to Exhibit 10.5 to Current Report on Form
            8-K filed  December  14, 1999 by Apple  Suites,  Inc.;  SEC File No.
            333-77055).

10.42       Exhibits  A-3,  A-4,  A-5, A-6 and A-7,  Schedules  2.1(c),  2.1(d),
            2.1(e), 2.1(f) and 2.1(g), Schedules 3.1(a)-3,  3.1(a)-4,  3.1(a)-5,
            3.1(a)-6 and 3.1(a)-7, and Schedules 3.1(b)-3,  3.1(b)-4,  3.1(b)-5,
            3.1(b)-6  and  3.1(b)-7 to the Master  Hotel Lease  Agreement  dated
            September 20, 1999 between Apple Suites,  Inc. (as lessor) and Apple
            Suites Management,  Inc. (as lessee).  (Incorporated by reference to
            Exhibit 10.6 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.43       Homewood  Suites License  Agreement  dated November 29, 1999 between
            Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta--Peachtree hotel. (Incorporated by reference to Exhibit
            10.7 to Current  Report on Form 8-K filed December 14, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.44       Homewood  Suites License  Agreement  dated November 29, 1999 between
            Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Baltimore--BWI Airport hotel. (Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.45       Homewood  Suites License  Agreement  dated November 29, 1999 between
            Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites,
            Inc.; SEC File No. 333-77055).

10.46       Homewood  Suites License  Agreement  dated November 29, 1999 between
            Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Detroit--Warren hotel. (Incorporated by reference to Exhibit
            10.10 to Current Report on Form 8-K filed December 14, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.47       Homewood  Suites License  Agreement  dated November 29, 1999 between
            Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Salt Lake City--Midvale hotel. (Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.48       Management  Agreement  dated  November 29, 1999 between Apple Suites
            Management,   Inc.  and  Promus  Hotels,   Inc.  pertaining  to  the
            Atlanta--Peachtree  hotel.  (Incorporated  by  reference  to Exhibit
            10.12 to Current Report on Form 8-K filed December 14, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.49       Management  Agreement  dated  November 29, 1999 between Apple Suites
            Management,   Inc.  and  Promus  Hotels,   Inc.  pertaining  to  the
            Baltimore--BWI Airport hotel.  (Incorporated by reference to Exhibit
            10.13 to Current Report on Form 8-K filed December 14, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.50       Management  Agreement  dated  November 29, 1999 between Apple Suites
            Management,  Inc. and Promus Hotels Florida,  Inc. pertaining to the
            Clearwater hotel. (Incorporated by reference to Exhibit 10.14 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites,
            Inc.; SEC File No. 333-77055).

10.51       Management  Agreement  dated  November 29, 1999 between Apple Suites
            Management,   Inc.  and  Promus  Hotels,   Inc.  pertaining  to  the
            Detroit--Warren  hotel.  (Incorporated by reference to Exhibit 10.15 to  Current  Report on Form 8-K  filed  December  14,  1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

 EXHIBIT                                             DESCRIPTION
 NUMBER                                              OF DOCUMENT
--------                                          -----------------

10.52       Management  Agreement  dated  November 29, 1999 between Apple Suites
            Management, Inc. and Promus Hotels, Inc. pertaining to the Salt Lake
            City--Midvale hotel. (Incorporated by reference to Exhibit 10.16 to Current Report on Form 8-K filed December 14, 1999 by Apple 10.52
            Suites, Inc.; SEC File No. 333-77055).

10.53       Comfort Letter dated  November 29, 1999 among Promus  Hotels,  Inc.,
            Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta--Peachtree hotel. (Incorporated by reference to Exhibit
            10.17 to Current Report on Form 8-K filed December 14, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.54       Comfort Letter dated  November 29, 1999 among Promus  Hotels,  Inc.,
            Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Baltimore--BWI Airport hotel. (Incorporated by reference to Exhibit 10.18 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.55       Comfort Letter dated  November 29, 1999 among Promus  Hotels,  Inc.,
            Promus Hotels  Florida,  Inc.  Apple  Suites,  Inc. and Apple Suites
            Management, Inc. pertaining to the Clearwater hotel. (Incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K filed
            December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.56       Comfort Letter dated  November 29, 1999 among Promus  Hotels,  Inc.,
            Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Detroit--Warren hotel. (Incorporated by reference to Exhibit
            10.20 to Current Report on Form 8-K filed December 14, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

10.57       Comfort Letter dated  November 29, 1999 among Promus  Hotels,  Inc.,
            Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Salt Lake City--Midvale hotel. (Incorporated by reference to Exhibit 10.21 to Current Report on Form 8-K filed December 14, 1999 by Apple Suites, Inc.; SEC File No. 333-77055).

10.58 Promissory Note dated November 29, 1999 in the amount of $ 251,500 made payable by Apple Suites Management, Inc. to the order of Apple
            Suites, Inc.  (Incorporated by reference to Exhibit 10.22 to Current
            Report on Form 8-K filed  December 14, 1999 by Apple  Suites,  Inc.;
            SEC File No. 333-77055).

10.59 Promissory Note dated November 29, 1999 in the amount of $ 52,500 made payable by Apple Suites Management, Inc. to the order of Apple
            Suites, Inc.  (Incorporated by reference to Exhibit 10.23 to Current
            Report on Form 8-K filed  December 14, 1999 by Apple  Suites,  Inc.;
            SEC File No. 333-77055).

10.60       Negative  Pledge  Agreements  dated  November 29, 1999 between Apple
            Suites,   Inc.   and  Promus   Hotels,   Inc.   pertaining   to  the
            Richmond--West  End hotel.  (Incorporated  by  reference  to Exhibit
            10.24 to Current Report on Form 8-K filed December 14, 1999 by Apple
            Suites, Inc.; SEC File No. 333-77055).

23.1        Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibits
            5, 8).

23.2        Consent of Ernst & Young, LLP.

23.3        Consent of Lisa B. Kern, Prospective Director.

23.4        Consent of Bruce H. Matson, Prospective Director.

23.5        Consent of Michael S. Waters, Prospective Director.

23.6        Consent of Robert M. Wily, Prospective Director.

23.7        Consent of L.P. Martin & Company. (FILED HEREWITH)

23.8        Consent of Ernst & Young, LLP. (FILED HEREWITH)

24.1        Power of Attorney of Lisa B. Kern. (FILED HEREWITH)

24.2        Power of Attorney of Bruce H. Matson. (FILED HEREWITH)

24.3        Power of Attorney of Michael S. Waters. (FILED HEREWITH)

24.4        Power of Attorney of Robert M. Wily. (FILED HEREWITH)

ITEM 37. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

     The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(b)(3) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the end of the offering period.

     Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commis- sion such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

ITEM 38.
TABLE VI: ACQUISITIONS OF PROPERTIES BY CORNERSTONE AND APPLE RESIDENTIAL INCOME
          TRUST, INC.

     The following is a summary of rental property owned by Cornerstone Realty Income Trust, Inc. at December 31, 1998. All properties are residential communities and are owned on a mortgage-free basis. Cornerstone Realty Income Trust, Inc. has not disposed of any properties since inception. Purchasers of our shares will not have any interest in these properties.


                                       INITIAL                                                        AVERAGE
                                     ACQUISITION        TOTAL             DATE           NUMBER      SQUARE FT.
           DESCRIPTION                   COST        INVESTMENT*        ACQUIRED        OF UNITS      OF UNITS
---------------------------------   -------------   -------------   ----------------   ----------   -----------
NORTH CAROLINA

 Raleigh/Durham, North Carolina
   The Hollows ..................   $ 4,200,000     $ 6,173,553     June 1993             176            903
   The Trestles .................    10,350,000      11,498,537     December 1994         280            776
   The Landing ..................     8,345,000      10,055,764     May 1996              200            960
   Highland Hills ...............    12,100,000      14,421,444     September 1996        264          1,000
   Parkside at Woodlake .........    14,663,886      15,119,409     September 1996        266            865
   Deerfield ....................    10,675,000      11,218,179     November 1996         204            888
   Paces Arbor ..................     5,588,219       5,970,315     March 1997            101            899
   Paces Forest .................     6,473,481       6,958,627     March 1997            117            883
   Clarion Crossing .............    10,600,000      11,076,591     September 1997        228            769
   St. Regis ....................     9,800,000      10,135,730     October 1997          180            840
   Remington Place ..............     7,900,000       8,457,508     October 1997          136          1,098
   The Timbers ..................     8,100,000       8,352,596     June 1998             176            745
 Charlotte, North Carolina
   Hanover Landing ..............     5,725,000       7,449,266     August 1995           192            832
   Sailboat Bay .................     9,100,000      13,464,303     November 1995         358            906
   Bridgetown Bay ...............     5,025,000       5,845,929     April 1996            120            867
   Meadow Creek .................    11,100,000      12,504,352     May 1996              250            860
   Beacon Hill ..................    13,579,203      14,695,613     May 1996              349            734
   Summerwalk ...................     5,660,000       7,538,671     May 1996              160            963
   Paces Glen ...................     7,425,000       8,129,400     July 1996             172            907
   Heatherwood ..................    17,630,457      23,397,697     **                    476          1,186
   Charleston Place .............     9,475,000      10,210,482     May 1997              214            806
   Stone Point ..................     9,700,000      10,176,529     January 1998          192            848
 Winston-Salem, North Carolina
   Mill Creek ...................     8,550,000       9,584,482     September 1995        220            897
   Glen Eagles ..................     7,300,000       9,033,017     October 1995          166            952
 Wilmington, North Carolina
   Wimbledon Chase ..............     3,300,000       5,674,978     February 1994         192            818
   Chase Mooring ................     3,594,000       5,764,709     August 1994           224            867
   Osprey Landing ...............     4,375,000       7,248,041     November 1995         176            981
 Other North Carolina
   Wind Lake ....................     8,760,000      11,085,542     April 1995            299            727
   The Meadows ..................     6,200,000       7,442,434     January 1996          176          1,068
   Signature Place ..............     5,462,948       7,258,310     August 1996           171          1,037
   Pinnacle Ridge ...............     5,731,150       6,048,013     April 1998            168            885
GEORGIA
 Atlanta, Georgia
   Ashley Run ...................    18,000,000      19,482,278     April 1997            348          1,150
   Carlyle Club .................    11,580,000      12,854,800     April 1997            243          1,089
   Dunwoody Springs .............    15,200,000      18,224,312     July 1997             350            948
   Stone Brooke .................     7,850,000       8,711,137     October 1997          188            937
   Spring Lake ..................     9,000,000       9,363,025     August 1998           188          1,009


                                      INITIAL                                                          AVERAGE
                                    ACQUISITION          TOTAL              DATE          NUMBER      SQUARE FT.
          DESCRIPTION                   COST          INVESTMENT*         ACQUIRED       OF UNITS      OF UNITS
-------------------------------   ---------------   ---------------   ---------------   ----------   -----------

 Other Georgia
   West Eagle Greens ..........       4,020,000         6,344,127     March 1996           165            796
   Savannah West ..............       9,843,620        13,289,356     July 1996            450            877
VIRGINIA
 Richmond, Virginia
   Ashley Park ................      12,205,000        13,147,418     March 1996           272            765
   Trolley Square .............      10,242,575        13,262,283     ***                  325            589
   Hampton Glen ...............      11,599,931        12,746,609     August 1996          232            788
   The Gables .................      11,500,000        11,804,432     July 1998            224            700
 Virginia Beach, Virginia
   Mayflower Seaside ..........       7,634,144        10,191,359     October 1993         263            698
   Harbour Club ...............       5,250,000         6,246,147     May 1994             214            813
   Bay Watch Pointe ...........       3,372,525         4,996,481     July 1995            160            911
   Tradewinds .................      10,200,000        11,078,865     November 1995        284            930
   Arbor Trace ................       5,000,000         6,022,029     March 1996           148            850
 Other Virginia
   County Green ...............       3,800,000         5,299,670     December 1993        180          1,000
   Trophy Chase ...............       3,710,000         6,729,365     April 1996           185            803
   Greenbrier .................      11,099,525        12,491,834     October 1996         258            251
SOUTH CAROLINA
 Greenville, South Carolina
   Polo Club ..................       4,300,000         7,505,936     June 1993            365            807
   Breckinridge ...............       5,600,000         7,062,749     June 1995            236            726
   Magnolia Run ...............       5,500,000         6,909,344     June 1995            212            993
 Columbia, South Carolina
   Stone Ridge ................       3,325,000         5,814,292     December 1993        191          1,047
   The Arbors at Windsor Lake .      10,875,000        11,519,973     January 1997         228            966
 Other South Carolina
   Westchase ..................      11,000,000        12,811,352     January 1997         352            806
   Hampton Pointe .............      12,225,000        14,273,203     March 1998           304          1,035
   Cape Landing ...............      17,100,000        17,265,961     October 1998         288            933
                                     ==========        ==========     ===============      ===          =====
                                   $497,520,664      $587,438,358
                                   ------------      ------------


----------

  * Includes  real  estate   commissions,   closing  costs,   and   improvements
    capitalized since the date of acquisition.

 ** Heatherwood Apartments is comprised of Heatherwood and Italian Village/Villa
    Marina Apartments acquired in September 1996 and August 1997, respectively, at a cost of $10,205,457 and $7,425,000. They are adjoining properties and are operated as one apartment community.

*** Trolley  Square  Apartments is comprised of Trolley  Square East and Trolley
    Square West Apartments acquired in June 1996 and December 1996, respectively, at a cost of $6,000,000 and $4,242,575. They are adjacent properties and are operated as one apartment community.

     The following is a summary of rental property owned by Apple Residential Income Trust, Inc. at December 31, 1998. All properties are residential communities. Except as indicated, all properties are located in the Dallas/Fort Worth, Texas market. Apple Residential Income Trust, Inc. has not disposed of any properties since inception. Purchasers of our shares will not have any interest in these properties.

                                       INITIAL                                                                 AVERAGE
                                     ACQUISITION        TOTAL            DATE                       NUMBER    SQUARE FT.
            DESCRIPTION                  COST        INVESTMENT*      ACQUIRED**    ENCUMBRANCES   OF UNITS    OF UNITS
---------------------------------- --------------- --------------- --------------- -------------- ---------- -----------
Brookfield .......................  $  5,458,485    $  6,583,990   January 1997              --      232          714
Eagle Crest ......................    15,650,000      17,862,629   January 1997              --      484          887
Aspen Hills ......................     5,690,560       7,502,434   January 1997              --      240          671
Mill Crossing ....................     4,544,121       5,458,746   February 1997             --      184          691
Polo Run .........................     6,858,974       8,061,726   March 1997                --      224          854
Wildwood .........................     3,963,519       4,684,813   March 1997                --      120          755
Toscana ..........................     5,854,531       6,792,187   March 1997                --      192          601
The Arbors on Forest Ridge . .....     7,748,907       8,632,706   April 1997                --      210          804
Pace's Cove ......................     9,277,355       9,833,200   June 1997                 --      328          670
Remington at Las Colinas .........    13,100,000      15,295,457   August 1997               --      362          957
Copper Crossing ..................     9,275,000      10,965,314   November 1997             --      400          739
Main Park ........................     8,000,000       8,650,550   February 1998             --      192          939
Timberglen .......................    12,000,000      13,126,845   February 1998             --      304          728
Silverbrook ......................    18,210,000      20,144,422   May 1998         $ 3,047,994      642          791
Summer Tree ......................     5,700,000       6,415,878   June 1998                 --      232          575
Park Village .....................     7,000,000       7,477,425   July 1998                 --      238          647
Cottonwood Crossing ..............     5,700,000       6,147,288   July 1998                 --      200          751
Devonshire .......................     5,205,000       6,699,709   July 1998          3,627,425      144          876
Pace's Point .....................    11,405,000      12,869,988   July 1998          7,679,619      300          762
Emerald Oaks .....................    10,930,000      11,768,594   July 1998          6,635,025      250          850
Newport (Austin, Texas) ..........     6,330,000       6,741,792   July 1998          3,020,775      200          741
Estrada Oaks .....................     9,350,000       9,867,652   July 1998                 --      248          771
Burney Oaks ......................     9,300,000       9,679,771   October 1998              --      240          794
Cutter's Point ...................     8,100,000       8,690,442   October 1998              --      196        1,010
The Courts on Pear Ridge .........    11,500,000      11,806,367   November 1998                     242          774
                                    ============    ============   ===============                   ===        =====
                                    $216,151,452    $241,759,925                    $24,010,838
                                    ------------    ------------                    -----------

----------
 * Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition.

** Date listed is the date which the property was first acquired. The subsequent acquisition of adjacent properties has been combined in the other categories.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 20, 1999.

                               APPLE SUITES, INC.

                               By:  /s/ Glade M. Knight
                               ------------------------
                                   Glade M. Knight

                                   President, and as President, the Registrant's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

            SIGNATURE                     CAPACITIES                                      DATE
            ---------                     ----------                                      ----
         /s/ Glade M. Knight         Director   and    President,    and   As       December 20, 1999
---------------------------------    President,  the  Registrant's  Principal
         Glade M. Knight             Executive Officer,  Principal  Financial
                                     Officer and Principal Accounting Officer


               *                     Director                                       December 20, 1999
---------------------------------
         Lisa B. Kern

               *                     Director                                       December 20, 1999
---------------------------------
         Bruce H. Matson

               *                     Director                                       December 20, 1999
---------------------------------
         Michael S. Waters

               *
---------------------------------    Director                                       December 20, 1999
         Robert M. Wily


* By:    /s/ Glade M. Knight
      ---------------------------
         Glade M. Knight, as
         attorney-in-fact for the
         above-named persons